Exhibit 10.4

AMENDMENT No. 3 TO CREDIT AGREEMENT
This AMENDMENT No. 3 TO THE CREDIT AGREEMENT (this "Amendment"), dated as of May 27, 2022, is entered into by and among AGILETHOUGHT, INC., a Delaware corporation (“Ultimate Holdings”) and AGILETHOUGHT MEXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated and existing under the laws of Mexico (“AgileThought Mexico ” and together with Ultimate Holdings, each a “Borrower” and collectively, the “Borrowers”), AN GLOBAL LLC, a Delaware limited liability company (“Intermediate Holdings”, and together with Ultimate Holdings, the “Holding Companies”) the other Loan Parties party hereto, the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), GLAS USA LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and GLAS AMERICAS LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent,” and together with the Administrative Agent, the “Agents” and each, an “Agent”).
RECITALS
WHEREAS, the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement, dated as of November 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");
WHEREAS, on the date hereof, AN Global LLC, as borrower, the other Loan Parties party thereto as guarantors, the lenders party thereto, Blue Torch Finance LLC, as collateral agent and Blue Torch Finance LLC, as administrative agent, entered into a Financing Agreement, providing for the extension of a $55,000,000 term loan facility and a $3,000,000 revolving facility (the "New First Lien Credit Agreement");
WHEREAS, in connection with the New First Lien Credit Agreement, the Borrowers and Holdings Companies now desire that the Administrative Agent and the Lenders agree to make certain amendments to the Credit Agreement;
WHEREAS, the Administrative Agent and the Lenders have agreed to do so, but only on the terms and conditions set forth herein; and
WHEREAS, the Lenders party hereto are all of the Lenders under the Credit Agreement as of the date hereof.
NOW, THEREFORE, in consideration of the matters set forth in the above Recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I
RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1Amendments to Credit Agreement. Amendment is entered into in accordance with Section 15.1 of the Credit Agreement and constitutes an integral part of the Credit Agreement. Except as amended by this Amendment, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect

Section 1.2Definitions.     Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment) are used herein as therein defined, and the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT
Section 1.1Amendments to Credit Agreement. Effective as of the Amendment No. 3 Effective Date (as defined below), the Credit Agreement is hereby amended in accordance with Exhibit A hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case in the place where such text appears therein.
ARTICLE III
RELEASE OF MEXICAN COLLATERAL DOCUMENTS
Section 1.1Release of Mexican Collateral Documents. Effective as of the Amendment No. 3 Effective Date, the Lenders hereby agree that:
(a)(i) the Mexican Loan Documents will terminate automatically and without further action (other than such actions as may be required to effectuate, or reflect in public or private record, the termination and release of such Mexican Loan Documents, as further described below), except only those provisions that are expressly specified in the Mexican Loan Documents as surviving that respective agreement’s termination.  Such provisions shall survive without prejudice and remain in full force and effect;
(b)they will promptly execute and deliver such other termination statements and lien releases as the Loan Parties may reasonably request to further evidence, effect or reflect on public record the release of any security interests, pledges, mortgages, liens and other encumbrances granted to the Lenders pursuant to the Mexican Loan Documents;
(c)they will promptly terminate each financing statement existing under the Uniform Commercial Code pursuant to the Guaranty and Collateral Agreement as in effect on the date hereof (prior to giving effect to any amendment thereto on the date hereof); and
(d)they will promptly execute and deliver termination notices in relation to each Control Agreement executed pursuant to the terms of the Guaranty and Collateral Agreement as in effect on the date hereof (prior to giving effect to any amendment thereto on the date hereof).
Section 1.2Release of Mexican Loan Parties. Effective as of the Amendment No. 3 Effective Date, the Lenders hereby agree that the obligations of Agilethought Mexico, S.A. de C.V., Agilethought Digital Solutions S.A.P.I. de C.V., Facultas Analytics, S.A.P.I. de C.V., Faktos Inc, S.A.P.I. de C.V., Cuarto Origen, S. de R.L. de C.V., Ags Alpama Global Services Mexico, S.A. de C.V., Entrepids Mexico, S.A. de C.V., An Ux, S.A. de C.V., An Data
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Intelligence, S.A. de C.V., Anzen Soluciones, S.A. de C.V., Agilethought Servicios México, S.A. de C.V., and Agilethought Servicios Administrativos, S.A. de C.V. under the Loan Documents shall be automatically terminated and of no further force and effect (other than those obligations that expressly survive the termination thereof).
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
Section 1.1Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon the satisfaction of each of the following conditions (the date on which all such conditions precedent have been satisfied, the "Amendment No. 3 Effective Date"):
(a)The Administrative Agent and the Lenders shall have received a copy of this Amendment signed by the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders;
(b)The Administrative Agent and the Lenders shall have received a fully executed copy of an amendment and restatement of the Guaranty and Collateral Agreement in form and substance satisfactory to the Agents and the Lenders (the "Amended and Restated Guaranty and Collateral Agreement");
(c)The outstanding principal amount of, and interest on, all loans under the Amended and Restated Credit Agreement, dated as of July 18, 2019 among IT Global Holding LLC, 4th Source LLC, Agilethought, LLC, AN Extend, S.A. de C.V., AN Evolutions S. de R.L. de C.V., as borrowers, the holding companies party thereto, the guarantors party thereto, the lenders party thereto and Monroe Capital Management Advisors, LLC, as administrative agent, shall have been paid in full with proceeds of the New First Lien Credit Agreement;
(d)The Effective Date (as defined in the New First Lien Credit Agreement) shall have occurred;
(e)The Administrative Agent has received evidence of payment by the Borrowers of all accrued and unpaid fees, costs, and expenses to the extent then due and payable on the Amendment No. 3 Effective Date (including, without limitation, fees under the Agents Fee Letter), together with all Attorney Costs of Administrative Agent and the Lenders, plus all additional amounts of Attorney Costs that constitute Administrative Agent's and Lender’s reasonable estimate of Attorney Costs incurred or to be incurred by Administrative Agent and the Lenders through the closing proceedings (but no such estimate will preclude a final settling of accounts between Borrowers and Administrative Agent and between Borrowers and the Lenders in respect of those Attorney Costs); and
(f)All representations and warranties set forth in Article V hereof are true and correct.
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ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 1.1Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)the execution, delivery and performance of this Amendment by the Loan Parties has been duly authorized, and this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity;
(b)the execution, delivery and performance of this Amendment by each Loan Party does not require any consent or approval of any governmental agency or authority (other than (i) any consent or approval which has been obtained and is in full force and effect, or (ii) where the failure to obtain such consent would not reasonably be expected to result in a Material Adverse Effect);
(c)after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (unless any such representation or warranty is by its terms qualified by concepts of materiality, in which case that representation or warranty is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respects or in all respects, as applicable, as of that earlier date); and
(d)after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing or would result from the execution and effectiveness of this Amendment.
ARTICLE VI
RATIFICATION AND REAFFIRMATION
Section 1.1Ratification and Reaffirmation. Each Loan Party hereby ratifies and confirms the Credit Agreement and each other Loan Document to which it is a party, each of which shall remain in full force and effect according to their respective terms, as amended hereby. In connection with the execution and delivery of this Amendment and the other Loan Documents delivered herewith, each Loan Party, as borrower, debtor, grantor, mortgagor, pledgor, guarantor, assignor, obligor or in other similar capacities in which such Loan Party grants liens or security interests in its properties or otherwise acts as an accommodation party, guarantor, obligor or indemnitor or in such other similar capacities, as the case may be, in any case under any Loan Documents, hereby (a) ratifies, reaffirms, confirms and continues all of its payment and performance and other obligations, including obligations to indemnify, guarantee, act as surety, or as principal obligor, in each case contingent or otherwise, under each of such
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Loan Documents to which it is a party, (b) ratifies, reaffirms, confirms and continues its grant of liens on, or security interests in, and assignments of its properties pursuant to such Loan Documents to which it is a party as security for the Obligations, and (c) confirms and agrees that such liens and security interests secure all of the Obligations. Each Loan Party hereby consents to the terms and conditions of the Credit Agreement, as amended hereby. Each Loan Party acknowledges (i) that each of the Loan Documents to which it is a party remains in full force and effect, (ii) that each of the Loan Documents to which it is a party is hereby ratified, continued and confirmed, (iii) that any and all obligations of such Loan Party under any one or more such documents to which it is a party is hereby ratified, continued and reaffirmed, and (iv) that, to such Loan Party's knowledge, there exists no offset, counterclaim, deduction or defense to any obligations described in this Section 5. This Amendment shall not constitute a course of dealing with the Administrative Agent, the Collateral Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent, the Collateral Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.
ARTICLE VII
MISCELLANEOUS
Section 1.1Signatures; Effect of Amendment. By executing this Amendment, each of the Loan Parties is deemed to have executed the Credit Agreement, as amended hereby, as a Borrower and a Loan Party (or, in the case of the Intermediate Holdings and the Guarantors, solely as a Loan Party). All such Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders acknowledge and agree that (a) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed, and (b) other than as expressly set forth herein, the obligations under the Credit Agreement and the guarantees, pledges and grants of security interests created under or pursuant to the Credit Agreement and the other Loan Documents continue in full force and effect in accordance with their respective terms and the Collateral secures and shall continue to secure the Loan Parties' obligations under the Credit Agreement (as amended hereby) and any other obligations and liabilities provided for under the Loan Documents. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, nor constitute a novation of any of the Obligations under the Credit Agreement or obligations under the Loan Documents. This Amendment does not extinguish the indebtedness or liabilities outstanding in connection with the Credit Agreement or any of the other Loan Documents. No delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 15.1 of the Credit Agreement.
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Section 1.2Counterparts. This Amendment may be executed electronically and in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.
Section 1.3Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 1.4Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.
Section 1.5Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.
Section 1.6References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement, or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as may be further amended, modified, restated, supplemented or extended from time to time.
Section 1.7Governing Law. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Section 1.8Payment of Costs and Expenses. Each Loan Party, jointly and severally, agree pursuant to the terms of Section 15.5 of the Credit Agreement, to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders incurred in connection with the transactions contemplated hereby (including Attorney Costs and Taxes) in connection with the preparation, execution and delivery of this Amendment and the other Loan Documents.
Section 1.9Administrative Agent and Collateral Agent Instruction. Each Lender party hereto, through its execution of this Amendment, hereby instructs each of the Administrative Agent and the Collateral Agent to execute and deliver this Amendment, and the Collateral Agent to execute and deliver the Amended and Restated Guaranty and Collateral Agreement.
Section 1.10Amendment No. 4 to the Credit Agreement.
(a)The parties hereto hereby agree to engage in good faith negotiations in order to enter into an amendment to the Credit Agreement by no later than June 3,
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2022 (the date in which such amendment becomes effective, the "Amendment No. 4 Effective Date"), in order for the terms and conditions of the affirmative covenants, negative covenants, events of default, and guaranty, to be not more favorable to the Lenders than the corresponding provisions under the New First Lien Credit Agreement.
(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the Lenders hereby agree that, at any time prior to the Amendment No. 4 Effective Date, (i) any action or inaction by any Loan Party resulting in a breach to any term or condition under Articles X or Article XI of the Credit Agreement shall not constitute a Default or Event of Default, unless such action or inaction constitutes a breach of any provision under the New First Lien Credit Agreement resulting in a Default or Event of Default (as defined in the First Lien Credit Agreement), and (ii) an Event of Default under Article XIII of the Credit Agreement shall only be deemed to have occurred to the extent the event, facts and/or circumstances which triggered such Event of Default would also result in an Event of Default under the First Lien Credit Agreement.
Section 1.11Legal Opinions under the Security Agreement. The Loan Parties shall by no later than ten days following the Amendment No. 3 Effective Date, deliver to the Secured Parties an opinion of Mayer Brown LLP covering such matters relating to the Amended and Restated Guaranty and Collateral Agreement as the Lenders may reasonably request.
[Signatures Immediately Follow]
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The parties are signing this Amendment No. 3 to Credit Agreement as of the date stated in the introductory clause.

BORROWERS:	AGILETHOUGHT, INC. (f/k/a AN GLOBAL INC.),
a Delaware corporation
By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: CEO

AGILETHOUGHT MEXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

GUARANTORS:	4TH SOURCE, LLC, a Delaware limited liability company

By: /s/ Diana Abril
Name: Diana P. Abril
Title: Manager

IT GLOBAL HOLDING LLC, a Delaware limited liability company

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: President
AN GLOBAL LLC, a Delaware limited liability company

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: President
GUARANTORS:	QMX INVESTMENT HOLDINGS USA, INC., a Delaware Corporation

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: President

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AGILETHOUGHT DIGITAL SOLUTIONS S.A.P.I. de C.V., a sociedad anónima promotora de inversiones de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

4TH SOURCE HOLDING CORP., a Delaware corporation

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: President

3

FACULTAS ANALYTICS, S.A.P.I. DE C.V., a sociedad anónima promotora de inversiones de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact
By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact
GUARANTORS:	FAKTOS INC, S.A.P.I. de C.V., a sociedad anónima promotora de inversiones de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

CUARTO ORIGEN, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact
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4TH SOURCE MEXICO, LLC, a Delaware limited liability company

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: President

AGS ALPAMA GLOBAL SERVICES MEXICO, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

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GUARANTORS:	ENTREPIDS TECHNOLOGY, INC., a Delaware corporation

By: /s/ Carolyne Cesar
Name: Carolyne Cesar
Title: Secretary

ENTREPIDS MEXICO, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact
By: /s/ Mauricio Garduño
Name: Mauricio Garduño
Title: Attorney-in-Fact

AGS ALPAMA GLOBAL SERVICES USA, LLC, a Delaware limited liability company

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: President

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AN UX, S.A. DE C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

GUARANTORS:	AN EVOLUTION, S. de R.L. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact
By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

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AN DATA INTELLIGENCE, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

ANZEN SOLUCIONES, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

AN USA, a California corporation

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: President

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GUARANTORS:	AGILETHOUGHT SERVICIOS MÉXICO, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact
By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

AGILETHOUGHT SERVICIOS ADMINISTRATIVOS, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Attorney-in-Fact

By: /s/ Mauricio Garduño
Name: Mauricio Garduno
Title: Attorney-in-Fact

AGILETHOUGHT, LLC, a Florida limited liability company

By: /s/ Manuel Senderos
Name: Manuel Senderos
Title: Manager

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LENDERS:	BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, COMO FIDUCIARIO DEL FIDEICOMISO IRREVOCABLE F/17937-8
a trust organized under the laws of Mexico
By: /s/ Andres Borrego
Name: Andres Borrego
Title: Attorney-in-Fact

By: /s/ Adolfo Bay
Name: Adolfo Bay
Title: Attorney-in-Fact

BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE TRUST NO. F/17938-6
a trust organized under the laws of Mexico
By: /s/ Andres Borrego
Name: Andres Borrego
Title: Attorney-in-Fact

By: /s/ Adolfo Bay
Name: Adolfo Bay
Title: Attorney-in-Fact

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BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF NAMAEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE TRUST "NEXXUS CAPITAL VI" AND IDENTIFIED WITH NUMBER NO. F/173183
a trust organized under the laws of Mexico
By: /s/ Roberto Langenauer Neuman
Name: Roberto Langenauer Neuman
Title: Attorney-in-Fact

By: /s/ Iker Paullada Eguirao
Name: Iker Paullada Eguirao
Title: Attorney-in-Fact

NEXXUS CAPITAL PRIVATE EQUITY FUND VI, L.P.

By: /s/ Roberto Langenauer Neuman
Name: Roberto Langenauer Neuman
Title: Attorney-in-Fact

By: /s/ Iker Paullada Eguirao
Name: Iker Paullada Eguirao
Title: Attorney-in-Fact

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ADMINISTRATIVE AGENT:	GLAS USA LLC as Administrative Agent

By: /s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

COLLATERAL AGENT:	GLAS AMERICAS LLC as Collateral Agent

By: /s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

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EXHIBIT A

[Attached]

CREDIT AGREEMENT
dated as of November 22, 2021
by and among
AGILETHOUGHT, INC.
and
AGILETHOUGHT MEXICO, S.A. DE C.V.
as Borrowers,
AN GLOBAL LLC,
as Intermediate Holdings
CERTAIN OTHER LOAN PARTIES PARTY HERETO,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
GLAS USA LLC,
as Administrative Agent,
and
GLAS AMERICAS LLC,
as Collateral Agent

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TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
Section 1.1    Definitions    2
Section 1.2    Other Interpretive Provisions    37
Section 1.3    Accounting and Other Terms    38
Section 1.4    Classification of Loans    39
ARTICLE II

COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES
Section 2.1    Loans    39
Section 2.2    Borrowing Procedures    40
Section 2.3    Commitments Several    41
Section 2.4    Certain Conditions    41
Section 2.5    Defaulting Lenders    41
ARTICLE III

EVIDENCING OF LOANS
Section 3.1    Notes    42
Section 3.2    Recordkeeping    42
ARTICLE IV

INTEREST
Section 4.1    Interest Rates    42
Section 4.2    Interest Payment Dates; Payment-in-Kind    43
Section 4.3    Computation of Interest    48
Section 4.4    Intent to Limit Charges to Maximum Lawful Rate    48
ARTICLE V

FEES
Section 5.1    Fee Letters    49
Section 5.2    Facility Fee.    49
ARTICLE VI

REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS.
Section 6.1    Reduction or Termination of the Commitment    50
Section 6.2    Prepayments    51

Section 6.3    Manner and Application of Prepayments    52
Section 6.4    Repayments    52
Section 6.5    Increase of Tranche B-1 and Tranche B-2 Loans Payment Amount    53
Section 6.6    Extension of Maturity.    53
ARTICLE VII

MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES
Section 7.1    Making of Payments    54
Section 7.2    Application of Certain Payments    55
Section 7.3    Due Date Extension    56
Section 7.4    Setoff    56
Section 7.5    Proration of Payments    56
Section 7.6    Taxes    56
ARTICLE VIII

INCREASED COSTS
Section 8.1    Increased Costs    60
Section 8.2    [Reserved]    61
Section 8.3    Changes in Law Rendering Loans Unlawful    61
Section 8.4    Right of Lenders to Fund through Other Offices    61
Section 8.5    Mitigation of Circumstances; Replacement of Lenders    61
Section 8.6    Conclusiveness of Statements; Survival of Provisions    62
Section 8.7    Funding Losses    62
ARTICLE IX

REPRESENTATIONS AND WARRANTIES
Section 9.1    Organization    62
Section 9.2    Authorization; No Conflict    62
Section 9.3    Validity and Binding Nature    63
Section 9.4    Financial Condition    63
Section 9.5    No Material Adverse Effect    63
Section 9.6    Litigation and Contingent Liabilities    63
Section 9.7    Ownership of Properties; Liens    63
Section 9.8    Equity Ownership; Subsidiaries    64
Section 9.9    Pension Plans    64
Section 9.10    Investment Company Act    65
Section 9.11    Compliance with Laws    65
Section 9.12    Regulation U    65
Section 9.13    Taxes    65
Section 9.14    Solvency, etc    66
Section 9.15    Environmental Matters    66
Section 9.16    Insurance    67
Section 9.17    Real Property    67
Section 9.18    Information    67
Section 9.19    Bank Accounts    68
Section 9.20    Burdensome Obligations    68
Section 9.21    Intellectual Property    68
Section 9.22    Material Contracts    68

Section 9.23    Labor Matters    69
Section 9.24    No Bankruptcy Filing    69
Section 9.25    Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN    69
Section 9.26    Locations of Collateral    69
Section 9.27    Security Interests    70
Section 9.28    No Default    71
Section 9.29    Hedging Obligations    71
Section 9.30    OFAC    71
Section 9.31    Patriot Act    71
Section 9.32    Anti-Terrorism Laws    71
Section 9.33    [Reserved]    72
Section 9.34    Holdings Representations    72
Section 9.35    Subordinated Debt    72
Section 9.36    Legal Form    72
Section 9.37    Exchange Controls    73
Section 9.38    Governing Law and Enforcement    73
Section 9.39    [Reserved]    74
Section 9.40    Permitted Existing Earn-out Obligations    74
Section 9.41    PPP Loans    74
ARTICLE X

AFFIRMATIVE COVENANTS
Section 10.1    Reports, Certificates and Other Information    75
Section 10.2    Books, Records and Inspections; Electronic Reporting System; Field Examinations and Appraisals    77
Section 10.3    Maintenance of Property; Insurance    78
Section 10.4    Compliance with Laws; Payment of Taxes and Liabilities    78
Section 10.5    Maintenance of Existence, etc    79
Section 10.6    Use of Proceeds    79
Section 10.7    Employee Benefit Plans    80
Section 10.8    Environmental Matters    80
Section 10.9    Further Assurances    80
Section 10.10    Deposit Accounts    81
Section 10.11    Excluded Foreign Subsidiaries    81
Section 10.12    Repatriation    81
Section 10.13    Post-Closing Matters    82
Section 10.14    PPP Loans    82
ARTICLE XI

NEGATIVE COVENANTS
Section 11.1    Debt    83
Section 11.2    Liens    85
Section 11.3    Restricted Payments    86
Section 11.4    Mergers, Consolidations, Sales    87
Section 11.5    Modification of Organizational Documents and PPP Loans    88
Section 11.6    Transactions with Affiliates    88
Section 11.7    Inconsistent Agreements    88
Section 11.8    Business Activities; Issuance of Equity    88
Section 11.9    Investments    89

Section 11.10    Restriction of Amendments to Certain Documents    89
Section 11.11    Fiscal Year    90
Section 11.12    Financial Covenants    90
Section 11.13    Compliance with Laws    90
Section 11.14    Holdings Companies Covenants    90
Section 11.15    No Excluded Foreign Subsidiaries    91
Section 11.16    Claims Related to PPP Loans    91
ARTICLE XII

EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
Section 12.1    Credit Extension    91
Section 12.2    Conditions Precedent to all Loans    93
ARTICLE XIII

EVENTS OF DEFAULT AND THEIR EFFECT
Section 13.1    Events of Default    94
Section 13.2    Effect of Event of Default    96
Section 13.3    Credit Bidding    96
ARTICLE XIV

AGENCY
Section 14.1    Appointment and Authorization    97
Section 14.2    [Reserved]    97
Section 14.3    Delegation of Duties    97
Section 14.4    Exculpation of Agents    97
Section 14.5    Reliance by Agents    100
Section 14.6    Notice of Default    101
Section 14.7    Credit Decision    101
Section 14.8    Indemnification    101
Section 14.9    Agents in their Individual Capacity    102
Section 14.10    Successor Agents    102
Section 14.11    Collateral Matters    103
Section 14.12    Restriction on Actions by Lenders    103
Section 14.13    Administrative Agent May File Proofs of Claim    104
Section 14.14    Other Agents; Arrangers and Managers    104
Section 14.15    [Reserved]    105
Section 14.16    Mexican Powers of Attorney    105
ARTICLE XV

GENERAL
Section 15.1    Waiver; Amendments    105
Section 15.2    Confirmations    106
Section 15.3    Notices    106
Section 15.4    Computations    107
Section 15.5    Costs, Expenses and Taxes    107
Section 15.6    Assignments; Participations    108

Section 15.7    Register    109
Section 15.8    GOVERNING LAW    110
Section 15.9    Confidentiality    110
Section 15.10    Severability    111
Section 15.11    Nature of Remedies    111
Section 15.12    Entire Agreement    111
Section 15.13    Counterparts    111
Section 15.14    Successors and Assigns    111
Section 15.15    Captions    112
Section 15.16    Customer Identification – USA Patriot Act Notice    112
Section 15.17    INDEMNIFICATION BY LOAN PARTIES    112
Section 15.18    Nonliability of Lenders    112
Section 15.19    FORUM SELECTION AND CONSENT TO JURISDICTION    113
Section 15.20    WAIVER OF JURY TRIAL    114
Section 15.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    114
ARTICLE XVI

JOINT AND SEVERAL LIABILITY
Section 16.1    Joint and Several Liability    115
ARTICLE XVII
APPOINTMENT OF BORROWER REPRESENTATIVE
ARTICLE XVIII
CONVERSION RIGHTS
Section 18.1    Conversion on the Maturity Date    119
Section 18.2    Early Conversion    119
Section 18.3    Limitation on Delivery of Conversion Payment Shares    120
Section 18.4    Conversions Generally    120
Section 18.5    Mergers    120
Section 18.6    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.    120
Section 18.7    Delivery of Conversion Payment Shares    122
Section 18.8    Reservation of Shares    122
Section 18.9    Calculations    122
Section 18.10    Conversion Information    123
Section 18.11    Taxes    123
Section 18.12    Peso Loans    123
Section 18.13    Additional Definitions    123

ANNEXES

Annex A	Commitments and Applicable Percentages
Annex B	Notices
SCHEDULES

Schedule 9.6	Litigation and Contingent Liabilities
Schedule 9.8	Equity Ownership; Subsidiaries
Schedule 9.16	Insurance
Schedule 9.17	Real Property
Schedule 9.19	Bank Accounts
Schedule 9.21	Intellectual Property
Schedule 9.22(a)	Material Contracts
Schedule 9.22(b)	Material Contracts
Schedule 9.25	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 9.26	Locations of Collateral
Schedule 10.13	Post-Closing Matters
Schedule 11.1(e)	Permitted Existing Earn-out Obligations
Schedule 11.1	Permitted Debt
Schedule 11.2	Permitted Liens
Schedule 11.6	Transactions with Affiliates
Schedule 11.9	Existing Investments

EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Joinder Agreement
Exhibit C	Form of Master Intercompany Note
Exhibit D	Form of Tranche A-1 Note
Exhibit E	Form of Tranche A-2 Note
Exhibit F	Form of Tranche B-1 Note
Exhibit G	Form of Tranche B-2 Note
Exhibit H	Form of Tranche C Note
Exhibit I	Form of Tranche D Note
Exhibit J	Form of Assignment Agreement
Exhibit K	Form of Tranche E Note

INDEX OF DEFINED TERMS
Page
Account    2
Account Debtor    2
Accounts    2
Acquisition    2
Administrative Agent    2
Affiliate    2
Agents    2
Agents Fee Letters    2
AgileThought Earn-out Obligations    ~~2~~3
AgileThought Mexico    1
Agreement    1
Allocable Amount    ~~116~~117
Amendment No. 1    3
Amendment No. 1 Effective Date    3
Anti-Terrorism Laws    ~~71~~72
Anti-Terrorism Order    ~~71~~72
Approved Fund    3
Asset Disposition    3
Assignee    ~~108~~109
Assignment Agreement    ~~108~~109
Attorney Costs    3
Bail-In Action    3
Bail-In Legislation    3
Bankruptcy Code    3
Borrower    1
Borrower Representative    ~~3~~4
Borrowers    1
Business Day    ~~3~~4
Business Interruption Proceeds    4
Capital Expenditures    4
Capital Lease    4
Capitalized Lease Obligations    4
Capitalized Software Development Costs    4
CARES Act    4
CARES Act Permitted Purposes    4
Cash Collateralize    4
Cash Equivalent Investment    ~~4~~5
Cash Formula Amount    5
Change in Law    5
Change of Control    ~~5~~6
Closing Date    6
Code    6
Collateral    6
Collateral Agent    6
Collateral Documents    6
Commitment    ~~6~~7
Commodity Exchange Act    ~~6~~7
Competitor    ~~6~~7
Compliance Certificate    7
Computation Period    7
Connection Income Taxes    7

Consolidated Group    7
Consolidated Net Income    7
Consolidated Total Assets    ~~7~~8
Contingent Liability    ~~7~~8
Control Agreement    8
Controlled Group    8
Credit Bid    ~~8~~9, ~~97~~98
Debt    ~~8~~9
Default    9
Defaulting Lender    9
Deposit Account    ~~9~~10
Deposit Accounts    ~~9~~10
Designated Jurisdiction    ~~9~~10
Dollar    ~~9~~10
Dollar Amount    ~~9~~10
Dollar Commitment    10
Dollar Equivalent    10
Dollar Lender    10
Dollar Loan    ~~10~~11
Domestic Borrower    ~~10~~11
Domestic Subsidiary    ~~10~~11
Earn-out Obligations    ~~10~~11
EBITDA    ~~10~~11
EEA Financial Institution    ~~11~~12
EEA Member Country    ~~11~~12
EEA Resolution Authority    12
Eligible Assignee    12
Environmental Claims    12
Environmental Laws    12
Equity Interests    ~~12~~13
ERISA    ~~12~~13
ERISA Affiliate    ~~12~~13
EU Bail-In Legislation Schedule    ~~12~~13
Examination    ~~78~~79
Excess Availability    13
Excluded Deposit Accounts    13
Excluded Foreign Subsidiary    ~~13~~14
Excluded Swap Obligation    14
Excluded Taxes    14
Extend Solutions Earn-out Obligations    ~~14~~15
Extraordinary Receipts    ~~14~~15
FATCA    15
Fiscal Quarter    ~~15~~16
Fiscal Year    ~~15~~16
Fixed Charge Coverage Ratio    ~~15~~16
Fixed Charges    ~~15~~16
Foreign Subsidiary    16
FRB    16
Funded Debt    16
Funds Flow Memorandum    ~~40~~41
GAAP    ~~16~~17
Governmental Authority    ~~16~~17
Guarantor    ~~16~~17
Guaranty    17

Guaranty and Collateral Agreement    17
Hazardous Substances    17
Hedging Agreement    17
Hedging Obligations    ~~17~~18
Holdings Documents    ~~72~~73
Indemnified Liabilities    ~~112~~113
Indemnified Taxes    ~~17~~18
Indemnitee    ~~112~~113
Insolvency Proceeding    ~~17~~18
Intellectual Property Security Agreement    ~~17~~18
Interest Expense    18
International Financial Reporting Standards    18
Inventory    18
Investment    ~~18~~19
IPO    ~~18~~19
IRS    ~~18~~19
Joint Liability Payment    ~~116~~117
Lender    ~~18~~19
Lender Party    ~~112~~113
Lenders    1
Lien    ~~18~~19
Liquidity    ~~18~~19
LIVK    19
Loan    19
Loan Documents    19
Loan Party    19
Margin Stock    ~~19~~20
Market Disruption Event    ~~124~~125
Master Intercompany Note    ~~19~~20
Material Adverse Effect    ~~19~~20
Material Contract    ~~19~~20
Maturity Conversion Notice    ~~119~~120
Maturity Date    20
Merger Event    ~~120~~121
Mexican Administration Trust    20
Mexican Administration Trust Amendment and Reaffirmation Agreement    20
Mexican Collateral Agreements    ~~20~~21
Mexican Collateral Amendment and Reaffirmation Agreements    ~~20~~21
Mexican Loan Documents    ~~20~~21
Mexican Security Trust    ~~20~~21
Mexican Security Trust Amendment and Reaffirmation Agreement    21
Mexican Subsidiaries    ~~21~~22
Mexico    ~~21~~22
Mortgage    ~~21~~22
Mortgage-Related Documents    ~~21~~22
Multiemployer Pension Plan    22
MXN    ~~28~~29
Net Cash Proceeds    22
New Senior Credit Facility    23
Non-Consenting Lender    ~~106~~107
Note    ~~22~~23
Notes    ~~22~~23
Notice of Borrowing    ~~40~~41
Obligations    ~~22~~23

OFAC    ~~22~~23, ~~71~~72
Offering Conversion Date    ~~119~~120
Operating Lease    23
Optional Conversion Notice    ~~119~~120
Other Connection Taxes    23
Paid in Full    ~~23~~24
~~Participant    109~~
Participant ~~Register~~    110
Participant Register    111
Patriot Act    ~~71~~72
Payment Conditions    ~~23~~24
Payment in Full    ~~23~~24
PBGC    ~~23~~24
Pension Plan    ~~23~~24
Perfection Certificate    ~~23~~24
Permits    ~~23~~24
Permitted Acquisition    24, ~~26~~27
Permitted Asset Disposition    ~~26~~27
Permitted Debt    27
Permitted Earn-out Obligations    27
Permitted Earn-out Payments    ~~27~~28
Permitted Existing Earn-out Obligations    ~~27~~28
Permitted Factoring Dispositions    ~~27~~28
Permitted Future Earn-out Obligations    ~~27~~28
Permitted Holders    ~~27~~28
Permitted Investment    28
Permitted Lien    ~~28~~29
Permitted Tax Distributions    ~~28~~29
Person    ~~28~~29
Peso Commitments    ~~28~~29
Peso Equivalent    ~~28~~29
Peso Lender    29
Peso Loan    29
Peso/Dollar Reference Exchange Rate    ~~28~~29
Pesos    ~~28~~29
PPP Borrowers    ~~29~~30
PPP Loan Account    ~~29~~30
PPP Loans    ~~29~~30
PPP Unforgiven Loans    ~~29~~30
Pro Rata Share    ~~29~~30
proceeding    ~~29~~30
Proceeding    ~~29~~30
Process Agent    ~~113~~114
Purchase Money Debt    ~~30~~31
Reference Property    ~~120~~121
Reference Subordination Agreement    1
Register    ~~109~~110
Registration Rights Agreement    ~~30~~31
Regulation D    ~~30~~31
Regulation U    ~~30~~31
Replacement Lender    ~~61~~62
Reportable Event    ~~30~~31
Required Lenders    ~~30~~31
Requirement of Law    ~~30~~31

Sanction(s)    ~~30~~31
SBA    ~~30~~31
SDN List    ~~71~~72
SEC    31
Senior Credit Facility Documents    ~~31~~32
Senior Officer    ~~31~~32
Specified Permitted Investment    ~~31~~32
Subordinated Debt    ~~31~~32
Subordination Agreement    ~~31~~32
Subsidiary    ~~31~~32
Successor Company    ~~120~~121
Swap Obligation    32
Taxes    32
Termination Date    ~~32~~33
Termination Event    ~~32~~33
Total Debt    ~~32~~33
Total Leverage Ratio    ~~32~~33
Total Plan Liability    ~~32~~33
Tranche A Commitment    33, 34
Tranche A Lender    ~~33~~34
Tranche A Loan    ~~33~~34
Tranche A Note    ~~33~~34
Tranche B Commitment    34, 35, 36
Tranche B Lender    ~~34,~~ 35, 36
Tranche B Loan    ~~34,~~ 35, 36
Tranche B Note    ~~34,~~ 35, 36
Tranche E Commitment    ~~35~~36
Tranche E Lender    ~~36~~37
Tranche E Loan    ~~36~~37
Tranche E Maturity Date    ~~36~~37
Tranche E Note    ~~36~~37
Type    ~~36~~37
U.S.    ~~36~~37
U.S. Withholding Tax Additional Amounts    ~~57~~58
U.S.$    ~~9~~10
UCC    ~~36~~37
Ultimate Holdings    1, ~~36~~37
Unfunded Liability    ~~36~~37
United States    ~~36~~37
WARN    ~~69~~70
Warrants    ~~36~~37
Wholly-Owned Subsidiary    ~~36~~37
Working Capital    37
Write-Down and Conversion Powers    ~~37~~38

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (as amended, modified, or supplemented from time to time, this "Agreement"), dated as of November 22, 2021 is entered into by and among AGILETHOUGHT, INC., a Delaware corporation ("Ultimate Holdings") and AGILETHOUGHT MEXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated and existing under the laws of Mexico ("AgileThought Mexico " and together with Ultimate Holdings, each a "Borrower" and collectively, the "Borrowers"), AN GLOBAL LLC, a Delaware limited liability company ("Intermediate Holdings", and together with Ultimate Holdings, the "Holding Companies") the other Loan Parties party hereto, the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders"), GLAS USA LLC, a limited liability company organized and existing under the laws of the State of New Jersey, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), and GLAS AMERICAS LLC, as the Collateral Agent for the Lenders, and together with the Administrative Agent, the "Agents" and each, an "Agent".
RECITALS
WHEREAS, the Borrowers have requested that the Lenders (as defined below) make Loans (as defined below) to provide the funds required to prepay existing Debt of the Loan Parties and for other general corporate purposes, as further provided herein, in the form of US Dollar denominated term loans and Mexican Peso denominated term loans to the Borrowers;
WHEREAS, the Lenders are willing to do so, but solely on the terms and conditions set forth in this Agreement;
WHEREAS, to secure the Loans and other Obligations, the Borrowers and the other Loan Parties are granting to the Collateral Agent, for the benefit of the Agents (as defined below) and Lenders, or directly to the Lenders in the case of the Mexican Collateral Agreements (as defined below), a security interest in and lien upon substantially all of the real and personal property of the Loan Parties; and
WHEREAS, this Agreement (and the indebtedness and obligations evidenced hereby) are subordinate in the manner, and to the extent, set forth in that certain subordination and intercreditor agreement dated as of ~~November 22~~May 27, ~~2021~~2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Reference Subordination Agreement") by and among ~~Monroe Capital Management Advisors~~Blue Torch, LLC, as First Lien Agent for the First Lien Creditors and the Agents, as Second Lien Agents for the Second Lien Creditors, and acknowledged by the Credit Parties signatory thereto; and each Lender under this Agreement, by its acceptance hereof, shall be bound by the terms and provisions of the Reference Subordination Agreement.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. When used herein the following terms shall have the following meanings:

"Account" or "Accounts" is defined in the UCC.
"Account Debtor" is defined in the Guaranty and Collateral Agreement.
"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
"Administrative Agent" means GLAS USA LLC in its capacity as administrative agent for the Lenders hereunder, and any successor thereto in such capacity.
"Affiliate" of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer, director, member, managing member or general partner of such Person (or of any Subsidiary of such Person) and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party. For purpose of the Loan Documents, unless otherwise agreed to by the Administrative Agent (acting at the written direction of the Required Lenders), the Equity Investors and their Affiliates shall be deemed Affiliates of, and holders of Equity Interests in, Ultimate Holdings.
"Agents" means Administrative Agent and Collateral Agent.
"Agents Fee Letter" means the fee letter dated as of November 22, 2021 among the Borrowers and Agents.
"Aggregate Commitments" means the Commitments of all the Lenders. The Aggregate Commitments of the Lenders on the Closing Date is (i) with respect to the Dollar Commitments, U.S.$7,500,000.00 plus the equivalent in Dollars of MXN$71,524,492.12 determined by reference to the Conversion Rate as of the Closing Date and (ii) with respect to the Peso Commitments, MXN198,446,203.
"AgileThought Earn-out Obligations" means the Earn-out Obligations due and payable under the Specified Acquisition Agreements.
"Amendment No. 1 Effective Date" has the meaning ascribed to such term in the Amendment No. 1 to the Credit Agreement.
"Amendment No. 1" means that certain Amendment No. 1 to Credit Agreement, dated as of December ~~[●]~~9, 2021, among Ultimate Holdings and AgileThought Mexico as Borrowers, Intermediate Holdings and Ultimate Holdings as Holding Companies, the other Loan Parties party hereto, the financial institutions that are or may from time to time become parties hereto as Lenders, the Administrative Agent and the Collateral Agent.
"Approved Fund" means (a) any Person (other than a natural Person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender), (b) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (c) any third party which provides "warehouse financing" to a Person described in clause (a) or (b) (and any Person described in said clause (a) or (b) shall also be deemed an Approved Fund with respect to such third party providing such warehouse financing).
"Asset Disposition" means the sale, lease, assignment, disposition, conveyance or other transfer for value by any Loan Party to any Person of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof).
"Attorney Costs" means, with respect to any Person, all reasonable and documented out-of-pocket fees and charges of any counsel to such Person, and all court costs and similar legal expenses.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.
"Borrower Representative" means Ultimate Holdings.
"Business Day" means a day (other than Saturday or Sunday) on which commercial banks are not authorized or required to close in Mexico City, Mexico or New York City, New York.
"Business Interruption Proceeds" means cash proceeds received by any Loan Party pursuant to business interruption policies of insurance.
"Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Consolidated Group, including Capitalized Lease Obligations and Capitalized Software Development Costs, (only to the extent they would be treated as capital expenditures under GAAP) but excluding expenditures made in connection with the replacement, substitution, or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) with assets traded or exchanged for that replacement, substitution, or restoration of assets, or (d) Net Cash Proceeds of Permitted Asset Dispositions that are permitted to be, and are, reinvested in accordance with Section 6.2.2(a).

"Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
"Capitalized Lease Obligations" means, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet of such Person in accordance with GAAP.
"Capitalized Software Development Costs" means for any period, for the Loan Parties and their Subsidiaries on a consolidated basis, all capitalized software development costs, as determined in accordance with GAAP.
"CARES Act" means, collectively, Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), any current or future regulations or official interpretations thereof or related thereto and any current and future guidance and rules published by the SBA.
"CARES Act Permitted Purposes" means, with respect to the use of proceeds of any PPP Loans, the purposes set forth in Section 1102 of the CARES Act and otherwise in compliance with all other provisions or requirements of the CARES Act.
"Cash Collateralize" means, with respect to any inchoate, contingent, or other Obligations, the delivery of cash with notice to Administrative Agent, as security for the payment of those Obligations, in an amount equal to with respect to any contingent indemnification obligations for which any claim with respect to Administrative Agent or any Lender has been asserted or threatened in writing, Administrative Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to those Obligations.
"Cash Equivalent Investment" means, at any time, (a) any evidence of Debt, maturing not more than one year after the date of issue, issued or guaranteed by the United States Government or any agency thereof (and in the case of Loan Parties organized under the laws of Mexico, any evidence of Debt, maturing not more than one year after the date of issue, issued or guaranteed by the government of that jurisdiction or any agency or instrumentality thereof), (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one (1) year after the date of issue, or any overnight federal funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000) (or, in the case of any Loan Party organized under the laws of a jurisdiction other than the United States or any State thereof, that is issued or sold by any bank of recognized standing organized under the law of that jurisdiction), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements and (f) other short term liquid investments approved in writing by the Required Lenders.

"Cash Formula Amount" means, as of any date of determination, the amount of all cash and Cash Equivalent Investments on such day owned by the Loan Parties and subject to a Control Agreement (and not pledged to secure any Debt or otherwise subject to any Liens, other than the Obligations and the Liens of Administrative Agent under the Loan Documents, or otherwise restricted in any way). For the avoidance of doubt, the Cash Formula Amount shall not include all or any portion of the proceeds of the PPP Loans.
"Change in Law" means the adoption or phase-in of, or any change in, in each case after the date of this Agreement, any applicable law, rule, or regulation, or any change in the interpretation or administration of any applicable law, rule, or regulation by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency. For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith, and all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, will, in each case, be deemed to have been adopted and gone into effect after the date of this Agreement.
"Change of Control" means the occurrence of any of the following events:
(A)    Any "person or "group", but excluding the Permitted Holders, shall become the "beneficial owner" directly or indirectly, of more than 35.0% of the outstanding voting securities having ordinary voting power for the election of directors of Ultimate Holdings or the public company that Ultimate Holdings shall have merged with and into (the "Public Company"), unless the Permitted Holders shall have the right to appoint directors having more than 50.0% of the aggregate votes on the board of directors of Ultimate Holdings or the Public Company; or
(B)    (a) Ultimate Holdings shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Equity Interests of Intermediate Holdings, (b) each of the Holdings Companies shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Equity Interests of AgileThought Mexico or any borrower under the Senior Credit Facility, (c) except to the extent expressly permitted under Section 11.4(i), any of IT Global Holding LLC and 4th Source, LLC shall cease to, directly or indirectly, (w) own and control 100% of each class of the outstanding Equity Interests of any of its Subsidiaries (other than Anzen Soluciones, S.A. de C.V. and AgileThought Digital Solutions, S.A.P.I. de C.V.), or (x) own and control 92% of each class of the outstanding Equity Interests of Anzen Soluciones, S.A. de C.V., (d) any sale of all or substantially all of the property or assets of any of the Loan Parties or their Subsidiaries, other than in a sale or transfer to a Loan Party, or (e) any "change of control" occurs under, and as defined in, any other Material Contract.
"Closing Date" means the first date upon which the conditions precedent set forth in Section 12 shall have been satisfied.
"Code" means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time and the regulations issued from time to time thereunder.
"Collateral" means the "Collateral" (as defined in the Guaranty and Collateral Agreement), the "Trust Estate" (as defined in each of the Mexican Security Trust, and the Mexican Administration Trust), and any and all other property now or hereafter securing any of the Obligations.

"Collateral Agent" means GLAS AMERICAS LLC in its capacity as collateral agent for the Lenders hereunder, and any successor thereto in such capacity.
"Collateral Documents" means, collectively, the Guaranty and Collateral Agreement, the Mexican Collateral Agreements, the Mexican Collateral Amendment and Reaffirmation Agreements, each Mortgage-Related Document, each Control Agreement, each pledge agreement, each Intellectual Property Security Agreement, and any other agreement or instrument pursuant to which any Loan Party, any Subsidiary thereof, or any other Person grants or purports to grant collateral to Collateral Agent for the benefit of Agents and the Lenders or, in the case of the Mexican Collateral Agreements, to the Lenders, or otherwise relates to any such collateral.
"Commitment" means a Dollar Commitment or a Peso Commitment, as the context may require.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Competitor" means any Person that is primarily engaged in the business of providing information technologies services, including, but not limited to, the implementation and integration of systems, support, consulting, maintenance, planning, and management of projects, design, and development of applications of the type made by the members of the Consolidated Group and their Subsidiaries.
"Compliance Certificate" means a Compliance Certificate in substantially the form of Exhibit A.
"Computation Period" means each period of four Fiscal Quarters ending on the last day of a Fiscal Quarter.
"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Consolidated Group" means the Loan Parties and their Subsidiaries.
"Consolidated Net Income" means, with respect to the Consolidated Group for any period, the consolidated net income (or loss) thereof for such period, excluding (a) any gains (or losses) from Asset Dispositions realized thereby during such period, (b) any extraordinary gains (or losses) realized thereby during such period, (c) the income (or loss) of any member of the Consolidated Group during such period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to that member of the Consolidated Group during that period, (d) the income (or loss) of any Person during that period and accrued prior to the date it becomes a member of the Consolidated Group or is merged into or consolidated with a member of the Consolidated Group or that Person's assets are acquired by a member of the Consolidated Group, (e) the income of any member of the Consolidated Group to the extent that the declaration or payment of dividends or similar distributions by that member of the Consolidated Group of that income is not at the time permitted by operation of the terms of its organizational documents, its governing documents, or any agreement, instrument, judgment, decree, order, statute, rule; or governmental regulation applicable to that member of the Consolidated Group, and (f) any gains from discontinued operations realized thereby during such period.

"Consolidated Total Assets" means, as of the date of any determination thereof, the aggregate book value of the total assets of the Consolidated Group calculated in accordance with GAAP on a consolidated basis as of such date.
"Contingent Liability" means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time, (b) guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person, (c) undertakes or agrees (whether contingently or otherwise) (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received, (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation, (e) induces the issuance of, or is made in connection with the issuance of, any letter of credit for the benefit of such other Person, or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.
"Control Agreement" means each deposit account control agreement or securities account control agreement, as applicable, entered into by, inter alios, a Loan Party or Subsidiary thereof, each depository institution or securities intermediary party thereto, and Collateral Agent in form and substance satisfactory to the Required Lenders in their discretion.
"Controlled Group" means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with any Loan Party or Subsidiary thereof, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
"Conversion Rate" means, as of any date, the Peso/Dollar exchange rate published by Banco de México in the Federal Official Gazette of Mexico (Diario Oficial de la Federación) as the rate "para solventar obligaciones denominadas en moneda extranjera pagaderas en la República Mexicana" (or any successor publication thereof of analogous import) on the Business Day immediately prior to the relevant calculation date, to be in effect on such calculation date; provided that, if Banco de México ceases to publish such exchange rate, the Conversion Rate shall equal the average of the Peso/Dollar exchange rates published by Credit Suisse AG (or the main offices of its subsidiaries located in Mexico, if not published by Credit Suisse AG) at the close of business on the Business Day immediately prior to the relevant calculation date (i.e., 24-hours forward), to be in effect on such calculation date.
"Credit Bid" is defined in Section 13.3.

"Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, the Loans, the Senior Credit Facility, and the Permitted Investor Debt, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Capitalized Lease Obligations of such Person, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business that are not more than 60 days past due), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person (determined in accordance with the definition of "Hedging Agreement"), (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, earn-outs and similar obligations of such Person (including, without limitation, all Earn-out Obligations), (k) all monetary obligations under any receivables factoring, receivable sale, or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing, or similar financing, and (l) any Equity Interests or other equity instrument (other than the Warrants and the Monroe Warrants, as the latter is defined in the Senior Credit Facility), whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.
"Default" means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
"Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans within two Business Days of the date required to be funded by it under this Agreement; (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within two Business Days of the date when due, unless the subject of a good faith dispute; (c) has, or has a parent company that has, (i) been deemed insolvent or become the subject of an Insolvency Proceeding, or (ii) become the subject of a Bail-In Action; (d) has notified any Borrower, the Administrative Agent, or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless that writing or public statement relates to that Lender's obligation to fund a Loan under this Agreement and states that that position is based on that Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, must be specifically identified in that writing or public statement) cannot be satisfied); or (e) has failed to confirm within three Business Days of a request by Administrative Agent that it will comply with the terms of this Agreement relating to its obligations to fund Loans.
"Deposit Account" or "Deposit Accounts" is defined in the UCC.
"Designated Jurisdiction" means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
"Dollar" and the sign "U.S.$" mean lawful money of the United States of America.
"Dollar Amount" means, at any time, for any Lender and for purposes of any determination required hereunder:

(a)    with respect to any Dollar Commitment, the Dollar amount thereof as set forth on Annex A or in the Assignment Agreement pursuant to which such Commitment (or portion thereof) has been assigned;
(b)    with respect to any Dollar Loan, the principal amount of, and interest on, such Loan then outstanding, expressed in Dollars;
(c)    with respect to any Peso Commitment, the Dollar equivalent determined using the Peso/Dollar Reference Exchange Rate of the amount of such Peso Commitment as set forth on Annex A or in the Assignment Agreement pursuant to which a Lender shall have assumed its Peso Commitment, as applicable; and
(d)    with respect to any Peso Loan, the principal amount of, and interest on, such Loan then outstanding, expressed as the Dollar equivalent amount thereof determined using the Peso/Dollar Reference Exchange Rate.
"Dollar Commitment" means, as to each Dollar Lender, its obligation to make Dollar Loans to the Borrower pursuant to Section 2.1(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Dollar Lender's name on Annex A or in the Assignment Agreement pursuant to which such Dollar Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
"Dollar Equivalent" means, with respect to any monetary amount in Pesos, the amount, determined by reference to the Conversion Rate as of any date of determination, of Dollars that could be purchased with such amount of Pesos on such date.
"Dollar Lender" means at any time, (a) any Lender that has a Dollar Commitment at such time and (b) if the Commitments of the Dollar Lenders to make Dollar Loans have been terminated pursuant to Section 6.1 or Section 6.2 or if the Aggregate Commitments have expired, any Lender that holds a Dollar Loan at such time.
"Dollar Loan" means a Tranche A-1 Loan, a Tranche B-1 Loan, a Tranche C Loan, a Tranche D Loan and/or Tranche E Loan as the context may require.
"Domestic Borrower" means each Borrower which is a "United States person" within the meaning of Section 7701(a)(30) of the Code.
"Domestic Subsidiary" means each Subsidiary which is a "United States person" within the meaning of Section 7701(a)(30) of the Code.
"Earn-out Obligations" means the aggregate outstanding amount under all seller notes, earn-outs or obligations of all Loan Parties and their Subsidiaries (other than customary purchase price adjustments or indemnification obligations) in connection with any Acquisitions.
"EBITDA" means, for the Consolidated Group for any period, in each case as determined in accordance with GAAP, Consolidated Net Income thereof for such period plus, to the extent deducted in determining such Consolidated Net Income for such period, the sum of:
(a)    Interest Expense thereof during such period;
(b)    Permitted Tax Distributions made thereby during such period;

(c)    provisions for income and franchise Taxes payable by the Loan Parties and their Subsidiaries for such period;
(d)    depreciation and amortization incurred thereby during such period;
(e)    non-cash compensation expense, or other non-cash expenses or charges, incurred thereby during such period arising from the granting of stock options, stock appreciation rights or similar equity arrangements;
(f)    all extraordinary or non-recurring non-cash expenses, losses or charges thereof during such period;
(g)    non-recurring cash restructuring expenses in an aggregate amount not to exceed, in any period, the greater of (i) U.S.$500,000 and (ii) 7.5% of EBITDA for the most recently concluded Computation Period for which financial statements were delivered or were required to be delivered in accordance with Section 10.1.2;
(h)    losses relating to currency translation adjustments when converting the results of Foreign Subsidiaries to Dollars for such period, in an aggregate amount not to exceed U.S.$1,000,000 during such period;
(i)    all losses or charges relating to the Hedging Agreements during such period; and
(j)    the actual amount of reasonable and documented out-of-pocket fees, costs and expenses paid thereby during such period in connection with Ultimate Holdings' SPAC transaction, in an aggregate amount not to exceed, for all Loan Parties and their Subsidiaries, $15,800,000;
minus, to the extent included in determining such Consolidated Net Income (but without duplication), (i) all extraordinary or non-recurring non-cash gains or profits thereof during such period (including, without limitation, gains attributable to any cancellation of indebtedness in connection with the forgiveness of any PPP Loans), (ii) all gains relating to currency translation adjustments when converting the results of Foreign Subsidiaries to Dollars for such period, in an aggregate amount in the case of this clause (ii) not to exceed U.S.$1,000,000 during such period and (iii) all gains or profits relating to the Hedging Agreements during such period; provided that, if during such period, any Borrower shall have engaged in any Permitted Acquisition, EBITDA of the Consolidated Group for such period shall be calculated on a pro forma basis to give effect to such Permitted Acquisition as if such Permitted Acquisition had occurred on the first day of such period.
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligible Assignee" means:
(a)     (i) any Lender, (ii) any Affiliate of a Lender, and (iii) any Approved Fund; and
(b)    any other Person (other than a natural person) that is neither (i) a Competitor, nor (ii) designated by the Borrowers as a "Disqualified Institution" by written notice delivered to the Administrative Agent on or prior to the Closing Date.
"Environmental Claims" means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for the release of Hazardous Substances or injury to the environment.
"Environmental Laws" means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.
"Equity Interests" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the date of this Agreement, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and the regulations issued from time to time thereunder.
"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Excess Availability" means, as of any date of determination, the amount equal to the amount then available to be drawn under the revolving credit facility provided for by the New Senior Credit Facility minus the aggregate amount, if any, of all trade payables of the Borrowers and their Subsidiaries aged in excess of 60 days past their applicable due date and all book overdrafts of Loan Parties and their Subsidiaries in excess of historical practices with respect thereto, in each case as determined by the Required Lenders in their discretion.
"Excess Cash" means, as of any date of determination, the positive difference (if any) between (A) cash on hand of the Loan Parties, as of such date of determination (calculated after giving effect to any payment due hereunder on such date) and (B) U.S.$10,000,000.

"Excluded Deposit Accounts" means, collectively, each Deposit Account of a Loan Party or Subsidiary thereof (a) the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of any Loan Party and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of any Loan Party, (b) that constitutes (and the balance of which consists solely of funds set aside in connection with) a segregated payroll account, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any Loan Party, and (c) that contains less than U.S.$25,000 at all times (provided that if at any time all such Deposit Accounts contain, collectively, more than U.S.$100,000, none of such Deposit Accounts shall be Excluded Deposit Accounts).
"Excluded Foreign Subsidiary" means any Foreign Subsidiary that (a) in each case is organized under the laws of jurisdiction outside of the United States of America and Mexico and (b) which, as of the Closing Date and thereafter, as of the last day of the most recently ended Fiscal Quarter, when taken together with all other Excluded Foreign Subsidiaries, have not, in the aggregate contributed (i) greater than five percent (5%) of the EBITDA of the Loan Parties and their Subsidiaries for the period of four consecutive Fiscal Quarters then most recently ended or (ii) greater than five percent (5%) of Consolidated Total Assets of the Loan Parties and their Subsidiaries as of such date; provided that, if at any time the aggregate amount of that portion of EBITDA or Consolidated Total Assets of all Subsidiaries that are not Loan Parties exceeds five percent (5%) of EBITDA for any such period or five percent (5%) of Consolidated Total Assets as of the end of any such period, the Borrower Representative (or, in the event the Borrower Representative has failed to do so within five (5) days, the Administrative Agent acting at the written direction of the Required Lenders) shall designate sufficient Subsidiaries as "Loan Parties" to cause that portion of EBITDA or Consolidated Total Assets held by Excluded Foreign Subsidiaries to equal or be less than five percent (5%) of EBITDA or Consolidated Total Assets, as applicable, and such designated Subsidiaries shall for all purposes of this Agreement constitute non-Excluded Foreign Subsidiaries on and after the date of such designation and the Borrower Representative shall cause all such Subsidiaries so designated to become a Borrower or a Guarantor in the Required Lender's discretion, and delivers all applicable Loan Documents in accordance with Section 10.9. No Loan Party may be designated (or re-designated) as an Excluded Foreign Subsidiary. For the avoidance of doubt no Borrower or Loan Party shall constitute an Excluded Foreign Subsidiary.
"Excluded Swap Obligation" means, with respect to any Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Loan Party does not constitute an "eligible contract participant" as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.
"Excluded Taxes" means, with respect to any payment (including, for the avoidance of doubt, any payment that results from the exercise of the conversion rights under Article XVIII) made to any Agent, any Lender, or any other Person pursuant to the terms of this Agreement, the following: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of that Person being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing that Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) Taxes attributable to that Person's failure to comply with Section 7.6.5 or Section 7.6.8, other than any such failure resulting from a Non-U.S. Lender being unable to obtain the required documentation and forms from its partners or other beneficial owners after using its best efforts to do so; and (c) any withholding Taxes imposed under FATCA.
"Extend Solutions Earn-out Obligations" means the Permitted Earn-out Obligations payable to Extend Solutions, S.A. de C.V., Daniel Samuel Novelo Trujillo, Israel Abraham Novelo Trujillo, Jose Antonio Torrero Diez and Jorge Ricardo Monterrubio López in an aggregate amount not exceeding U.S.$1,710,522.00.
"Exitus Borrower" shall mean AgileThought Digital Solutions S.A.P.I. de C.V. (f/k/a North American Software, S.A.P.I. de C.V.), formed under the laws of Mexico.
"Exitus Debt Noteholder" shall mean Exitus Capital, S.A.P.I. DE C.V. SOFOM ENR.
"Exitus Debt Promissory Note" shall mean that certain Promissory Note, dated as of and as in effect on the Amendment No. 6 Effective Date (as defined in the Senior Credit Facility), by and between Exitus Borrower and the Exitus Debt Noteholder, as amended, modified or supplemented from time to time solely with the consent of the Administrative Agent (acting at the instruction of the Required Lenders), in its discretion.
"Extraordinary Receipts" means any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business consisting of: (a) pension plan reversions, (b) proceeds of insurance (other than, for avoidance of doubt, Business Interruption Proceeds), (c) litigation proceeds, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than with respect to reimbursement of third party claims), (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments (other than with respect to reimbursement of third party claims), (f) amounts received in respect of indemnity obligations of any party or purchase price, working capital, and other monetary adjustments in connection with the Specified Acquisition Transactions or any other Acquisition, (g) amounts received in connection with or as proceeds from representation and/or warranty insurance in connection with the Specified Acquisition Transactions or any other Acquisition, net of any reasonable and documented legal and accounting expenses and taxes paid in cash by the Loan Parties as a result thereof, (h) foreign, Mexican, United States, state or local tax refunds to the extent not included in the calculation of EBITDA (other than refunds of value-added or similar taxes received in the ordinary course of business), and (i) upon repayment in full of the New Senior Credit Facility, any excess Net Cash Proceeds resulting from the offering of securities or the execution of transactions for the purpose of refinancing, in whole or in part, directly or indirectly, in one or a series of transactions, Debt of any Borrower or Guarantor.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of those sections of the Code and any fiscal and regulatory legislation rules, practices, or other official guidance thereunder.

"Fiscal Quarter" means a fiscal quarter of a Fiscal Year, which period is the 3-month period ending on the last day of each of March, June, September, and December of each year.
"Fiscal Year" means the fiscal year of Loan Parties and their Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.
"Fixed Charge Coverage Ratio" means, for the Consolidated Group determined on a consolidated basis in accordance with GAAP for any Computation Period, the ratio of (a) the total for such Computation Period of (i) EBITDA thereof, minus (ii) Permitted Tax Distributions (or other provisions for Taxes based on income) made thereby during such Computation Period, minus (iii) all unfinanced Capital Expenditures made thereby in such Computation Period, to (b) Fixed Charges.
"Fixed Charges" means, for the Consolidated Group determined on a consolidated basis in accordance with GAAP for any Computation Period, the sum of, without duplication, (a) cash Interest Expense thereof in such Computation Period, plus (b) scheduled principal payments of Debt thereof (including (i) the loans under the Senior Credit Facility, (ii) the Loans to the extent any such payments thereof would constitute "Permitted Second Lien Debt Payments" under the Senior Credit Facility, (iii) scheduled principal payments of, and any interest and fees actually paid in such Computation Period with respect to, the Permitted Investor Debt, and (iv) any Earn-out Obligations, including, without limitation, all Permitted Earn-out Obligations (other than the Permitted Earn-out Obligations paid out of funds on deposit in the Segregated Account), but excluding (x) the revolving loans under the Senior Credit Facility, and (y) scheduled payments of principal required to paid pursuant to Section 6.4.2 thereof during the Modified Amortization Period (as such term is defined in the Senior Credit Facility)) in such Computation Period, and (z) the Fifth Amendment Fee (as such term is defined in the Senior Credit Facility) and other fees or other compensation payable in respect of the Senior Credit Facility; provided that, for the avoidance of doubt, any Permitted Earn-out Obligation shall be excluded from Fixed Charges to the extent that, as of any date of determination, the Payment Conditions with respect to such Permitted Earn-Out Obligation are not satisfied as of such date (after giving pro forma effect to such payment).
"Foreign Subsidiary" means each Subsidiary (i) organized under the laws of a jurisdiction other than the United States of America or any state thereof or District of Columbia, and (ii) that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.
"FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.
"Funded Debt" means, as to any Person at a particular time, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from that date). For the avoidance of doubt, all of the Obligations and all Subordinated Debt shall constitute Funded Debt.
"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the SEC, which are applicable to the circumstances as of the date of determination.
"Governmental Authority" means the government of the Mexico, the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any arbitral body or tribunal and any supra-national bodies such as the European Union or the European Central Bank).
"Guarantor" means Intermediate Holdings and each other Person that guarantees any of the Obligations, including, without limitation, 4th Source, LLC, IT Global Holding LLC, QMX Investment Holdings USA, INC, AgileThought Digital Solutions S.A.P.I. de C.V. (formerly known as North American Software, S.A.P.I. de C.V.), 4TH Source Holding Corp., Facultas Analytics, S.A.P.I. de C.V., Faktos Inc, S.A.P.I. de C.V., Cuarto Origen, S. de R.L. de C.V., 4th Source Mexico, LLC, AGS Alpama Global Services Mexico, S.A de C.V., Entrepids Technology INC., Entrepids Mexico, S.A. de C.V., AGS Alpama Global Services USA, LLC., AN UX, S.A de C.V., AN Evolution, S. de R.L. de C.V., AN Data Intelligence, S.A. de C.V., Anzen Soluciones, S.A. de C.V., AN USA, AgileThought Servicios México, S.A. de C.V. (formerly known as AGS Nasoft Servicios Administrativos, S.A. de C.V.), AgileThought Servicios Administrativos, S.A de C.V. (formerly known as Nasoft Servicios Administrativos, S.A. de C.V.) and AgileThought, LLC. For the avoidance of doubt, no Excluded Foreign Subsidiary shall be a Guarantor.
"Guaranty" means each guaranty executed and delivered by any Guarantor, together with any joinders thereto and any other guaranty agreement executed by a Guarantor, in each case in form and substance satisfactory to the Required Lenders in their discretion. The Guaranty and Collateral Agreement and the Mexican Collateral Agreements are a Guaranty.
"Guaranty and Collateral Agreement" means the Guaranty and Collateral Agreement to be entered into by each Loan Party and the Collateral Agent, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to the Required Lenders in their discretion.
"Hazardous Substances" means any hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.
"Hedging Agreement" means any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
"Hedging Obligations" means, with respect to any Person, any liabilities of such Person under any Hedging Agreement determined (a) for any date on or after the date that Hedging Agreement has been closed out and termination value determined in accordance therewith, using that termination value; and (b) for any date prior to the date referenced in clause (a), using the amount determined as the mark-to-market value for that Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in that Hedging Agreement (which may include a Lender or any Affiliate of a Lender).
"Holding Companies" means Ultimate Holdings and Intermediate Holdings.
"Indemnified Taxes" means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment (including, for the avoidance of doubt, any payment that results from the exercise of the conversion rights under Article XVIII) made by or on account of any obligation of any Loan Party under any Loan Document.
"Insolvency Proceeding" means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of a Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, concurso mercantil, quiebra, debtor relief, or debt adjustment law (including, but not limited to, the Mexican Bankruptcy Law (Ley de Concursos Mercantiles)), (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for that Person or any part of its property, or (c) an assignment or trust mortgage for the benefit of creditors
"Intellectual Property Security Agreement" is used as defined in the Guaranty and Collateral Agreement.
"Interest Expense" means, for any period, the consolidated interest expense of the Consolidated Group for such period (including all imputed interest on Capital Leases).
"Interest Payment Date" means, as to any Loan, (i) the 15th day of each March, June, September and December to occur while such Loan is outstanding (or if any such day is not a Business Day, the immediately succeeding Business Day) and (ii) the Maturity Date.
"Intermediate Holdings" has the meaning ascribed to such to such term in the preamble to this Agreement.
"International Financial Reporting Standards" means International Financial Reporting Standards as issued by the International Accounting Standards Board, as the same may be amended or supplemented from time to time.
"Inventory" is defined in the UCC.
"Investor Debt Noteholder" shall mean AGS Group, LLC.
"Investor Debt Promissory Note" shall mean that certain Subordinated Promissory Note, dated as of and as in effect on June 24, 2021, by and between Ultimate Holdings and the Investor Debt Noteholder, as amended, modified or supplemented from time to time solely with the consent of the Lenders, in their discretion.
"Investment" means, with respect to any Person, any investment in another Person, whether by (a) acquisition of any debt or Equity Interest, (b) making any loan or advance (including, without limitation, any loan or advance to any Subsidiary or Affiliate), (c) becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business), or (d) making an Acquisition.
"IPO" means any underwritten public offering of Equity Interests of Ultimate Holdings.
"IRS" means the Internal Revenue Service.
"Lender" means the Tranche A-1 Lender, the Tranche A-2 Lender, the Tranche B-1 Lender, the Tranche B-2 Lender, the Tranche C Lender, Tranche D Lender and/or the Tranche E Lender, as the context may require.

"Lien" means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
"Liquidity" means, on any date of determination, the sum of (a) Excess Availability, plus (b) the Cash Formula Amount.
"LIVK" means LIV Capital Acquisition Corp., a Cayman Islands exempted company.
"Loan" means a Tranche A-1 Loan, a Tranche A-2 Loan, a Tranche B-1 Loan, a Tranche B-2 Lender, a Tranche C Loan, a Tranche D Loan and/or a Tranche E Loan, as the context may require.
"Loan Documents" means this Agreement, the Notes, the Agents Fee Letter, each Perfection Certificate, the Mexican Loan Documents, the Collateral Documents, the Reference Subordination Agreement, any Subordination Agreements (including the Master Intercompany Note), and all documents, instruments, and agreements delivered in connection with the foregoing, as any of the foregoing are amended or modified in accordance with their respective terms.
"Loan Party" means, collectively (a) Intermediate Holdings, (b) the Borrowers, (c) each Subsidiary of Ultimate Holdings or any Borrower that is not an Excluded Foreign Subsidiary, and (d) each other Person (including without limitation each Guarantor) that (i) executes a joinder agreement to this Agreement as a Loan Party in the form of Exhibit B, (ii) is liable for payment of any of the Obligations, or (iii) has granted a Lien in favor of Collateral Agent or the Lenders on its assets to secure any of the Obligations.
"Margin Stock" means any "margin stock" as defined in Regulation U.
"Master Intercompany Note" means a demand promissory note made by and among the Loan Parties and their Subsidiaries, substantially in the form of Exhibit C, and acceptable to the Required Lenders, in their reasonable discretion.
"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, prospects, profitability or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document, (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document, or (d) a material impairment of the ability of Collateral Agent or the Lenders to enforce or collect any Obligations or to realize upon any Collateral.
"Material Contract" means, with respect to any Person, (a) each of the Specified Acquisition Agreement, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party, which individually or in the aggregate comprise at least 10% of the gross revenues of the Consolidated Group, taken as a whole, over the most recently ended Computation Period, (c) each contract or agreement to which such Person or any of its Subsidiaries is a party (i) that relates to any Subordinated Debt, (ii) consisting of a Hedging Obligations in an amount that exceeds $500,000, or (iii) that relates to any other Debt in an aggregate amount of $500,000 or more (other than the Loan Documents), (d) the New Senior

Credit Facility, and (f) each contract or agreement to which such Person or any of its Subsidiaries is a party, the breach, nonperformance, cancellation, failure to renew, or loss of which could reasonably be expected to result in a Material Adverse Effect.
"Maturity Date" means, the Tranche A-1 Maturity date, the Tranche A-2 Maturity Date, the Tranche B-1 Maturity Date, the Tranche B-2 Maturity Date, the Tranche C Maturity Date, the Tranche D Maturity Date and/or the Tranche E Maturity Date, as the context may require.
"Mexican Administration Trust" means that certain Administration and Source of Payment Trust Agreement with identification number No. F/3272 (Contrato de Fideicomiso Irrevocable de Administración y Fuente de Pago No. F/3272), dated November 9, 2017, including its exhibits, as amended and restated on the Closing Date, and as further amended from time to time.
"Mexican Administration Trust Amendment and Reaffirmation Agreement" means the amendment, acknowledgement and reaffirmation agreement to the Mexican Administration Trust to be entered by and among (i) AgileThought Inc., AgileThought Digital Solutions, S.A:P.I. de C.V. (formerly known as North American Software, S.A.P.I. de C.V.), AGS Alpama Global Services México, S.A. de C.V., AgileThought México, S.A. de C.V. (formerly known as AN-Digital, S.A. de C.V.), AN UX, S.A. de C.V., Anzen Soluciones, S.A. de C.V., AN Data Intelligence, S.A. de C.V., Faktos Inc., S.A.P.I. de C.V., Facultas Analytics, S.A.P.I. de C.V., AgileThought Servicios Administrativos, S.A. de C.V. (formerly known as Nasoft Servicios Administrativos, S.A de C.V.), AgileThought Servicios México, S.A. de C.V. (formerly known as AGS Nasoft Servicios Administrativos, S.A. de C.V.), Entrepids Mexico, S.A. de C.V., as settlors and third place beneficiaries, (ii) Monroe Capital Management Advisors, LLC. as first place beneficiary, (iii) Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number F/17937-8, Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number F/173183, Nexxus Capital Private Equity Fund VI, L.P., Manuel Senderos Fernández and Mauricio Garduño González, as second place beneficiaries, and (iv) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as trustee.

"Mexican Collateral Agreements" means, collectively, the Mexican Administration Trust and the Mexican Security Trust.
"Mexican Collateral Amendment and Reaffirmation Agreements" means, collectively, the Mexican Administration Trust Amendment and Reaffirmation Agreement and the Mexican Security Trust Amendment and Reaffirmation Agreement.
"Mexican Loan Documents" means the Mexican Collateral Agreements, the Mexican Collateral Amendment and Reaffirmation Agreements and all documents, instruments, and agreements delivered in connection with the foregoing, as any of the foregoing are amended or modified in accordance with their respective terms.
"Mexican Security Trust" means certain Security Trust Agreement with identification number No. F/3757 (Contrato de Fideicomiso Irrevocable de Garantía No. F-3757), dated November 15, 2018, including its exhibits, as amended from time to time. Into this trust the settlors contribute all the shares and equity interests of Mexican Subsidiaries (except for one share or equity interest in each Mexican Subsidiary), and all the intellectual property duly registered, or in the process of registration, in their name before the Mexican Institute of Property.
"Mexican Security Trust Reaffirmation Agreement" means the acknowledgement and reaffirmation agreement to the Mexican Security Trust to be entered by and among (i) AgileThought Inc., AgileThought Digital Solutions, S.A:P.I. de C.V. (formerly known as North American Software, S.A.P.I. de C.V.), AGS Alpama Global Services México, S.A. de C.V., AgileThought México, S.A. de C.V. (formerly known as AN-Digital, S.A. de C.V.), AN UX, S.A. de C.V., Anzen Soluciones, S.A. de C.V., AN Data Intelligence, S.A. de C.V., Faktos Inc., S.A.P.I. de C.V., Facultas Analytics, S.A.P.I. de C.V., AgileThought Servicios Administrativos, S.A. de C.V. (formerly known as Nasoft Servicios Administrativos, S.A de C.V.), AgileThought Servicios México, S.A. de C.V. (formerly known as AGS Nasoft Servicios Administrativos, S.A. de C.V.), Entrepids México S.A. de C.V., Cuarto Origen, S. de R.L. de C.V., AN Evolution, S. de R.L. de C.V., Invertis, S.A. de C.V., QMX Investment Holding USA, Inc., IT Global Holding LLC, AgileThought Mexico, S.A. de C.V. (formerly known as AN-Digital, S.A. de C.V.), Entrepids Technology Inc., 4th Source, LLC, as settlors and third place beneficiaries, (ii) Monroe Capital Management Advisors, LLC., as first place beneficiary, (iii) Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number F/17937-8, Banco Nacional de México, S.A., Grupo Financiero Citibanamex, División Fiduciaria, in its capacity as trustee of irrevocable trust number F/173183, Nexxus Capital Private Equity Fund VI, L.P., Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, Manuel Senderos Fernández and Mauricio Garduño González as second place beneficiaries, and (iv) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as trustee.
"Mexican Subsidiaries" means, collectively, the Subsidiaries incorporated under the laws of Mexico.
"Mexico" means the United Mexican States.
"Mortgage" means a mortgage, deed of trust or similar instrument granting Collateral Agent or the Lenders a Lien on fee owned real property of any Loan Party.
"Mortgage-Related Documents" means with respect to any real property subject to a Mortgage, the following, in form and substance satisfactory to the Required Lenders in their discretion: (a) an ALTA Loan Title Insurance Policy (or binder therefor) covering Collateral Agent' or the Lenders', as applicable, interest under the Mortgage, in a form and amount and by an insurer acceptable to the Required Lenders, which must be fully paid on that effective date; (b) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above; (c) all assignments of leases, estoppel letters, attornment agreements, consents, waivers, and releases as the Required Lenders reasonably require with respect to other Persons having an interest in the real estate; (d) a current, as-built survey of the real estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to the Required Lenders, in their discretion; (e) a life-of-loan flood hazard determination and, if the real estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to the Required Lenders; (f) a current appraisal of the real estate, prepared by an appraiser acceptable to the Required Lenders, and in form and substance satisfactory to the Required Lenders in their discretion; (g) an environmental assessment, prepared by environmental engineers acceptable to the Required Lenders and accompanied by all reports, certificates, studies, or data as the Required Lenders reasonably require (including, without limitation, "Phase II" reports), which must all be in form and substance satisfactory to the Required Lenders in their discretion; and (h) an environmental agreement and all other documents, instruments, or agreements as the Required Lenders in their discretion require with respect to any environmental risks regarding the real estate, in form and substance satisfactory to the Required Lenders, in their discretion.
"Multiemployer Pension Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any other member of the Controlled Group may have any liability.
"Net Cash Proceeds" means:
(k)    with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party or Subsidiary thereof pursuant to such Asset Disposition net of (i) the direct costs relating to that sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrowers to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to that Asset Disposition (other than the Loans).
(l)    with respect to any issuance of Equity Interests, the aggregate cash proceeds received by any Loan Party or Subsidiary thereof pursuant to such issuance, net of the direct costs of non-Affiliates relating to such issuance (including sales and underwriters' commissions); and
(m)    with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party or Subsidiary thereof pursuant to such issuance, net of the direct costs of non-Affiliates of such issuance (including up-front, underwriters' and placement fees).
"New Senior Credit Facility" means any extension of credit to AN Global LLC pursuant to the financing agreement dated as of May 27, 2022, among AgileThought, Inc., as Holdings (as defined therein), AN Global LLC, as borrower, each of the guarantors party thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as collateral agent and administrative agent for the lenders party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.
"Note" or "Notes" means a Tranche A-1 Note, a Tranche A-2 Note, a Tranche B-1 Note, a Tranche B-2 Note, a Tranche C Note, a Tranche D Note and/or a Tranche E Note, as the context may require.
"Obligations" means all obligations (monetary (including post-petition interest, default-rate interest, fees, and expenses, allowed or not in an Insolvency Proceeding) or otherwise) of any Loan Party under this Agreement and any other Loan Document, including Attorney Costs and Reimbursement Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.
"OFAC" is defined in Section 9.30.
"Operating Lease" means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.
"Other Connection Taxes" means, with respect to any Person, Taxes imposed as a result of a present or former connection between that Person and the jurisdiction imposing any such Tax (other than connections arising from that Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document).
"Outstanding Balance" means the balance of the Senior Credit Facility outstanding as of the date hereof, which, for purposes of clarity is U.S.$70,900,000.
"Payment Conditions" means, with respect to any Permitted Investor Debt Payment or Permitted Earn-out Payment, that (a) no Event of Default has occurred and is continuing or would be caused by the making thereof, and (b) after giving pro forma effect to that payment, (i) Liquidity exceeds U.S.$5,000,000 and (ii) as of the last day of the most recently ended Computation Period for which financial statements have been delivered (or were required to be delivered) to Administrative Agent under and in accordance with Section 10.1.2, the Consolidated Group shall be in pro forma compliance with the financial covenants set forth in Section 11.12 for the most recently concluded Computation Period.
"Payment in Full" means either (i), (a) the payment in full in cash of all Loans and other Obligations, other than contingent indemnification obligations for which no claims have been asserted, (b) the termination of all Commitments, (c) the Cash Collateralization of all contingent indemnification obligations for which any claim with respect to Administrative Agent or any Lender has been asserted or threatened in writing, and (d) the release of any claims of the Loan Parties against Agents and Lenders arising on or before the payment date, or (ii) the conversion by each Lender of all of the Outstanding Obligations (as defined in Article XVIII) owed to such Lender pursuant to Article XVIII. "Paid in Full" shall have a correlative meaning.
"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
"Pension Plan" means a "pension plan," as that term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any Borrower or any Subsidiary (including any contingent liability of any member of Borrowers' Controlled Group) may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
"Perfection Certificate" means a perfection and "know your customer" certificate executed and delivered to Administrative Agent by a Loan Party on or prior to the Closing Date.
"Permits" means, with respect to any Person, any permit, approval, clearance, consent, authorization, license, registration, accreditation, certificate, certification, certificate of need, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or products or to which such Person or any of its property or products is subject.
"Permitted Acquisition" means any Acquisition by any Borrower, where:
(n)    the business or division acquired are for use, or the Person acquired (i) is engaged, in the businesses engaged in by Loan Parties and their Subsidiaries on the Closing Date and businesses reasonably related thereto, or any line of business that is reasonably related thereto, (ii) generated positive pro forma earnings before interest, taxes, depreciation and amortization for each of the twelve (12) calendar months preceding the Acquisition (as determined by a calculation reasonably acceptable to the Required Lenders) and (iii) is, in the case of a business or division, located in the United States or Mexico, or, in the case of a Person, organized under the laws of a state of the United States or Mexico;
(o)    immediately before and after giving effect to the Acquisition, no Default or Event of Default has occurred and is continuing,
(p)    no Debt or Liens are assumed or incurred, other than Specified Permitted Debt or any Permitted Liens;
(q)    the aggregate consideration (cash and non-cash) to be paid by the Loan Parties (including any Debt incurred in connection therewith, the maximum amount payable in connection with any deferred purchase price obligation, including any Earn-out Obligations, and the value of any Equity Interests of any Loan Party issued to the seller in connection with that Acquisition) in connection with (i) such Acquisition (or any series of related Acquisitions) is less than U.S.$20,000,000 and (ii) all Acquisitions occurring after the Closing Date, is less than U.S.$50,000,000; provided that with respect to any Acquisition no more than U.S.$14,000,000 in cash shall be paid as the initial consideration of such Acquisition.
(r)     (i) as of the last day of the most recent calendar month for which financial statements have been delivered to Administrative Agent under and in accordance with Section 10.1.2 and after giving effect to such Acquisition, the Consolidated Group is in pro forma compliance with the financial covenants set forth in Section 11.12 for the most recently concluded Computation Period (calculated as if such Acquisition had occurred on the last day of such Computation Period) as of the last day of the most recent fiscal quarter for which financial statements have been (or were required to be) delivered hereunder and calculated on a pro forma basis as if such Acquisition had been made on such day, the Total Leverage Ratio of the Consolidated Group was no greater than the Total Leverage Ratio required at such time pursuant to Section 11.12.2 if the numerator of such ratio required at such time was less 0.25, and (ii) after giving effect to such Acquisition, the average Liquidity over the preceding 30 day calendar period, calculated as if the Acquisition had occurred on the first day of such period, is greater than U.S.$5,000,000;
(s)    in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition;
(t)    not less than 10 Business Days prior to that Acquisition (or any later date approved by the Required Lenders in their discretion), Administrative Agent has received an acquisition summary with respect to the Person and/or business, division or assets to be acquired, which summary must include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12-month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and Borrowers' calculation of pro forma EBITDA relating thereto, certificated by the Chief Financial Officer of the Borrower Representative and supported by a quality of earnings report reasonably satisfactory to the Required Lenders;
(u)    not less than 5 calendar days prior to that Acquisition (or any later date approved by the Required Lenders in their sole discretion), Administrative Agent has received complete drafts of each material document, instrument and agreement to be executed in connection with that Acquisition together with all lien search reports and lien release letters and other documents the Required Lenders reasonably requires to evidence the termination of Liens on the assets, business, or division to be acquired;
(v)    the execution versions of all of the documents referenced in clause (h) shall not have materially changed from the drafts provided pursuant to clause (h);
(w)    consents have been obtained in favor of Collateral Agent or the Lenders, as applicable, to the collateral assignment of rights and indemnities under the related Acquisition documents and opinions of counsel for the Loan Parties and (if delivered to any Loan Party) the selling party in favor of Collateral Agent or the Lenders, as applicable, have been delivered;
(x)    Borrower Representative has provided Administrative Agent with pro forma forecasted balance sheets, profit and loss statements, and cash flow statements of the Consolidated Group, all prepared on a basis consistent with the historical financial statements of the Consolidated Group, subject to adjustments to reflect projected consolidated operations following the Acquisition;
(y)    Borrower Representative has provided Administrative Agent with reasonable calculations evidencing that on a pro forma basis created by adding the historical combined financial statements of the Consolidated Group (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the entity to be acquired (or the historical financial statements related to the division, business or assets to be acquired) pursuant to the Acquisition, subject to adjustments to reflect projected consolidated operations following the Acquisition, the Consolidated Group is projected to be in compliance with the financial covenants set forth in Section 11.12 for each of the four Fiscal Quarters ended one year after the proposed date of consummation of that Acquisition;
(z)    the provisions of Section 10.9 have been satisfied, including, without limitation, simultaneously with the closing of such Acquisition, by having the target company (if such Acquisition is structured as a purchase of equity) or the Loan Party (if such Acquisition is structured as a purchase of assets or a merger and a Loan Party is the surviving entity) execute and deliver to Administrative Agent (but in any case subject to the terms and conditions of the Reference Subordination Agreement), (i) such documents necessary to grant to Collateral Agent or the Lenders, as applicable, a first priority Lien (subject only to Permitted Liens and to the Reference Subordination Agreement), in all of the assets of such target company or surviving company, and their respective Subsidiaries, each in form and substance satisfactory to the Required Lenders in their discretion, and (ii) an unlimited Guaranty of the Obligations, or at the option of the Required Lenders in their discretion, a joinder agreement in the form of Exhibit B in their discretion in which such target company or surviving company, and their respective Subsidiaries become, Loan Parties under this Agreement and assume primary, joint and several liability for the Obligations;
(aa)    if the Acquisition is structured as a merger, a Loan Party is the surviving entity (or if a Borrower is a party to the Acquisition, a Borrower);
(bb)    to the extent readily available to Borrowers, Borrower Representative has provided the Required Lenders with all other information with respect to that Acquisition as reasonably requested by Administrative Agent (including, without limitation, if reasonably requested by the Required Lenders, one or more third-party due-diligence reports and quality-of-earnings reports); and

(cc)    Borrower Representative delivers to Administrative Agent, no later than 5 Business Days prior to the Acquisition, a certificate signed by a Senior Officer of Borrowers and in form and substance satisfactory to the Required Lenders in their discretion stating that the Acquisition is a "Permitted Acquisition" and demonstrating compliance with the foregoing requirements.
"Permitted Asset Disposition" (a) the sale or lease of Inventory in the ordinary course of business and dispositions of Inventory that is unmerchantable or unsaleable, in the ordinary course of business, (b) the disposition of surplus, worn-out or obsolete Equipment in the ordinary course of business, (c) the disposition of past-due Accounts in connection with the compromise, settlement or collection thereof in the ordinary course of business, (d) the disposition of cash and Cash Equivalent Investments in the ordinary course of business and for fair market value, (e) Permitted Investments and Permitted Tax Distributions, (f) the transfer of property by a Subsidiary of a Loan Party or a Loan Party to another Loan Party (other than Intermediate Holdings), (g)(i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property in the ordinary course of business, and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business, (h) the licensing of intellectual property pursuant to non-exclusive licenses entered into in the ordinary course of business and not interfering in any material respect with the ordinary course of business of the Borrowers taken as a whole, (i) the lapse, abandonment, or disposition, in the ordinary course of business, of any intellectual property rights that are no longer material to the conduct of the business of the Loan Parties, or expiration of any patent or copyright in accordance with its statutory term, (j) Permitted Factoring Dispositions; (k) any disposition of AGS Alpama Global Services UK Ltd. and any disposition of Alpama Global Services SLU (including its branch in Portugal), and (l) the sale or other disposition of other assets, in the ordinary course of business, in an aggregate amount not to exceed, for all Loan Parties and their Subsidiaries, U.S.$500,000 in any Fiscal Year.
"Permitted Debt" means Debt expressly permitted under this Agreement pursuant to Section 11.1.
"Permitted Earn-out Obligations" means, collectively, (a) all Permitted Existing Earn-out Obligations and (b) all Permitted Future Earn-out Obligations, in each case determined assuming the maximum amount payable in connection with any such Earn-out Obligations.
"Permitted Earn-out Payments" means (a) the payment of all Permitted Existing Earn-out Obligations that are payable solely in Equity Interests, as and when due and payable under the Acquisition documents related thereto, (b) the payment of all Permitted Existing Earn-out Obligations that are payable solely in cash or cash Equivalents, as and when due and payable under the Acquisition documents related thereto, but in the case of this clause (b) solely as long as the Payment Conditions are met with respect thereto, and (c) the payment of all Permitted Future Earn-out Obligations, as and when due and payable under the Acquisition documents related thereto, to the extent such payment is permitted under the Subordination Agreement entered into with respect thereto.
"Permitted Existing Earn-out Obligations" means, collectively, the aggregate outstanding amount of all Earn-out Obligations incurred prior to the Closing Date set forth on Schedule 11.1(e), whether payable in Equity Interests or cash or Cash Equivalents.
"Permitted Factoring Dispositions" means the disposition of Accounts via a factoring arrangement to any Person that is not an Affiliate of any Loan Party or Subsidiary thereof, in the ordinary course of business and consistent with past practices, so long as the aggregate face value of all such Accounts that have been so factored and not been paid by the account debtor thereof shall not exceed, for all Loan Parties and their Subsidiaries, U.S.$500,000 at any one time outstanding.
"Permitted Future Earn-out Obligations" means, collectively, the aggregate outstanding amount of all Earn-out Obligations incurred after the Closing Date, whether payable in Equity Interests or cash or Cash Equivalents, as long as such Earn-out Obligations constitute Subordinated Debt subject to a Subordination Agreement and the aggregate amount of such Earn-out Obligations payable in cash or Cash Equivalent Investments does not exceed (i) U.S.$6,000,000 in connection with any single Acquisition (or series of related Acquisitions) and (ii) U.S.$15,000,000 for all Acquisitions after the Closing Date.
"Permitted Holders" means (i) Macfran S.A. de C.V., (ii) Invertis, SA de CV, (iii) Diego Zavala (iv) Mauricio Rioseco, (v) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17938-6 (Credit Suisse), (vi) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17937-8 (Credit Suisse), (vii) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the irrevocable trust for the issuance of senior bonds No. F/173183 (Nexxus), (viii) Nexxus Capital Private Equity Fund, VI, LP, (ix) Mauricio Garduño González Elizondo, (x) Rodrigo Franco Hernández, (xi) MZM Estrategia, S.A.P.I. de C.V., (xii) Isabelle Richard, (xiii) Georgina Rojas Aboumrad, (xiv) Alejandro Rojas Domene, (xv) Miguel Angel Ambrosi Herrera, (xvi) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Cert. Bursátiles Fid. de Desarrollo N.F2416 (LIV Mexico Growth IV N.F2416) and (xvii) LIV Mexico Growth Fund IV, L.P.
"Permitted Investment" means any investment permitted under Section 11.9.
"Permitted Investor Debt" shall mean all indebtedness incurred under the Investor Debt Promissory Note, in a maximum aggregate amount not to exceed U.S.$8,000,000 (or the Peso Equivalent thereof) at any time.
"Permitted Investor Debt Payments" shall mean, solely as long as the Payment Conditions are met with respect thereto, the payment to the Investor Debt Noteholder of (a) regularly scheduled interest payments, as and when due and payable under the Investor Debt Promissory Note, and (b) solely on or after January 1, 2022, regularly scheduled payments of principal of the Permitted Investor Debt (for the avoidance of doubt, excluding any prepayments), as and when due and payable under the Investor Debt Promissory Note.
"Permitted Lien" means a Lien expressly permitted under this Agreement pursuant to Section 11.2.
"Permitted Tax Distributions" means cash dividends or cash distributions made by the Loan Parties and their Subsidiaries to Intermediate Holdings and by Intermediate Holdings to its members, in each case, to permit them (or a direct or indirect owner of such members) to pay any Tax liabilities that are attributable to the ownership or operations of the Loan Parties and their Subsidiaries.
"Person" means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority, or any other entity, whether acting in an individual, fiduciary or other capacity.

"Pesos" or "MXN" means the lawful currency of Mexico.
"Peso/Dollar Reference Exchange Rate" means an exchange rate of MXN21.00 Pesos for each Dollar.
"Peso Commitments" means, as to each Peso Lender, its obligation to make Peso Loans to the Borrowers pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Peso Lender's name on Annex A or in the Assignment Agreement pursuant to which such Peso Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
"Peso Equivalent" means, with respect to any amount in Dollars, the amount, determined by reference to the Conversion Rate as of any date of determination, of Pesos that could be purchased with such amount of Dollars on such date.
"Peso Lender" means at any time, (a) any Lender that has a Peso Commitment at such time and (b) if the Commitments of the Peso Lenders to make Peso Loans have been terminated pursuant to Section 6.1 or Section 6.2 or, if the Aggregate Commitments have expired, any Lender that holds a Peso Loan at such time.
"Peso Loan" means a Tranche A-2 Loan and/or a Tranche B-2 Loan, as the context may require.
"PPP Borrowers" means AgileThought LLC, 4th Source, LLC, AN USA and AGS Alpama Global Services USA, LLC.
"PPP Loan Account" means the Deposit Account in which proceeds from the PPP Loans have been deposited.
"PPP Loans" means unsecured "Paycheck Protection Program" loans in an aggregate principal amount of $9,270,009 incurred by the PPP Borrowers and advanced by (i) any Governmental Authority (including the SBA) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Debt under this clause (ii) is guaranteed by a Governmental Authority (including the SBA), in each case, pursuant to the CARES Act.
"PPP Unforgiven Loans" means that amount of the PPP Loans that (x) has been determined by the lender of the PPP Loans (or the SBA) to be ineligible for forgiveness pursuant to the provisions of the CARES Act; or (y) is not included in any application for such forgiveness submitted in accordance with the CARES Act within the time period specified in Section 10.14(b).
"Proceeding" or "proceeding" means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator
"Pro Rata Share" means:
(dd)    with respect to a Lender's obligation to make Loans of any Type and right to receive payments of interest, fees, and principal with respect thereto, (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of such Lender's Commitment to make Loans of such Type plus the Dollar Amount of the unpaid principal amount of such Lender's Loans of such Type, by (y) the Dollar Amount of the Aggregate Commitments of all Lenders required to make

Loans of such Type plus the Dollar Amount of the aggregate unpaid principal amount of all Loans of such Type of all Lenders, and (ii) from and after the time the Commitments to make Loans of such Type have been terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of the aggregate unpaid principal amount of such Lender's Loans of such Type, by (y) the Dollar Amount of the aggregate unpaid principal amount of all Loans of such Typeof all Lenders; and
(ee)    with respect to all other matters as to a particular Lender, (i) prior to the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of such Lender's Commitment (if any), plus the Dollar Amount of the aggregate unpaid principal amount of such Lender's Loans, by (y) the Dollar Amount of the Aggregate Commitments of all Lenders, plus the Dollar Amount of the aggregate unpaid principal amount all Loans of all Lenders, and (ii) if the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the Dollar Amount of the aggregate unpaid principal amount of such Lender's Loans, by (y) the Dollar Amount of the aggregate unpaid principal amount of all Loans of all Lenders.
"Purchase Money Debt" means Debt (other than the Obligations) (a) that is incurred at the time of, or within 20 days following, an acquisition of Equipment, and (b) evidences the deferred purchase price thereof.
"Registration Rights Agreement" means a registration rights agreement (as may be amended, restated or otherwise modified from time to time), entered into by and among the Borrowers, the Lenders and any other parties thereto, granting registration rights with respect to the Conversion Payment Shares, which specifically states that it is a "Registration Rights Agreement" for purposes of this Agreement.
"Regulation D" means Regulation D of the FRB.
"Regulation U" means Regulation U of the FRB.
"Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.
"Required Lenders" means, at any time, Lenders whose Pro Rata Shares exceed 60% as determined pursuant to clause (b) of the definition of "Pro Rata Share;" provided that the Pro Rata Shares held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
"Requirement of Law" means, with respect to any Person, the common law and any federal, state, local, foreign, multinational, or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements, or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or products or to which such Person or any of its property or products is subject, including, without limitation, all health care laws, the Sherman Act (15 U.S.C. § 1); Section 5 of the Federal Trade Commission Act (15 U.S.C. § 45); and the Clayton Act (15 U.S.C. §§ 13, 14 & 18).

"Sanction(s)" means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.
"SBA" means the U.S. Small Business Administration.
"SEC" means the Securities and Exchange Commission or any other Governmental Authority succeeding to any of the principal functions thereof.
"Segregated Account" means the account maintained by the trustee under the Faktos/Facultas Trust Documents at Banco Invex, S.A. de C.V., which account secures the obligation to make certain earn-out payments in connection with the acquisition of Faktos INC, S.A.P.I. de C.V. and Facultas Analytics, S.A.P.I. de C.V.
"Senior Credit Facility" means any extension of credit to IT Global Holding LLC, 4th Source, LLC, AN Extend, S.A. de C.V. and AgileThought, LLC pursuant to the amended and restated credit agreement dated as of July 18, 2019, among IT Global Holding LLC and 4th Source, LLC and AgileThought, LLC, as borrowers, the Holding Companies, the other Loan Parties party thereto and Monroe Capital Management Advisors, LLC as administrative agent, as amended, amended and restated, supplemented or otherwise modified from time to time.
"Senior Credit Facility Documents" means the definitive documentation evidencing the Senior Credit Facility, as amended, amended and restated, supplemented or otherwise modified from time to time.
"Senior Officer" means, with respect to any Loan Party, any of the president, chief executive officer, the chief financial officer, or the treasurer of that Loan Party.
"Specified Permitted Debt" means any Permitted Debt permitted under Section 11.1, other than Permitted Debt permitted under Section 11.1(f) or (o).
"Specified Permitted Investment" means any Permitted Investment permitted under Section 11.9(a), (c), (d), (f), (g), or (k).
"Subordinated Debt" means, collectively, any unsecured Debt of Loan Parties and their Subsidiaries which is subject to a Subordination Agreement.
"Subordination Agreement" means (a) the subordination terms and covenants set forth in the Master Intercompany Note, and (b) any other subordination agreement or terms and covenants set forth in documents evidencing Subordinated Debt that are executed by a holder of Subordinated Debt in favor of Administrative Agent and the Lenders from time to time on or after the Closing Date, in the cases of clauses (a) and (b) in form and substance and on terms and conditions satisfactory to the Required Lenders in their discretion.
"Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, outstanding Equity Interests having more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context clearly otherwise requires, each reference to Subsidiaries in this Agreement refers to Subsidiaries (including, for avoidance of doubt, Excluded Foreign Subsidiaries) of the Loan Parties.

"Swap Obligation" means, with respect to a Loan Party, its obligations under a Hedging Agreement that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Termination Date" means the earlier of November 29, 2021 and the date on which the Aggregate Commitments shall have been entirely utilized or terminated in accordance with this Agreement.
"Termination Event" means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of any Loan Party or any other member of its Controlled Group from such Pension Plan during a plan year in which any Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.
"Total Debt" means, on any date of determination, all Debt of the Consolidated Group on such day, determined on a consolidated basis in accordance with GAAP, but excluding (a) contingent obligations thereof in respect of Contingent Liabilities (except to the extent constituting (i) Contingent Liabilities thereof in respect of Debt of a Person other than any Loan Party, or (ii) Contingent Liabilities thereof in respect of undrawn letters of credit), (b) any Hedging Obligations thereof, (c) Debt of any Borrower to any other Borrower, to the extent subordinated to the Obligations pursuant to the Master Intercompany Note, (d) for avoidance of doubt, Permitted Earn-out Obligations to the extent that the amount thereof is not yet due and payable, and (e) the Obligations.
"Total Leverage Ratio" means, for the Consolidated Group determined on a consolidated basis in accordance with GAAP as of the last day of any Computation Period, the ratio of (a) Total Debt (excluding any the Permitted Investor Debt, indebtedness outstanding under the Exitus Debt Promissory Note, Permitted Earn-out Obligations and the Fifth Amendment Fee (as such term is defined in the Senior Credit Facility) and other fees or other compensation payable in respect of the Senior Credit Facility) thereof as of such day, to (b) EBITDA thereof for the Computation Period ending on such day. Notwithstanding anything to the contrary herein, solely for the purposes of determining compliance with Section 11.12.2, "Total Debt" shall not include any amount of the PPP Loans other than PPP Unforgiven Loans.
"Total Plan Liability" means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
"Tranche A-1 Commitment" means, as to any Tranche A-1 Lender, such Lender's commitment to make Tranche A-1 Loans on the Closing Date under this Agreement.  The amount of each Tranche A-1 Lender's Tranche A-1 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche A-1 Commitments of all Tranche A-1 Lenders as of the Closing Date is U.S.$3,000,000.

"Tranche A-1 Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche A-1 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche A-1 Loan at such time.
"Tranche A-1 Loan" means an extension of credit in Dollars made by a Tranche A-1 Lender to AgileThought Mexico pursuant to this Agreement.
"Tranche A-1 Maturity Date" means the latest of (a) March 15, 2023, (b) if the Senior Credit Facility is outstanding on December 15, 2022, May 10, 2024, and (c) if maturity of the Tranche A-1 Loans is extended pursuant to Section 6.6, such extended maturity as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
"Tranche A-1 Note" means a non-negotiable promissory note (pagaré no negociable) made by AgileThought Mexico, as issuer, and each other Mexican Loan Party, por aval, in favor of a Tranche A-1 Lender evidencing Tranche A-1 Loans made by such Tranche A-1 Lender, substantially in the form of Exhibit D.
"Tranche A-2 Commitment" means, as to any Tranche A-2 Lender, such Lender's commitment to make Tranche A-2 Loans on the Closing Date under this Agreement.  The amount of each Tranche A-2 Lender's Tranche A-2 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche A-2 Commitments of all Tranche A-2 Lenders as of the Closing Date is MXN$120,000,000.
"Tranche A-2 Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche A-2 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche A-2 Loan at such time.
"Tranche A-2 Loan" means an extension of credit in Pesos made by a Tranche A-2 Lender to AgileThought Mexico pursuant to this Agreement.
"Tranche A-2 Maturity Date" means the latest of (a) March 15, 2023, (b) if the Senior Credit Facility is outstanding on December 15, 2022, May 10, 2024, and (c) if maturity of the Tranche A-2 Loans is extended pursuant to Section 6.6, such extended maturity as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
"Tranche A-2 Note" means a non-negotiable promissory note (pagaré no negociable) made by AgileThought Mexico, as issuer, and each other Mexican Loan Party, por aval, in favor of a Tranche A-2 Lender evidencing Tranche A-2 Loans made by such Tranche A-2 Lender, substantially in the form of Exhibit E.
"Tranche B-1 Commitment" means, as to any Tranche B-1 Lender, such Lender's commitment to make Tranche B-1 Loans on the Closing Date under this Agreement.  The amount of each Tranche B-1 Lender's Tranche B-1 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche B-1 Commitments of all Tranche B-1 Lenders as of the Closing Date is the equivalent in Dollars of MXN$71,524,492.12 determined by reference to the Conversion Rate as of the Closing Date, which amount in Dollars will be specified in the Funds Flow Memorandum.
"Tranche B-1 Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche B-1 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche B-1 Loan at such time.

"Tranche B-1 Loan" means an extension of credit in Dollars made by a Tranche B-1 Lender to Ultimate Holdings]pursuant to this Agreement.
"Tranche B-1 Maturity Date" means the latest of (a) March 15, 2023, (b) if the Senior Credit Facility is outstanding on December 15, 2022, May 10, 2024, and (c) if maturity of the Tranche B-1 Loans is extended pursuant to Section 6.6, such extended maturity as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
"Tranche B-1 Note" means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche B-1 Lender evidencing Tranche B-1 Loans made by such Tranche B-1 Lender, substantially in the form of Exhibit F.
"Tranche B-2 Commitment" means, as to any Tranche B-2 Lender, such Lender's commitment to make Tranche B-2 Loans on the Closing Date under this Agreement.  The amount of each Tranche B-2 Lender's Tranche B-2 Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche B-2 Commitments of all Tranche B-2 Lenders as of the Closing Date is MXN$78,446,203.
"Tranche B-2 Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche B-2 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche B-2 Loan at such time.
"Tranche B-2 Loan" means an extension of credit in Pesos made by a Tranche B-2 Lender to Ultimate Holdings pursuant to this Agreement.
"Tranche B-2 Maturity Date" means the latest of (a) March 15, 2023 (b) if the Senior Credit Facility is outstanding on December 15, 2022, May 10, 2024, and (c) if maturity of the Tranche B-2 Loans is extended pursuant to Section 6.6, such extended maturity as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
"Tranche B-2 Note" means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche B-2 Lender evidencing Tranche B-2 Loans made by such Tranche B-2 Lender, substantially in the form of Exhibit G.
"Tranche C Commitment" means, as to any Tranche C Lender, such Lender's commitment to make Tranche C Loans on the Closing Date under this Agreement.  The amount of each Tranche C Lender's Tranche C Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche C Commitments of all Tranche C Lenders as of the Closing Date is U.S.$4,000,000.
"Tranche C Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche C Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche C Loan at such time.
"Tranche C Loan" means an extension of credit in Dollars made by a Tranche C Lender to Ultimate Holdings pursuant to this Agreement.
"Tranche C Maturity Date" means the latest of (a) March 15, 2023, (b) if the Senior Credit Facility is outstanding on December 15, 2022, May 10, 2024, and (c) if maturity of the Tranche C Loans is extended pursuant to Section 6.6, such extended maturity as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
"Tranche C Note" means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche C Lender evidencing Tranche C Loans made by such Tranche C Lender, substantially in the form of Exhibit H.
"Tranche D Commitment" means, as to any Tranche D Lender, such Lender's commitment to make Tranche D Loans on the Closing Date under this Agreement.  The amount of each Tranche D Lender's Tranche D Commitment as of the Closing Date is set forth on Annex A.  The aggregate amount of the Tranche D Commitments of all Tranche D Lenders as of the Closing Date is U.S.$500,000.00.
"Tranche D Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Tranche D Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Tranche D Loan at such time.
"Tranche D Loan" means an extension of credit in Dollars made by a Tranche D Lender to Ultimate Holdings pursuant to this Agreement.
"Tranche D Maturity Date" means the latest of (a) March 15, 2023, (b) if the Senior Credit Facility is outstanding on December 15, 2022, May 10, 2024, and (c) if maturity of the Tranche D Loans is extended pursuant to Section 6.6, such extended maturity as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
"Tranche D Note" means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche D Lender evidencing Tranche D Loans made by such Tranche D Lender, substantially in the form of Exhibit I.
"Tranche E Commitment" means, as to any Tranche E Lender, such Lender's commitment to make Tranche E Loans on the Amendment No. 1 Effective Date under this Agreement.  The amount of each Tranche E Lender's Tranche E Commitment as of the Amendment No. 1 Effective Date is set forth on Annex A.  The aggregate amount of the Tranche E Commitments of all Tranche E Lenders as of the Amendment No. 1 Effective Date is U.S.$200,000.
"Tranche E Lender" means (a) at any time on or prior to the Amendment No. 1 Effective Date, any Lender that has a Tranche E Commitment at such time and (b) at any time after the Amendment No. 1 Effective Date, any Lender that holds a Tranche E Loan at such time.
"Tranche E Loan" means an extension of credit in Dollars made by a Tranche E Lender to Ultimate Holdings pursuant to this Agreement.
"Tranche E Maturity Date" means the latest of (a) March 15, 2023, (b) if the Senior Credit Facility is outstanding on December 15, 2022, May 10, 2024, and (c) if maturity of the Tranche E Loans is extended pursuant to Section 6.6, such extended maturity as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
"Tranche E Note" means a promissory note made by Ultimate Holdings, as issuer, in favor of a Tranche E Lender evidencing Tranche E Loans made by such Tranche E Lender, substantially in the form of Exhibit K.

"Type" means, with respect to a Loan, its character as a Tranche A-1 Loan, a Tranche A-2 Loan, a Tranche B-1 Loan, a Tranche B-2 Loan, a Tranche C Loan, a Tranche D Loan or a Tranche E Loan.
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
"Ultimate Holdings" as defined in the preamble to this Agreement.
"Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
"United States" and "U.S." mean the United States of America.
"Warrants" means (a) the warrants issued by LIVK in connection with its initial public offering of units (the "IPO") to buyers of its units in the IPO and (b) the warrants issued by LIVK to its sponsor, LIV Capital Acquisition Sponsor, L.P., in a private placement occurring substantially concurrently with the IPO.
"Wholly-Owned Subsidiary" means, as to any Person, a Subsidiary all of the Equity Interests of which (except directors' qualifying Equity Interests) are at the time directly or indirectly owned by that Person and/or another Wholly-Owned Subsidiary of that Person. Unless the context otherwise requires, each reference to Wholly-Owned Subsidiaries in this Agreement refers to Wholly-Owned Subsidiaries (including, for avoidance of doubt, Excluded Foreign Subsidiaries) of the Loan Parties.
"Working Capital" means, at any date of determination thereof with respect to any Person, the remainder (which may be a negative number) of (a) the total assets of such Person and its Subsidiaries (other than cash and Cash Equivalent Investments) which may properly be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP minus (b) the total liabilities of such Person and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Other Interpretive Provisions.
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)    The term "in its discretion" means "in its sole and absolute discretion." The term "including" is not limiting and means "including without limitation."

(d)    In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."
(e)    Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
(f)    This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
(g)    This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, Loan Parties, the Lenders and the other parties hereto and thereto and are the products of all parties. Accordingly, they shall not be construed against the Agents or the Lenders merely because of the Agents' or Lenders' involvement in their preparation.
(h)    If any delivery due date specified in Section 10.1 for the delivery of reports, certificates and other information required to be delivered pursuant to Section 10.1 falls on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day.
(i)    A Default or Event of Default will be deemed to have occurred and exist at all times during the period commencing on the date that Default or Event of Default occurs to the date on which that Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement, and an Event of Default will "continue" or be "continuing" until that Event of Default has been waived in writing by the Required Lenders.
Section 1.3    Accounting and Other Terms.
(a)    Unless otherwise expressly provided in this Agreement, each accounting term used in this Agreement has the meaning given it under GAAP applied on a basis consistent with those used in preparing the financial statements and using the same inventory valuation method as used in the financial statements, except for any change required or permitted by GAAP if Borrowers' certified public accountants concur in that change, the change is disclosed to Administrative Agent, and Section 11.12 is amended in a manner satisfactory to Administrative Agent to take into account the effects of the change. All financial statements delivered pursuant to this Agreement shall be prepared in the English language and Dollars.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and any of the Borrowers, the Required Lenders shall so request, with notice to the Administrative Agent, the Lenders and the Borrower Representative on behalf of the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders). Notwithstanding anything to the contrary contained in this paragraph or the definition of "Capital Lease," or "Capital Lease Obligations" in the event of an accounting change requiring all leases to be capitalized, only those leases

(assuming for purposes hereof that they were in existence on the Closing Date) that would constitute Capital Leases or Capital Lease Obligations in accordance with GAAP on December 31, 2018 shall be considered Capital Leases or Capital Lease Obligations, as applicable, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith; provided, that, for the avoidance of doubt, all leases entered into after December 31, 2018 shall be capitalized, except to the extent that any such lease is a renewal, extension or replacement of any lease entered into or prior to December 31, 2018.
(c)    All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined in this Agreement have the same meanings in this Agreement as set forth therein, except that terms used in this Agreement which are defined in the UCC as in effect in the State of New York on the date of this Agreement will continue to have the same meaning notwithstanding any replacement or amendment of that statute except as Administrative Agent may otherwise determine
Section 1.4    Classification of Loans1.4.1    . For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Tranche A-1 Loan").
ARTICLE II

COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES
Section 2.1    Loans.
(a)     Each Tranche A-1 Lender agrees to make a Tranche A-1 Loan in Dollars to AgileThought Mexico on the Closing Date in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Tranche A-1 Commitments of all Tranche A-1 Lenders. The Tranche A-1 Commitments of the Tranche A-1 Lenders to make Tranche A-1 Loans shall expire concurrently with the making of the Tranche A-1 Loans on the Closing Date.
(b)    Each Tranche A-2 Lender agrees to make a Tranche A-2 Loan in Pesos to AgileThought Mexico on the Closing Date in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Tranche A-2 Commitments of all Tranche A-2 Lenders.  The Tranche A-2 Commitments of the Tranche A-2 Lenders to make Tranche A-2 Loans shall expire concurrently with the making of the Tranche A-2 Loans on the Closing Date. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.
(c)    Each Tranche B-1 Lender agrees to make a Tranche B-1 Loan in Dollars to Ultimate Holdings on the Closing Date in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Tranche B-1 Commitments of all Tranche B-1 Lenders.  The Tranche B-1 Commitments of the Tranche B-1 Lenders to make Tranche B-1 Loans shall expire concurrently with the making of the Tranche B-1 Loans on the Closing Date.
(d)    Each Tranche B-2 Lender agrees to make a Tranche B-2 Loan in Pesos to Ultimate Holdings on the Closing Date in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Tranche B-2 Commitments of all Tranche B-2 Lenders.  The Tranche B-2 Commitments of the Tranche B-2 Lenders to make Tranche B-2 Loans shall expire concurrently with the making of the Tranche B-2 Loans on the Closing Date. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.

(e)    Each Tranche C Lender agrees to make a Tranche C Loan in Dollars to Ultimate Holdings on the Closing Date in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Tranche C Commitments of all Tranche C Lenders.  The Tranche C Commitments of the Tranche C Lenders to make Tranche C Loans shall expire concurrently with the making of the Tranche C Loans on the Closing Date.
(f)    Each Tranche D Lender agrees to make a Tranche D Loan in Dollars to Ultimate Holdings on the Closing Date in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Tranche D Commitments of all Tranche D Lenders.  The Tranche D Commitments of the Tranche D Lenders to make Tranche D Loans shall expire concurrently with the making of the Tranche D Loans on the Closing Date.
(g)    Each Tranche E Lender agrees to make a Tranche E Loan in Dollars to Ultimate Holdings on the Amendment No. 1 Effective Date in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Tranche E Commitments of all Tranche E Lenders.  The Tranche E Commitments of the Tranche E Lenders to make Tranche E Loans shall expire concurrently with the making of the Tranche E Loans on the Amendment No. 1 Effective Date.
(h)    Amounts repaid with respect to any of the Loans may not be reborrowed.
Section 2.2    Borrowing Procedures.
(a)    The Borrower Representative shall give written notice (each such written notice, a "Notice of Borrowing") to Administrative Agent and each Lender of the proposed borrowing not later than 10:00 A.M. (Mexico, City time) three Business Days prior to the proposed date of that borrowing (or such shorter period acceptable to the Administrative Agent). Each such notice will be effective upon receipt by Administrative Agent, will be irrevocable, and must specify the proposed Closing Date (which date shall be a Business Day prior to the Termination Date), or with respect to the borrowing of Tranche E Loans, the proposed Amendment No. 1 Effective Date, and amount of the requested borrowing. Except as otherwise agreed in a flow of funds memorandum in form and substance acceptable to the Administrative Agent and the Lenders (a "Funds Flow Memorandum") on the Closing Date, or with respect to a borrowing of Tranche E Loans, on the Amendment No. 1 Effective Date, each Lender shall provide Administrative Agent with immediately available funds covering that Lender's Pro Rata Share of that borrowing so long as the applicable Lender has not received written notice that the conditions precedent set forth in Article XII with respect to that borrowing have not been satisfied. Except as otherwise agreed in a Funds Flow Memorandum, after the Administrative Agent's receipt of the proceeds of the applicable Loans from the Lenders, the Administrative Agent shall make the proceeds of those Loans available to the applicable Borrower on the Closing Date (or with respect to a borrowing of Tranche E Loans, on the Amendment No. 1 Effective Date) by transferring to the applicable Borrower immediately available funds equal to the proceeds received by the Administrative Agent. There shall be a single borrowing of the Loans hereunder.
(b)    Funding Losses. In connection with each Loan, each Borrower shall jointly and severally indemnify, defend, and hold the Administrative Agent and the Lenders harmless against any loss, cost, or expense actually incurred by the Administrative Agent or any Lender as a result of the failure to borrow any Loan on the date specified by the Borrower Representative in a Notice of Borrowing (other than as a result of any failure of any Lender to make such Loan to the extent required by this Agreement that a court of competent jurisdiction finally determines to have resulted from gross negligence, willful misconduct, or bad faith of such Lender) (such losses, costs, or expenses, "Funding Losses"). A certificate of the

Administrative Agent or a Lender delivered to the Borrower Representative setting forth in reasonable detail any amount or amounts that the Administrative Agent or such Lender is entitled to receive pursuant to this Section 2.2.2 shall be conclusive absent manifest error. Borrowers shall pay such amount to the Administrative Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.
Section 2.3    Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender. Anything herein to the contrary notwithstanding, the Tranche A-1 Lenders, Tranche A-2 Lenders, Tranche B-1 Lenders and Tranche B-2 Lenders shall be relieved from their obligations to make Loans hereunder in case of failure by the Tranche C Lenders and the Tranche D Lenders to make Tranche C Loans and Tranche D Loans in an aggregate principal amount of at least U.S.$4,000,000, hereunder.
Section 2.4    Certain Conditions. No Lender shall have an obligation to make any Loan if an Event of Default or Default has occurred and is continuing.
Section 2.5    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as that Lender is a Defaulting Lender:
(a)    Any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, or otherwise and including any amount that would otherwise be payable to that Defaulting Lender pursuant to Section 7.5 but excluding Article VIII) will, in lieu of being distributed to that Defaulting Lender, be retained by the Administrative Agent and, subject to any applicable requirements of law, be applied as follows at such time or times as the Administrative Agent determines: (i) first, to the payment of any amounts owing by that Defaulting Lender to the Agents under this Agreement; (ii) second, pro rata, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; (iii) third, if so determined by the Administrative Agent and the Borrowers, held as cash collateral for future funding obligations of the Defaulting Lender under this Agreement; (iv) fourth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; and (v) fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. If any such payment is a prepayment of the principal amount of any Loans and made at a time when the conditions set forth in Section 12.2 are satisfied, then that payment will be applied solely to prepay the Loans of all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender.
(b)    If the Administrative Agent and the Borrowers each agrees that a Defaulting Lender has adequately remedied all matters that caused that Lender to be a Defaulting Lender, then that Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent determines is necessary in order for that Lender to hold those Loans in accordance with its Pro Rata Share (as determined pursuant to clause (a) of the definition of "Pro Rata Share"). No Defaulting Lender will have any right to approve or disapprove any amendment, waiver, consent, or any other action the Lenders or the Required Lenders have taken or may take under this Agreement (including any consent to any amendment or waiver pursuant to Section 15.1) but any waiver, amendment, or modification requiring the consent of all Lenders or each directly affected Lender that affects a Defaulting Lender differently than other affected Lenders will require the consent of that Defaulting Lender.
ARTICLE III

EVIDENCING OF LOANS
Section 3.1    Notes. Each Tranche A-1 Loan shall be evidenced by a Tranche A-1 Note (which qualifies as a pagaré under Mexican law), executed by AgileThought Mexico as issuer and each Mexican Loan Party, por aval; (ii) each Tranche A-2 Loan shall be evidenced by a Tranche A-2 Note (which qualifies as a pagaré under Mexican law), executed by AgileThought Mexico as issuer and each Mexican Loan Party, por aval; (iii) each Tranche B-1 Loan shall be evidenced by a Tranche B-1 Note, executed  by Ultimate Holdings as issuer; (iv) each Tranche B-2 Loan shall be evidenced by a Tranche B-2 Note, executed  by Ultimate Holdings as issuer; (v) each Tranche C Loan shall be evidenced by a Tranche C Note, executed  by Ultimate Holdings as issuer; (vi) each Tranche D Loan shall be evidenced by a Tranche D Note, executed  by Ultimate Holdings as issuer; and (vii) each Tranche E Loan shall be evidenced by a Tranche E Note, executed by Ultimate Holdings as issuer.  The Notes shall be delivered to each Lender for the benefit of such Lender on or before the Closing Date (or with respect to Tranche E Notes, on or before the Amendment No. 1 Effective Date), appropriately completed.  Each Loan and interest thereon shall at all times (including after assignment pursuant to Section 15.6) be represented by one or more Notes in such form payable to the payee named therein.  Each Lender shall be entitled to have its Notes substituted, exchanged or subdivided for Notes of lesser denominations in connection with a permitted assignment of all or any portion of such Lender's Loans and Notes pursuant to Section 15.6.  In case of theft, partial or complete destruction or mutilation of any Note, the relevant Lender shall be entitled to request to the Borrowers, and the Borrowers shall promptly (but in any event within ten days of such notice) execute and deliver in lieu thereof a new Note, dated the same date as the lost, stolen, destructed or mutilated Note.
Section 3.2    Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender and each repayment or conversion (if permissible) thereof. The aggregate unpaid principal amount so recorded will be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount will not, however, limit or otherwise affect the Obligations of the Borrowers under this Agreement or under any Note to repay the principal amount of the Loans under this Agreement, together with all interest accruing thereon.
ARTICLE IV

INTEREST
Section 4.1    Interest Rates.
(a)    (i) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche A-1 Loan for the period commencing on the date that Tranche A-1 Loan is made until that Tranche A-1 Loan is paid in full at a rate per annum equal to 11.00%; (ii) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche A-2 Loan for the period commencing on the date that Tranche A-2 Loan is made until that Tranche A-2 Loan is paid in full at a rate per annum equal to 17.41%; (iii) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche B-1 Loan for the period commencing on the date that Tranche B-1 Loan is made until that Tranche

B-1 Loan is paid in full at a rate per annum equal to 11.00%; (iv) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche B-2 Loan for the period commencing on the date that Tranche B-2 Loan is made until that Tranche B-2 Loan is paid in full at a rate per annum equal to 17.41%; (v) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche C Loan for the period commencing on the date that Tranche C Loan is made until that Tranche C Loan is paid in full at a rate per annum equal to 11.00%; (vi) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche D Loan for the period commencing on the date that Tranche D Loan is made until that Tranche D Loan is paid in full at a rate per annum equal to 11.00%; and (vii) Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Tranche E Loan for the period commencing on the Amendment No. 1 Effective Date until that Tranche E Loan is paid in full at a rate per annum equal to 11.00%.
As between AgileThought Mexico and the Peso Lenders only, and for information purposes only, the interest rate applicable to the Peso Loans has been agreed giving due regard to factors that would make the rate the substantial equivalent to the interest rate applicable to the Dollar Loans.
(b)    Notwithstanding the foregoing, at any time an Event of Default exists, the interest rate applicable to each Loan will be increased by 2% during the existence of an Event of Default (and, in the case of Obligations not bearing interest, those Obligations will, during the existence of an Event of Default, bear interest at the highest interest rate applicable to the Loans plus 2%), but any such increase may be rescinded by Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, the increase provided for in this Section 4.1 will occur automatically. In no event will interest payable by the Borrowers to any Lender under this Agreement exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, then that provision will be deemed modified to limit that interest to the maximum rate permitted under that law.
Section 4.2    Interest Payment Dates; Payment-in-Kind.
(a)    Tranche A-1 Loans.
(i)    Accrued interest on each Tranche A-1 Loan shall be payable in arrears on each Interest Payment Date, upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche A-1 Loans shall be payable on demand.
(ii)    So long as no Default or Event of Default shall have occurred and be continuing and unless otherwise consented by the Tranche A-1 Lenders, on each Interest Payment Date (other than the Maturity Date), interest on the Tranche A-1 Loans shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Tranche A-1 Loans, and such interest amount (together with any principal of the Tranche A-1 Loans prior to giving effect to the provisions of this Section 4.2(a)(ii)) thereafter shall form part of the Tranche A-1 Loans and shall itself bear interest as provided in Section 4.1; provided, that so long as the Total Leverage Ratio of the Consolidated Group for the Computation Period most recently ended prior to such Interest Payment Date is not greater than 2.00:1.00, each Tranche A-1 Lender shall have the right (but shall not be obligated) to elect, by written notice to the Administrative Agent and the Borrower Representative delivered not earlier than three Business Days prior to such Interest Payment Date, to require that all or any portion of the interest on the Tranche A-1 Loan maintained by such Tranche A-1 Lender remain due and payable in cash (in which case such interest (or portion thereof, as applicable) shall not be so capitalized or added to the principal but shall instead remain payable in cash); provided, further that if a Default shall have occurred and be continuing on any date on which such interest is due, the Tranche A-1 Lenders shall be entitled to elect, by notice to the Borrower Representative, either to have such interest be capitalized and added to principal as set forth herein (in which case such payment shall be so capitalized and added to principal) or to require that it remain due and payable in cash (in which case such payment shall not be so capitalized or added to principal but shall instead remain payable in cash) and, in either case, such payment shall bear interest until paid in full as provided in Section 4.1.  Each such determination by the Tranche A-1 Lenders shall be conclusive and binding on all parties hereto.  If requested by the Tranche A-1 Lenders, the Borrowers shall, within 15 days after such request, cause new Notes to be issued to the Tranche A-1 Lenders, duly executed and delivered by the Borrowers, evidencing the obligation to pay the increased principal amount of the Tranche A-1 Loans as provided in this Section 4.2(a)(ii).
(b)    Tranche A-2 Loans.
(i)    Accrued interest on each Tranche A-2 Loan shall be payable in arrears on each Interest Payment Date, upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche A-2 Loans shall be payable on demand. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.
(ii)    So long as no Default or Event of Default shall have occurred and be continuing and unless otherwise consented by the Tranche A-2 Lenders, on each Interest Payment Date (other than the Maturity Date), interest on the Tranche A-2 Loans shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Tranche A-2 Loans, and such interest amount (together with any principal of the Tranche A-2 Loans prior to giving effect to the provisions of this Section 4.2(a)(ii)) thereafter shall form part of the Tranche A-2 Loans and shall itself bear interest as provided in Section 4.1; provided, that so long as the Total Leverage Ratio of the Consolidated Group for the Computation Period most recently ended prior to such Interest Payment Date is not greater than 2.00:1.00, each Tranche A-2 Lender shall have the right (but shall not be obligated) to elect, by written notice to the Administrative Agent and the Borrower Representative delivered not earlier than three Business Days prior to such Interest Payment Date, to require that all or any portion of the interest on the Tranche A-2 Loan maintained by such Tranche A-2 Lender remain due and payable in cash (in which case such interest (or portion thereof, as applicable) shall not be so capitalized or added to the principal but shall instead remain payable in cash); provided, further that if a Default shall have occurred and be continuing on any date on which such interest is due, the Tranche A-2 Lenders shall be entitled to elect, by notice to the Borrower Representative, either to have such interest be capitalized and added to principal as set forth herein (in which case such payment shall be so capitalized and added to principal) or to require that it remain due and payable in cash (in which case such payment shall not be so capitalized or added to principal but shall instead remain payable in cash) and, in either case, such payment shall bear interest until paid in full as provided in Section 4.1.  Each such determination by the Tranche A-2 Lenders shall be conclusive and binding on all parties hereto.  If requested by the Tranche A-2 Lenders, the Borrowers shall, within 15 days after such request, cause new Notes to be issued to the Tranche A-2 Lenders, duly executed and delivered by the Borrowers, evidencing the obligation to pay the increased principal amount of the Tranche A-2 Loans as provided in this Section 4.2(a)(ii).
(c)    Tranche B-1 Loans.
(i)    Accrued interest on each Tranche B-1 Loan shall be payable upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche B-1 Loans shall be payable on demand.
(ii)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment of interest in cash on the Loans on any date, then the sum payable by the Borrowers in respect of interest on the Tranche B-1 Loans shall be increased such that the Tranche B-1 Lenders receive an amount on account of interest on the Tranche B-1 Loans equal to the amount that would have resulted if interest on the Tranche B-1 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-1 Loans.
(d)    Tranche B-2 Loans.
(i)    Accrued interest on each Tranche B-2 Loan shall be payable upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche B-2 Loans shall be payable on demand.
(ii)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment of interest in cash on the Loans on any date, then the sum payable by the Borrowers in respect of interest on the Tranche B-2 Loans shall be increased such that the Tranche B-2 Lenders receive an amount on account of interest on the Tranche B-2 Loans equal to the amount that would have resulted if interest on the Tranche B-2 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-2 Loans. Funds due in pesos will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the Closing Date.
(e)    Tranche C Loans.
(i)    Accrued interest on each Tranche C Loan shall be payable in arrears on each Interest Payment Date, upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche C Loans shall be payable on demand.
(ii)    So long as no Default or Event of Default shall have occurred and be continuing and unless otherwise consented by the Tranche C Lenders, on each Interest Payment Date (other than the Maturity Date), interest on the Tranche C Loans shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Tranche C Loans, and such interest amount (together with any principal of the Tranche C Loans prior to giving effect to the provisions of this Section 4.2(e)(ii)) thereafter shall form part of the Tranche C Loans and shall itself bear interest as provided in Section 4.1; provided, that so long as the Total Leverage Ratio of the Consolidated Group for the Computation Period most recently ended prior to such Interest Payment Date is not greater than 2.00:1.00, each Tranche C Lender shall have the right (but shall not be obligated) to elect, by written notice to the Administrative Agent and the Borrower Representative delivered not earlier than three Business Days prior to such Interest Payment Date, to require that all or any portion of the interest on the Tranche C Loan maintained by such Tranche C Lender remain due and payable in cash (in which case such interest (or portion thereof, as applicable) shall not be so capitalized or added to the principal but shall instead remain payable in cash); provided, further that if a Default shall have occurred and be continuing on any date on which such interest is due, the Tranche C Lenders shall be entitled to elect, by notice to the Borrower Representative, either to have such interest be capitalized and added to principal as set forth herein (in which case such payment shall be so capitalized and added to principal) or to require that it remain due and payable in cash (in which case such payment shall not be so capitalized or added to principal but shall instead remain payable in cash) and, in either case, such payment shall bear interest until paid in full as provided in Section 4.1.  Each such determination by the Tranche C Lenders shall be conclusive and binding on all parties hereto.  If requested by the Tranche C Lenders, the Borrowers shall, within 15 days after such request, cause new Notes to be issued to the Tranche C Lenders, duly executed and delivered by the Borrowers, evidencing the obligation to pay the increased principal amount of the Tranche C Loans as provided in this Section 4.2(e)(ii).
(f)    Tranche D Loans.
(i)    Accrued interest on each Tranche D Loan shall be payable in arrears on each Interest Payment Date, upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche D Loans shall be payable on demand.
(ii)    So long as no Default or Event of Default shall have occurred and be continuing and unless otherwise consented by the Tranche D Lenders, on each Interest Payment Date (other than the Maturity Date), interest on the Tranche D Loans shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Tranche D Loans, and such interest amount (together with any principal of the Tranche D Loans prior to giving effect to the provisions of this Section 4.2(f)(ii)) thereafter shall form part of the Tranche D Loans and shall itself bear interest as provided in Section 4.1; provided, that so long as the Total Leverage Ratio of the Consolidated Group for the Computation Period most recently ended prior to such Interest Payment Date is not greater than 2.00:1.00, each Tranche D Lender shall have the right (but shall not be obligated) to elect, by written notice to the Administrative Agent and the Borrower Representative delivered not earlier than three Business Days prior to such Interest Payment Date, to require that all or any portion of the interest on the Tranche D Loan maintained by such Tranche D Lender remain due and payable in cash (in which case such interest (or portion thereof, as applicable) shall not be so capitalized or added to the principal but shall instead remain payable in cash); provided, further that if a Default shall have occurred and be continuing on any date on which such interest is due, the Tranche D Lenders shall be entitled to elect, by notice to the Borrower Representative, either to have such interest be capitalized and added to principal as set forth herein (in which case such payment shall be so capitalized and added to principal) or to require that it remain due and payable in cash (in which case such payment shall not be so capitalized or added to principal but shall instead remain payable in cash) and, in either case, such payment shall bear interest until paid in full as provided in Section 4.1.

Each such determination by the Tranche D Lenders shall be conclusive and binding on all parties hereto.  If requested by the Tranche D Lenders, the Borrowers shall, within 15 days after such request, cause new Notes to be issued to the Tranche D Lenders, duly executed and delivered by the Borrowers, evidencing the obligation to pay the increased principal amount of the Tranche D Loans as provided in this Section 4.2(f)(ii).
(g)    Tranche E Loans.
(i)    Accrued interest on each Tranche E Loan shall be payable in arrears on each Interest Payment Date, upon a prepayment of such Loan, and on the date on which all or any portion of the Obligations are accelerated, and at maturity.  After maturity, and at any time an Event of Default exists, accrued interest on all Tranche E Loans shall be payable on demand.
(ii)    So long as no Default or Event of Default shall have occurred and be continuing and unless otherwise consented by the Tranche E Lenders, on each Interest Payment Date (other than the Maturity Date), interest on the Tranche E Loans shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Tranche E Loans, and such interest amount (together with any principal of the Tranche E Loans prior to giving effect to the provisions of this Section 4.2(g)(ii)) thereafter shall form part of the Tranche E Loans and shall itself bear interest as provided in Section 4.1; provided, that so long as the Total Leverage Ratio of the Consolidated Group for the Computation Period most recently ended prior to such Interest Payment Date is not greater than 2.00:1.00, each Tranche E Lender shall have the right (but shall not be obligated) to elect, by written notice to the Administrative Agent and the Borrower Representative delivered not earlier than three Business Days prior to such Interest Payment Date, to require that all or any portion of the interest on the Tranche E Loan maintained by such Tranche E Lender remain due and payable in cash (in which case such interest (or portion thereof, as applicable) shall not be so capitalized or added to the principal but shall instead remain payable in cash); provided, further that if a Default shall have occurred and be continuing on any date on which such interest is due, the Tranche E Lenders shall be entitled to elect, by notice to the Borrower Representative, either to have such interest be capitalized and added to principal as set forth herein (in which case such payment shall be so capitalized and added to principal) or to require that it remain due and payable in cash (in which case such payment shall not be so capitalized or added to principal but shall instead remain payable in cash) and, in either case, such payment shall bear interest until paid in full as provided in Section 4.1.  Each such determination by the Tranche E Lenders shall be conclusive and binding on all parties hereto.  If requested by the Tranche E Lenders, the Borrowers shall, within 15 days after such request, cause new Notes to be issued to the Tranche E Lenders, duly executed and delivered by the Borrowers, evidencing the obligation to pay the increased principal amount of the Tranche E Loans as provided in this Section 4.2(g)(ii).
(h)    The provisions of this Section 4.2 represent the sole and entire agreement of the parties to capitalize interest and accept payment of interest other than in cash; provided, that such agreement is subject to the terms of the Reference Subordination Agreement.  Any interest not capitalized and added to principal pursuant to Section 4.2 shall continue to be payable in cash in accordance with the terms of this Agreement and the Notes, and if unpaid when due, shall bear interest at the applicable rate provided in Section 4.1.
Section 4.3    Computation of Interest. Interest will be computed for the actual number of days elapsed on the basis of a year of 360 days.

Section 4.4    Intent to Limit Charges to Maximum Lawful Rate. In no event will any interest rate payable under this Agreement (including, without limitation, under Section 4.1 plus any other amounts paid in connection herewith), exceed the highest rate permissible under any law that a court of competent jurisdiction, in a final determination, deems applicable. Borrowers and the Lenders, in executing and delivering this Agreement, intend legally to agree upon the rates of interest and manner of payment stated within this Agreement; provided that, notwithstanding any provision of this Agreement to the contrary, if any such rate of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, each Borrower is and will be liable only for the payment of such maximum amount as is allowed by law, and payment received from such Borrower in excess of such legal maximum, whenever received, will be applied to reduce the principal balance of the Obligations to the extent of that excess.
ARTICLE V

FEES
Section 5.1    Fee Letters. Each Borrower jointly and severally agrees to pay to the Agents and to the Lenders all such fees and expenses as are mutually agreed to from time to time by the Borrower, the Agents and the Lenders, including, without limitation, the fees and expenses set forth in the Agents Fee Letter, in each case subject to the terms of the Reference Subordination Agreement. All fees payable under the Loan Documents shall be paid on the dates due, in immediately available funds and shall not be subject to reduction by way of set-off or counterclaim. Fees paid under any Loan Document shall not be refundable under any circumstances.
Section 5.2    Facility Fee.
(a)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche A-1 Lenders, for their account (to be shared ratably among the Tranche A-1 Lenders), on the earliest of (i) the Tranche A-1 Maturity Date, (ii) the date on which the Tranche A-1 Loans are paid in full in cash, and (iii) the date on which the Tranche A-1 Lenders exercise their rights under Article XVIII (such earliest date, the "Tranche A-1 Facility Fee Payment Date"), a fee (the "Tranche A-1 Facility Fee"), in an amount equal to 1.75% of the Tranche A-1 Commitment.  The Tranche A-1 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche A-1 Lenders on the Tranche A-1 Facility Fee Payment Date.
(b)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche A-2 Lenders, for their account (to be shared ratably among the Tranche A-2 Lenders), on the earliest of (i) the Tranche A-2 Maturity Date, (ii) the date on which the Tranche A-2 Loans are paid in full in cash, and (iii) the date on which the Tranche A-2 Lenders exercise their rights under Article XVIII (such earliest date, the "Tranche A-2 Facility Fee Payment Date"), a fee (the "Tranche A-2 Facility Fee"), in an amount equal to 1.75% of the Tranche A-2 Commitment.  The Tranche A-2 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche A-2 Lenders on the Tranche A-2  Facility Fee Payment Date.
(c)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche B-1 Lenders, for their account (to be shared ratably among the Tranche B-1 Lenders), on the earliest of (i) the Tranche B-1 Maturity Date, (ii) the date on which the Tranche B-1 Loans are paid in full in cash, and (iii) the date on which the Tranche B-1 Lenders exercise their rights under Article XVIII (such earliest date, the "Tranche

B-1 Facility Fee Payment Date"), a fee (the "Tranche B-1 Facility Fee"), in an amount equal to 1.75% of the Tranche B-1 Commitment.  The Tranche B-1 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche B-1 Lenders on the Tranche B-1 Facility Fee Payment Date.
(d)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche B-2 Lenders, for their account (to be shared ratably among the Tranche B-2 Lenders), on the earliest of (i) the Tranche B-2 Maturity Date, (ii) the date on which the Tranche B-2 Loans are paid in full in cash, and (iii) the date on which the Tranche B-2 Lenders exercise their rights under Article XVIII (such earliest date, the "Tranche B-2 Facility Fee Payment Date"), a fee (the "Tranche B-2 Facility Fee"), in an amount equal to 1.75% of the Tranche B-2 Commitment.  The Tranche B-2 Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche B-2 Lenders on the Facility Fee Payment Date.
(e)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche C Lenders, for their account (to be shared ratably among the Tranche C Lenders), on the earlier of (i) the Tranche C Maturity Date, (ii) the date on which the Tranche C Loans are paid in full in cash, and (iii) the date on which the Tranche C Lenders exercise their rights under Article XVIII (such earlier date, the "Tranche C Facility Fee Payment Date"), a fee (the "Tranche C Facility Fee"), in an amount equal to 1.75% of the Tranche C Commitment.  The Tranche C Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche C Lenders on the Facility Fee Payment Date.
(f)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche D Lenders, for their account (to be shared ratably among the Tranche D Lenders), on the earlier of (i) the Tranche D Maturity Date, (ii) the date on which the Tranche D Loans are paid in full in cash, and (iii) the date on which the Tranche D Lenders exercise their rights under Article XVIII (such earlier date, the "Tranche D Facility Fee Payment Date"), a fee (the "Tranche D Facility Fee"), in an amount equal to 1.75% of the Tranche D Commitment.  The Tranche D Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche D Lenders on the Facility Fee Payment Date.
(g)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally agrees to pay the Tranche E Lenders, for their account (to be shared ratably among the Tranche E Lenders), on the earlier of (i) the Tranche E Maturity Date, (ii) the date on which the Tranche E Loans are paid in full in cash, and (iii) the date on which the Tranche E Lenders exercise their rights under Article XVIII (such earlier date, the "Tranche E Facility Fee Payment Date"), a fee (the "Tranche E Facility Fee"), in an amount equal to 1.75% of the Tranche E Commitment.  The Tranche E Facility Fee shall be in addition to (and not in lieu of) any other fees due and payable to the Tranche E Lenders on the Facility Fee Payment Date.
ARTICLE VI

REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS.
Section 6.1    Reduction or Termination of the Commitment.
(a)    The Borrowers may not reduce or terminate the Commitments.
(b)    The Commitment of each Lender shall automatically terminate at 5:00 p.m. (Mexico City time) on the Termination Date.

Section 6.2    Prepayments.
6.2.1    Voluntary Prepayments. The Borrowers shall have the right at any time, and from time to time, to deliver a written notice to the Administrative Agent containing an offer by the Borrowers to prepay the Loans in whole or in part on a Business Day set forth in such notice (such date, a "Voluntary Prepayment Date") which is not earlier than ten days following the date on which such notice is actually received by the Administrative Agent (such date, a "Voluntary Prepayment Notice Date"), and the Lenders shall have the right to accept such offer in their sole and absolute discretion; provided that such offer may only be accepted to the extent that, (a) such prepayment is permitted under the Reference Subordination Agreement, and (b) the Borrowers shall have paid in full the fees set forth under Section 5.2. Any such notice to prepay the Loans shall be irrevocable and in case the Borrowers deliver such notice and the conditions under clauses (a) and (b) above are satisfied, the Loans shall become due and payable in full on the Voluntary Prepayment Date.
6.2.2    Mandatory Prepayments.
(a)    Loans. Subject to the Reference Subordination Agreement, the Borrowers shall make a prepayment of the Loans until paid in full upon the occurrence of any of the following at the following times and in the following amounts:
(i)    concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition (other than from a Permitted Factoring Disposition), in an amount equal to 100% of such Net Cash Proceeds;
(ii)    concurrently with the receipt by any Loan Party of any proceeds of any issuance of its Equity Interests (other than any such issuance of Equity Interests that is described in clause (i) of the definition of "Extraordinary Receipts"), in an amount equal to 100% of the Net Cash Proceeds thereof;
(iii)    concurrently with the receipt by any Loan Party of any Extraordinary Receipts, in an amount equal to 100% of such Extraordinary Receipts; provided that, in the case of any event described in clause (b) of the definition of the term "Extraordinary Receipts," with respect to Extraordinary Receipts not to exceed U.S.$2,000,000 in the aggregate during the term of this Agreement, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Senior Officer on behalf of the Borrowers to the effect that the Loan Parties intend to apply the Extraordinary Receipts from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Extraordinary Receipts, to acquire (or replace or rebuild) real property, equipment or other tangible or intangible assets (excluding inventory but expressly including Permitted Acquisitions) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this clause (iii) in respect of the Extraordinary Receipts specified in such certificate; provided, further, that to the extent any such Extraordinary Receipts therefrom that have not been so applied by the end of such 180-day period, a prepayment shall be required in an amount equal to such Extraordinary Receipts that have not been so applied unless such 180-day period is extended by the Required Lenders; provided, further, that in the case of any event described in clause (i) of the definition of the term "Extraordinary Receipts" (but only to the extent that, at the time of receipt of such Extraordinary Receipts the cash on hand of the Loan Parties is less than U.S.$15,000,000) the amount of such Extraordinary Receipts required to be applied to make a prepayment of the Loans pursuant to this Section 6.2.2 shall be an amount equal to the positive difference between (A) the aggregate amount of such Extraordinary Receipts, and (B) the positive difference between (1) U.S.$15,000,000 and (2) the cash on hand of the Loan Parties as of the date of receipt of such Extraordinary Receipts; and
(iv)    concurrently with the receipt of any Business Interruption Proceeds, in an amount equal to 100% of such Business Interruption Proceeds; provided that, with respect to Business Interruption Proceeds not to exceed U.S.$2,000,000 in the aggregate during the term of this Agreement, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Senior Officer on behalf of the Borrowers to the effect that the Loan Parties intend to apply the Business Interruption Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Business Interruption Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible or intangible assets (excluding inventory but expressly including Permitted Acquisitions) to be used in the business of the Loan Parties or to pay operating expenses of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this clause (iv) in respect of the Extraordinary Receipts specified in such certificate; provided, further, that to the extent any such Business Interruption Proceeds therefrom that have not been so applied by the end of such 180-day period, a prepayment shall be required in an amount equal to such Business Interruption Proceeds that have not been so applied unless such 180-day period is extended by the Required Lenders.
Section 6.3    Manner and Application of Prepayments. All prepayments of the Loans under Section 6.2 shall be subject to the Reference Subordination Agreement and to Section 8.7 and shall be accompanied by payment of all accrued interest on the Loans (or portion thereof) being prepaid. All prepayments of the Loans will be applied on a pro rata basis to the Loans based on the Dollar Amount thereof.
Section 6.4    Repayments.
(a)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche A-1 Lenders the outstanding principal amount of each Tranche A-1 Loan on the Tranche A-1 Maturity Date.
(b)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche A-2 Lenders the outstanding principal amount of each Tranche A-2 Loan on the Tranche A-2 Maturity Date.
(c)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche B-1 Lenders the outstanding principal amount of each Tranche B-1 Loan on the Tranche B-1 Maturity Date.
(d)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche B-2 Lenders the outstanding principal amount of each Tranche B-2 Loan on the Tranche B-2 Maturity Date.
(e)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche C Lenders the outstanding principal amount of each Tranche C Loan on the Tranche C Maturity Date.
(f)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche D Lenders the outstanding principal amount of each Tranche D Loan on the Tranche D Maturity Date.

(g)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Tranche E Lenders the outstanding principal amount of each Tranche E Loan on the Tranche E Maturity Date.
Section 6.5    Increase of Tranche B-1 and Tranche B-2 Loans Payment Amount.
(a)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment or prepayment of principal of the Loans on any date, then the sum payable by the Borrowers in respect of principal on the Tranche B-1 Loans shall be increased such that the Tranche B-1 Lenders receive an amount equal to the amount that would have resulted if interest on the Tranche B-1 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-1 Loans
(b)    If the Borrowers are required under this Agreement or under any other Loan Document to make a payment or prepayment of principal of the Loans on any date, then the sum payable by the Borrowers in respect of principal on the Tranche B-2 Loans shall be increased such that the Tranche B-2 Lenders receive an amount equal to the amount that would have resulted if interest on the Tranche B-2 Loans shall have been capitalized on each Interest Payment Date (other than the Maturity Date) and such capitalized amount added to the then outstanding principal amount of Tranche B-2 Loans.
Section 6.6    Extension of Maturity.
(a)    The Borrowing Agent may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 45 days and not later than 35 days prior to the Maturity Date then in effect hereunder (the "Existing Maturity Date"), request that each Lender extend such Lender's Maturity Date for up to an additional 18 months from the Existing Maturity Date.
(b)    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Existing Maturity Date and not later than the date (the "Notice Date") that is 20 days prior to the Existing Maturity Date, advise the Administrative Agent whether or not such Lender agrees to such extension.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)    The Administrative Agent shall notify the Borrowers of each Lender's determination under this Section no later than the date five days prior to the Existing Maturity Date (or, if such date is not a Business Day, on the following Business Day).
(d)    As a condition precedent to any such extension, the Borrowing Agent shall deliver to the Administrative Agent (y) a certificate of each Loan Party dated as of the Existing Maturity Date (in sufficient copies for each Lender) signed by an authorized signatory of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article IX and the other Loan Documents are true and correct on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 6.6, the representations and warranties contained in Section 9.4 shall be deemed to refer to the most recent statements furnished pursuant to Section 10.1.1 and Section 10.1.2, and (B) no Default or Event of Default exists, and (z) evidence in form and substance satisfactory to Administrative Agent and the Lenders that (i) each of the Mexican Collateral Agreements has been acknowledged and ratified by the parties thereto consenting to the extension of the Existing Maturity Date, and (ii) proper registration of the acknowledgement and ratification of each of the Mexican Collateral Agreements has been carried out before the Sole Registry of Liens over Movable Assets (Registro Único de Garantías Mobiliarias) and before the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial), in terms of each Mexican Collateral Agreement, respectively.
ARTICLE VII

MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES
Section 7.1    Making of Payments.
7.1.1    Borrowers shall make all payments of principal or interest on the Loans, and of all fees, to the Administrative Agent in immediately available funds to the account designated by the Administrative Agent for such purpose, not later than 12:00 P.M. (Mexico City time) on the date due, and funds received after that time shall be deemed to have been received by the Administrative Agent on the following Business Day, with the exception that funds due in pesos for the Peso Loans will be deposited to an account with the Administrative Agent by 10:00 a.m., New York Time one Business Day prior to the date due. Borrowers shall make all payments to the Agents and the Lenders without set-off, counterclaim, recoupment, deduction, or other defense. Subject to Section 2.5, Administrative Agent shall promptly remit to each Lender and the Collateral Agent its share of all such payments received in collected funds by Administrative Agent for the account of such Lender and the Collateral Agent. Notwithstanding the foregoing, Borrowers shall make all payments under Section 8.1 directly to the Lender entitled thereto.
7.1.2    Except to the extent otherwise provided herein (i) each payment or prepayment of principal of the Loans shall be made for the account of the Lenders of each Type pro rata in accordance with the Dollar Amount of the respective unpaid principal amounts of the Tranche A-1 Loans, Tranche A-2 Loans, Tranche B-1 Loans, Tranche B-2 Loans, Tranche C Loans, Tranche D Loans and Tranche E Loans, and within each Type shall be made for the account of the Lenders of such Type pro rata in accordance with the Dollar Amount of the respective unpaid principal amounts of the Loans of such Type held by the respective Lenders and (ii) each payment of interest by the Borrowers shall be made for the account of the Lenders of each Type pro rata in accordance with the Dollar Amount of the respective unpaid principal amounts of the Tranche A-1 Loans, Tranche A-2 Loans, Tranche B-1 Loans, Tranche B-2 Loans, Tranche C Loans, Tranche D Loans and Tranche E Loans, and within each Type shall be made for account of the Lenders of such Type pro rata in accordance with the Dollar Amount of interest on the Loans of that same Type then due and payable to the Lenders of such Type.
Section 7.2    Application of Certain Payments.
7.2.1    So long as no Default or Event of Default has occurred and is continuing, mandatory prepayments shall be applied as set forth in Section 6.3.
7.2.2    Subject to any written agreement among Administrative Agent and the Lenders:
(a)    [Reserved].
(b)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent, acting upon the written direction of the Required Lenders, shall apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, as follows: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably to pay interest then due and payable in respect of the Loans until paid in full based on the Dollar Amount thereof; (iv) fourth, ratably to pay principal of the Loans until paid in full based on the Dollar Amount thereof; (v) fifth, to the ratable payment of all other Obligations then due and payable.
(c)    For purposes of Section 7.2.2(b), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after, or that would have accrued but for, the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(d)    In the event of a direct conflict between the priority provisions of this Section 7.2.2 and other provisions contained in any other Loan Document, it is the intention of the parties to this Agreement that all such priority provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 7.2.2 shall control and govern.
Section 7.3    Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day unless the result of that extension would cause such due date to occur in another calendar month, in which case such due date shall be the immediately preceding Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
Section 7.4    Setoff. All payments made by Borrowers hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. Each Borrower, for itself and each other Loan Party, agrees that each Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, each Agent and each Lender may apply to the payment of any Obligations of each Borrower and each other Loan Party under this Agreement, whether or not then due, any and all balances, credits, deposits, accounts, or moneys of each Borrower and each other Loan Party then or thereafter with that Agent or that Lender.
Section 7.5    Proration of Payments. Except as provided in Section 2.5, if any Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise), on account of principal of or interest on any Loan (but excluding (a) any payment pursuant to Section 8 or 15.6, or (b) payments of interest on any Affected Loan) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans, then held by them, then that Lender shall purchase from the other Lenders such participations in the Loans held by them as are necessary to cause that purchasing Lender to share the excess payment or other recovery ratably with each of them, but if all or any portion of the excess payment or other recovery is thereafter recovered from that purchasing Lender, then that purchase will be rescinded and the purchase price restored to the extent of that recovery.

Section 7.6    Taxes.
7.6.1    The Loan Parties shall make all payments under this Agreement or under any Loan Documents without setoff, counterclaim, or other defense. All payments under this Agreement or under the Loan Documents (including any payment of principal, interest, or fees and including, for the avoidance of doubt, any payment that results from the delivery of Conversion Payment Shares) to, or for the benefit, of any Person will be made by the Loan Parties free and clear of and without deduction or withholding for, or account of, any Taxes now or hereafter imposed by any taxing authority, except as required by applicable law.
7.6.2    If Borrowers make any payment (including, for the avoidance of doubt, that results from the exercise of the conversion rights under Article XVIII) under this Agreement or under any other Loan Document in respect of which any Borrower is required by applicable law to deduct or withhold any Taxes, then (i) the Borrower shall be entitled to deduct or withhold from such payment the amount of such Taxes, (ii) the Borrower shall timely pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, the sum payable by such Borrower shall be increased such that after the reduction for the amount of Indemnified Taxes withheld (and any Indemnified Taxes withheld or imposed with respect to the additional payments required under this Section 7.6.2), the recipient of the payment receives an amount equal to the sum it would have received had no such withholding been made. To the extent Borrowers withhold any Taxes on payments under this Agreement or under any other Loan Document, Borrowers shall deliver to Administrative Agent within 30 days after Borrowers have made payment to that taxing authority a receipt issued by that taxing authority (or other evidence reasonably satisfactory to Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from that payment.
7.6.3    If any Lender or Agent or other recipient is required by law to make any payments of any Indemnified Taxes on or in relation to any amounts received or receivable under this Agreement or under any other Loan Document, or any Indemnified Tax is assessed against a Lender or Agent or other recipient with respect to amounts received or receivable under this Agreement or under any other Loan Document, Borrowers will indemnify that Person against (i) that Indemnified Tax and (ii) any Indemnified Taxes imposed as a result of the receipt of the payment under this Section 7.6.3. A certificate prepared in good faith as to the amount of any such payment by that Lender or Agent or other recipient will, absent manifest error, be final, conclusive, and binding on all parties.
7.6.4    Notwithstanding anything to the contrary in Sections 7.6.2 and 7.6.3, the Borrowers shall in no event be required to pay the Tranche B-1 Lender or the Tranche B-2 Lender additional amounts under clause (iii) of Section 7.6.2 with respect to U.S. federal withholding Taxes ("U.S. Withholding Tax Additional Amounts") or to indemnify the Tranche B-1 Lender or the Tranche B-2 Lender under Section 7.6.3 against Indemnified Taxes that are U.S. federal withholding Taxes ("U.S. Withholding Tax Indemnity Payments") to the extent the sum of any U.S. Withholding Tax Additional Amounts and any U.S. Withholding Tax Indemnity Payments paid by the Borrowers to the Tranche B-1 Lender and the Tranche B-2 Lender exceeds, in the aggregate, U.S.$250,000.
7.6.5    (a) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any Loan Document shall use its best efforts to deliver to the Borrower Representative and the Administrative Agent, such properly and completed executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payment to be made without withholding or at a reduced rate of withholding.

(b)    Without limiting the generality of the foregoing:
(A) each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a "Non-U.S. Lender") shall use its best efforts to deliver to Borrower Representative and Administrative Agent on the earlier of (i) the date that is six (6) months after the Closing Date (or in the case of a Lender that is an Assignee, on the date of the assignment) and (ii) the date of delivery of Conversion Payment Shares, two accurate and complete original signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (or any successor or other applicable form prescribed by the IRS) for each such Lender and, as applicable, two accurate and complete original signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-9 (or any successor or other applicable form prescribed by the IRS) for each of its partners or other beneficial owners certifying to the entitlement to a complete exemption from, or reduction in, U.S. federal withholding tax on interest payments to be made under this Agreement or under any Loan Document, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or the Administrative Agent to determine the withholding or deduction to be made. If a Lender or one of its partners or other beneficial owners is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), then that Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8IMY, W-8BEN or W-8BEN-E, as applicable) a certificate in form and substance reasonably acceptable to Borrower Representative and Administrative Agent to the effect that such Person is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (any such certificate, a "Withholding Certificate"). To the extent a Lender (or its partners or other beneficial owners, as applicable) would be entitled to claim a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c) with respect to payments received under this Agreement or under the Loan Documents, and such Lender takes any action that could reasonably be expected to result in the loss of such exemption, the Borrowers shall not be required to pay to such Lender amounts pursuant to Section 7.6 in excess of the maximum amount that the Borrowers would have been required to pay pursuant to the Laws in effect on the date of this Agreement had the Lender not taken such action. In addition, each Non-U.S. Lender shall, from time to time after the Closing Date (or in the case of a Lender that is an Assignee, after the date of the assignment to that Lender) when a lapse in time (or change in circumstances occurs) renders the prior certificates delivered under this Agreement obsolete or inaccurate in any material respect, use its best efforts to deliver to Borrower Representative and Administrative Agent two new and accurate and complete original signed copies of IRS Forms W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-9 (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender (or its respective partner or other beneficial owner) to an exemption from, or reduction in, United States withholding tax on interest payments to be made under this Agreement or with respect to any Loan (or such Lender shall otherwise promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to deliver such forms and/or Withholding Certificate).

(B) Each Lender that is not a Non-U.S. Lender shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower Representative and Administrative Agent certifying that that Lender is exempt from United States backup withholding Tax. To the extent that a form provided pursuant to this Section 7.6.5(b) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender or Administrative Agent, then that Lender or Administrative Agent shall, to the extent permitted by applicable law, deliver to Borrower Representative and, as applicable, Administrative Agent revised forms necessary to confirm or establish the entitlement to that Lender's exemption from United States backup withholding Tax (or such Lender or Administrative Agent shall otherwise promptly notify the Borrower Representative and, as applicable, the Administrative Agent in writing of its legal inability to deliver such forms).
7.6.6    Each Lender shall indemnify Administrative Agent and hold Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to Tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest, or fees payable to that Lender under this Agreement and which are not paid by Borrowers pursuant to this Section 7.6, whether or not those Taxes or related liabilities were correctly or legally asserted. This indemnification must be made within 30 days from the date Administrative Agent makes written demand therefor.
7.6.7    If an Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 7.6, then that Agent or that Lender, as applicable, shall pay over that refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 7.6 with respect to the Indemnified Taxes giving rise to that refund), net of any Taxes imposed by reason of receipt of that refund and all out-of-pocket expenses of that Agent or that Lender, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to that refund, which interest must be paid to the Borrowers). Upon the request of any such Agent or any such Lender, Borrowers shall repay any amount paid to the Borrowers (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) to that Agent or that Lender in the event that Agent or that Lender is required to repay any such refund to any such Governmental Authority. Nothing in this Section 7.6.7 is to be construed to require any Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.
7.6.8    The Borrowers agree to pay to any Mexican Lender all applicable present and future value added taxes (Impuesto al Valor Agregado) in respect of any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including, without limitation, in respect of any capitalized interest under Section 4.2(a)(ii)).
7.6.9    If a payment made to a Lender under any Loan Document would be subject to U.S. federal income withholding Tax imposed by FATCA if that Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then that Lender shall deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at any other time or times reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) all documentation prescribed by applicable law (including as prescribed by

Section 1471(b)(3)(C)(i) of the Code) and all additional documentation reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) as is necessary for Administrative Agent or Borrowers to comply with their obligations under FATCA and to determine that that Lender has complied with that Lender's obligations under FATCA or to determine the amount to deduct and withhold from that payment. Solely for purposes of this Section 7.6.9, "FATCA" is deemed to include any amendments made to FATCA after the date of this Agreement.
7.6.10    For purposes of this Section 7.6, the term "applicable law" includes FATCA. Each party's obligations under this Section 7.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction, or discharge of all obligations under any Loan Document.
ARTICLE VIII

INCREASED COSTS
Section 8.1    Increased Costs.
(a)    If any Change in Law (i) imposes, modifies, or deems applicable any reserve (including any reserve imposed by the FRB), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender; (ii) subjects any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its Loans, its Note(s) or its obligations to make Loans, or (iii) imposes on any Lender any other condition (other than Taxes) affecting its Loans, its Note(s), or its obligation to make Loans, and the result of anything described in clauses (i) through (iii) above is to increase the cost to (or to impose a cost on) that Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by that Lender under this Agreement or under its Note(s) with respect thereto, then upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay directly to that Lender such additional amount as will compensate that Lender for that increased cost or that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.
(b)    If any Lender reasonably determines that any change in, or the adoption or phase-in of, any applicable law, rule, or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on that Lender's or that controlling Person's capital as a consequence of that Lender's obligations under this Agreement to a level below that which that Lender or that controlling Person could have achieved but for that change, adoption, phase-in, or compliance (taking into consideration that Lender's or that controlling Person's policies with respect to capital adequacy) by an amount deemed by that Lender or that controlling Person to be material, then from time to time, upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay to that Lender that additional amount as will compensate that Lender or that controlling Person for that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.
Section 8.2    [Reserved].
Section 8.3    Changes in Law Rendering Loans Unlawful. If, after the date of this Agreement, any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any Governmental Authority or other regulatory body charged with the administration thereof, makes it (or in the good faith judgment of any Lender causes a substantial question as to whether it is) unlawful for any Lender to make, maintain, or fund loans in Dollars, then that Lender shall promptly notify each of the other parties to this Agreement and that Lender will not be required to make or maintain any Loan in Dollars.
Section 8.4    Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Loan by causing a foreign branch or Affiliate of that Lender to make that Loan, but each such Loan will be deemed to have been made by that Lender and the obligation of Borrowers to repay that Loan will be to that Lender and will be deemed held by the Lender, to the extent of that Loan, for the account of that branch or Affiliate.
Section 8.5    Mitigation of Circumstances; Replacement of Lenders.
(a)    Each Lender shall promptly notify Borrower Representative and Administrative Agent of any event of which it has knowledge that will result in, and will use reasonable commercial efforts available to it (and not, in that Lender's sole judgment, otherwise disadvantageous to that Lender) to mitigate or avoid (i) any obligation by Borrowers to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.3 (and, if any Lender has given notice of any such event described in clauses (i) or (ii) and thereafter that event ceases to exist, that Lender shall promptly so notify Borrower Representative and Administrative Agent). Without limiting the foregoing, each Lender shall designate a different funding office if that designation will avoid (or reduce the cost to Borrowers of) any event described in clauses (i) or (ii) and that designation will not, in that Lender's sole judgment, be otherwise disadvantageous to that Lender.
(b)    If Borrowers become obligated to pay additional amounts to any Lender pursuant to Section 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.3, or any Lender becomes a Defaulting Lender, then Borrower Representative may designate another financial institution that is acceptable to Administrative Agent in its reasonable discretion (a "Replacement Lender") to purchase the Loans of that Lender and that Lender's rights under this Agreement, without recourse to or warranty by, or expense to, that Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to that Lender plus any accrued but unpaid interest on those Loans and all accrued but unpaid fees owed to that Lender and any other amounts owed to that Lender under this Agreement and any other Loan Document, and to assume all the obligations of that Lender under this Agreement. Upon any such purchase and assumption (pursuant to an Assignment Agreement), the applicable Lender will no longer be a party to this Agreement or have any rights under this Agreement (other than rights with respect to indemnities and similar rights applicable to that Lender prior to the date of that purchase and assumption) and will be relieved from all obligations to Borrowers under this Agreement, and the Replacement Lender will succeed to the rights and obligations of that Lender under this Agreement.

Section 8.6    Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1 or 8.3 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1, and the provisions of such Section 8.1 will survive repayment of the Obligations, cancellation of any Note(s) and termination of this Agreement.
Section 8.7    Funding Losses. Each Borrower shall, upon demand by any Lender (which demand must be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which must be furnished to Administrative Agent), indemnify that Lender against any net loss or expense (including amounts incurred to terminate, settle or re-establish hedging arrangements or related trading positions (irrespective of the currency thereof)) which that Lender sustains or incurs, as reasonably determined by that Lender, as a result of any failure of any Borrower to borrow any Loan on a date specified therefor in a notice of borrowing pursuant to this Agreement. For this purpose, all notices to Administrative Agent pursuant to this Agreement will be deemed to be irrevocable.
ARTICLE IX

REPRESENTATIONS AND WARRANTIES
To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make Loans under this Agreement, each Loan Party represents and warrants to the Agents and the Lenders, on behalf of itself and each of its Subsidiaries, that on the Closing Date after giving effect to the consummation of the Loan Documents, on the Amendment No. 1 Effective Date, and on any other date required in any Loan Document:
Section 9.1    Organization. Each Loan Party and Subsidiary thereof is validly existing and in good standing under the laws of its jurisdiction of its organization (or similar requirement in jurisdictions that do not use good standing designations), and each Loan Party and Subsidiary thereof is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, that qualification is required, except for any jurisdiction where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
Section 9.2    Authorization; No Conflict.
(a)    Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies under this Agreement, and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party.
(b)    The execution, delivery, and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by each Borrower under this Agreement, do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval that has been obtained and is in full force and effect), (ii) conflict with (x) any provision of law, (y) the organizational documents or governing documents of any Loan Party, of (z) any agreement, indenture, instrument, or other document, or any judgment, order, or decree, that is binding upon any Loan Party or any of their respective properties, or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Collateral Agent created pursuant to the Collateral Documents or, in the case of the Mexican Collateral Agreements, the Lenders).
Section 9.3    Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party or Subsidiary thereof is a party is the legal, valid, and binding obligation of that Person, enforceable against that Person in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.
Section 9.4    Financial Condition. The audited and unaudited financial statements delivered to the Administrative Agent on or prior to the Closing Date pursuant to Section 12.1 and any annual or interim financial reports delivered to Administrative Agent following the Closing Date pursuant to Section 10.1.1 or 10.1.2, in each case (x) were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and (y) present fairly in all material respects the consolidated financial condition of the applicable Loan Parties and their Subsidiaries as at the dates covered in the financial statements and the results of their operations for the periods then ended.
Section 9.5    No Material Adverse Effect. Since December 31, 2020, there has been no Material Adverse Effect.
Section 9.6    Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to each Loan Party's knowledge, threatened against any Loan Party or Subsidiary thereof which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party or Subsidiary thereof has any material contingent liabilities which (a) are not listed on Schedule 9.6, or (b) do not constitute Permitted Debt.
Section 9.7    Ownership of Properties; Liens. Each Loan Party and Subsidiary thereof owns good title to (and, in the case of (a) real property owned in fee simple, marketable title to, or (b) in the case of leased real property, a valid leasehold interest in) all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges, and claims (including infringement claims with respect to any registered or issued patents, trademarks, service marks, and copyrights owned by that Loan Party and/or that Subsidiary), except for Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to Administrative Agent.
Section 9.8    Equity Ownership; Subsidiaries. All issued and outstanding Equity Interests of each Loan Party and Subsidiary thereof are duly authorized and validly issued, fully paid and non-assessable.  All issued and outstanding Equity Interests of each Loan Party and Subsidiary thereof are free and clear of all Liens, other than Permitted Liens, and all such Equity Interests were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  Schedule 9.8 sets forth the authorized Equity Interests of each Loan Party and Subsidiary thereof as of the date hereof and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.1.  Schedule 9.8 sets forth the Excluded Foreign Subsidiaries as of the date hereof.  All of the issued and outstanding Equity Interests of each Loan Party and Subsidiary thereof are owned as set forth on Schedule 9.8 as of the date hereof and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.1, and all of the issued and outstanding Equity Interests of each Subsidiary thereof is, directly or indirectly, owned by Ultimate Holdings, except for the Equity Interest of (a) Anzen Soluciones S.A. de C.V. of which 92% are directly or indirectly owned by Intermediate Holdings and (b) AgileThought Digital Solutions, S.A.P.I. de C.V. of which 1% are directly or indirectly owned by Invertis S.A. de

C.V.  As of the date hereof and the date of each Compliance Certificate delivered in connection with financial statements provided pursuant to Section 10.1.1, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, or other similar agreements or understandings for the purchase or acquisition of any Equity Interests of any Loan Party or Subsidiary thereof.
Section 9.9    Pension Plans. No Loan Party or Subsidiary thereof sponsors or maintains, and no Loan Party or Subsidiary thereof (or other member of the Controlled Group) has any liability with respect to a Pension Plan or a Multiemployer Pension Plan. In the event any Loan Party or Subsidiary thereof (or other member of the Controlled Group) sponsors, maintains or has any liability with respect to a Pension Plan or a Multiemployer Pension Plan, then:
(a)    The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of each Loan Party and Subsidiary thereof, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Loan Party or Subsidiary thereof (or other member of the Controlled Group) with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof (or other member of the Controlled Group) has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, no Loan Party nor any Subsidiary thereof (nor any other member of the Controlled Group) has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.
(b)    (i) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by each Loan Party or Subsidiary thereof (or other member of the Controlled Group) under the terms of the plan or of any collective bargaining agreement or by applicable law, (ii) no Loan Party nor any Subsidiary thereof (nor any other member of the Controlled Group) has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and no Loan Party nor any Subsidiary thereof (nor any other member of the Controlled Group) has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.
Section 9.10    Investment Company Act. No Loan Party or Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Company Act of 1940.

Section 9.11    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all respects with the requirements of all laws and all orders, writs, injunctions, and decrees applicable to it or to its properties, except where (a) that requirement of law or order, writ, injunction, or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 9.12    Regulation U. No Loan Party or Subsidiary thereof is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
Section 9.13    Taxes. Each Loan Party and Subsidiary thereof has timely filed all income and other material tax returns and reports required by law to have been filed by it and has paid all income and other material Taxes and governmental charges due and payable with respect to each such return, except any such Taxes or charges that (a) are not delinquent, (b) remain payable without penalty or interest, or (c) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on that Loan Party's or that Subsidiary's books. Each Loan Party and Subsidiary thereof has made adequate reserves on their books and records in accordance with GAAP for all Taxes that have accrued but which are not yet due and payable. No Loan Party or Subsidiary thereof has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) (irrespective of the date when the transaction was entered into).
Section 9.14    Solvency, etc.
(a)    On the Closing Date, and immediately prior to and after giving effect to the issuance of each borrowing of Loans under this Agreement and the use of the proceeds thereof, with respect to each Borrower, individually, and the Loan Parties and their Subsidiaries taken as a whole (a) the fair value of its or their assets is greater than the amount of its or their liabilities (including disputed, contingent and unliquidated liabilities) as that value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its or their assets is not less than the amount that will be required to pay the probable liability on its or their debts as they become absolute and matured, (c) it is, and they are, able to realize upon its or their assets and pay its or their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not, and they do not, intend to, and it does not, and they do not, believe that it or they will, incur debts or liabilities beyond its or their ability to pay as those debts and liabilities mature, and (e) it is not, and they are not, engaged in or about to engage in business or a transaction for which its or their property would constitute unreasonably small capital.
(b)    Each Mexican Loan Party is solvent pursuant to Mexican law, including, but not limited to, pursuant to Article 2166 of the Mexican Federal Civil Code (Código Civil Federal) and its correlative provisions of the Civil Codes of the States of Mexico and Articles 9, 10, or 11 of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), and it has not been declared in concurso mercantil or bankruptcy (quiebra) or other similar insolvency procedure.
Section 9.15    Environmental Matters. The on-going operations of each Loan Party and Subsidiary thereof comply in all respects with all Environmental Laws, except for non-compliance that could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party and Subsidiary thereof has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations, and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party and Subsidiary thereof is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any of the Loan Parties and their Subsidiaries and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or Subsidiary thereof or, to any Loan Party's knowledge, any of their respective properties or operations is subject to, nor reasonably anticipates the issuance of (a) any written order from or agreement with any federal, state, or local Governmental Authority, or (b) any judicial or docketed administrative or other proceeding respecting any Environmental Law, Environmental Claim, or Hazardous Substance that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal of any Loan Party or any Subsidiary thereof that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or Subsidiary thereof has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances that could reasonably be expected to result in material liability to any of the Loan Parties and their Subsidiaries.
Section 9.16    Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance policies of the Loan Parties and their Subsidiaries as of the Closing Date and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.2 (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement, or other risk assumption arrangement involving any Loan Party or Subsidiary thereof). Each Loan Party and Subsidiary thereof and its properties are insured with what are reasonably believed by the Loan Parties to be financially sound and reputable insurance companies that are not Affiliates of the Loan Parties, in such amounts, with such deductibles, and covering such risks as are customarily carried by companies of similar size, engaged in similar businesses, and owning similar properties in localities where the Loan Parties and their Subsidiaries operate.
Section 9.17    Real Property. Set forth on Schedule 9.17 is a true and correct list, as of the Closing Date and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.2, of the address of all real property owned or leased by any Loan Party or Subsidiary thereof, together with, in the case of leased property, the name and mailing address of the lessor of such property.
Section 9.18    Information. All information heretofore or contemporaneously with this Agreement furnished in writing by any Loan Party or Subsidiary thereof to any Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated by this Agreement is, and all written information hereafter furnished by or on behalf of any Loan Party or Subsidiary thereof to any Agent or any Lender pursuant to or in connection with this Agreement will be, true and accurate in every material respect on the date as of which that information is dated or certified, and none of that information is or will be incomplete by omitting to state any material fact necessary to make that information not misleading in light of the circumstances under which made (it being recognized by the Agents and the Lenders that any projections and forecasts provided by Borrowers are based on good faith estimates and assumptions believed by Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results).
Section 9.19    Bank Accounts. Schedule 9.19 sets forth a complete and accurate list as of the Closing Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer or other securities intermediary, and all other similar accounts maintained by each Loan Party and Subsidiary thereof, together with a description thereof (including the bank, broker dealer, or securities intermediary at which each such account is maintained and the account number and the purpose thereof).
Section 9.20    Burdensome Obligations. No Loan Party or Subsidiary thereof is a party to any agreement or contract or subject to any restriction contained in its organizational documents or its governing documents that could reasonably be expected to have a Material Adverse Effect.
Section 9.21    Intellectual Property. Except as set forth on Schedule 9.21, each Loan Party and Subsidiary thereof owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for any infringements and conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 9.21 is a true and correct list as of the Closing Date and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.2 of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights of each Loan Party and Subsidiary thereof. No slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Loan Party or Subsidiary thereof infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for any infringements and conflicts that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To each Loan Party's and Subsidiary's knowledge, no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or proposed, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 9.22    Material Contracts. Set forth on Schedule 9.22(a) is a true and correct list as of the Closing Date and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.1 of all Material Contracts of each of the Loan Parties and their Subsidiaries, (showing the parties and subject matter thereof and amendments and modifications thereto) of the Material Contracts of each Loan Party and Subsidiary thereof. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against each Loan Party or Subsidiary thereof that is a party thereto and, to each Loan Party's and Subsidiary's knowledge, all other parties thereto in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in default due to the action of any Loan Party or Subsidiary thereof or, to the knowledge of any Loan Party or Subsidiary thereof, any other party thereto. Set forth on Schedule 9.22(b) is a true and correct list as of the Closing Date and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.1 of all earn-out payment and similar obligations of the Loan Parties or Subsidiaries as in effect on such date (showing the parties and subject matter thereof and amendments and modifications thereto).
Section 9.23    Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party or Subsidiary thereof, threatened against any Loan Party or Subsidiary thereof before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or Subsidiary thereof that arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or Subsidiary thereof or (c) to the knowledge of each Loan Party and Subsidiary thereof, no union representation question existing with respect to the employees of any Loan Party or Subsidiary thereof and no union organizing activity taking place with respect to any of the employees of any Loan Party or Subsidiary thereof. No Loan Party or Subsidiary thereof or ERISA Affiliate thereof has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law that remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and Subsidiary thereof have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent any such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or Subsidiary thereof on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of that Loan Party or that Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.24    No Bankruptcy Filing. No Loan Party or Subsidiary thereof is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of that Loan Party's or that Subsidiary's assets or property, and no Loan Party or Subsidiary thereof has any knowledge of any Person contemplating an Insolvency Proceeding against any Loan Party or Subsidiary thereof.
Section 9.25    Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 9.25 sets forth a complete and accurate list of (a) the exact legal name of each Loan Party and Subsidiary thereof, (b) the jurisdiction of organization of each Loan Party and Subsidiary thereof, (c) the organizational identification number of Loan Party and Subsidiary thereof (or indicates that that Loan Party or Subsidiary has no organizational identification number), (d) each place of business of each Loan Party and Subsidiary thereof; (e) the chief executive office of each Loan Party and Subsidiary thereof, and (f) the federal employer identification number (or equivalent identifying designation) of Loan Party and Subsidiary thereof.
Section 9.26    Locations of Collateral. There is no location at which any Loan Party has any tangible Collateral (except for inventory in transit in the ordinary course of business) other than those locations listed on Schedule 9.26. Schedule 9.26 contains a true, correct, and complete list, as of the Closing Date and the date of each Compliance Certificate (as such Schedule may be supplemented thereby) delivered in connection with financial statements provided pursuant to Section 10.1.2 of the names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party or Subsidiary thereof from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and that named Person's assigns.
Section 9.27    Security Interests. The Guaranty and Collateral Agreement create in favor of Collateral Agent for the benefit of Agents and the Lenders a legal, valid, and enforceable security interest in the Collateral, in each case, subject to what is provided below. Upon the filing of the UCC-1 financing statements described in Section 12, Collateral Agent or the Lenders, as applicable, taking possession of any certificates or instruments representing or evidencing Collateral to the extent required by the UCC, the execution and delivery of Control Agreements with respect to Deposit Accounts and the recording of the collateral assignments referred to in the Guaranty and Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the security interests in and Liens on the Collateral granted under the Guaranty and Collateral Agreement will be perfected, first-priority (subject to the Reference Subordination Agreement) security interests, and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of those security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of the collateral assignments referred to in the Guaranty and Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights, and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.
Upon the execution of the Mexican Collateral Amendment and Reaffirmation Agreements, the Mexican Collateral Agreement will create in favor of the Lenders, a legal, valid, and enforceable security interest in the Collateral, in each case, subject to what is provided below. Upon (i) proper registration of the relevant Mexican Collateral Amendment and Reaffirmation Agreements before the Sole Registry of Liens over Movable Assets (Registro Único de Garantías Mobiliarias) and proper registration of the Mexican Security Trust Amendment and Reaffirmation Agreement before the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial), in terms of each Mexican Collateral Amendment and Reaffirmation Agreement, respectively, (ii) the delivery of the relevant share certificates, as applicable, issued by a Mexican Subsidiary that is a party to or executes the Mexican Collateral Amendment and Reaffirmation Agreements with respect to any Equity Interests issued by such Mexican Subsidiaries that are part of the Collateral, together with their corresponding endorsement, if applicable, and (iii) the execution of the relevant entry in the corporate books of each Mexican Subsidiary, made in terms of applicable law requirements, the security interests in and Liens on the Collateral granted under the Mexican Collateral Agreements, respectively will be perfected, first-priority (subject to the Reference Subordination Agreement) security interests, and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of those security interests and Liens, other than any filings in connection with the Mexican Security Trust in accordance with its terms.
Section 9.28    No Default. No Default or Event of Default exists or would result from the incurrence by any Loan Party or Subsidiary thereof of any Debt hereunder or under any other Loan Document.
Section 9.29    Hedging Obligations. No Loan Party or Subsidiary thereof is a party to, nor will it be a party to, any Hedging Agreement or incur any Hedging Obligations, other than Hedging Obligations permitted under Section 11.1(k).
Section 9.30    OFAC. Each Loan Party and each Subsidiary and Affiliate thereof is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party or Subsidiary or Affiliate thereof is (a) a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the "SDN List") with which a U.S. Person cannot deal with or otherwise engage in business transactions; (b) a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with that Person; or (c) controlled by (including, without limitation, by virtue of that Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.
Section 9.31    Patriot Act. Each Loan Party, each of its Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), and (c) other federal or state laws relating to "know your customer" and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Section 9.32    Anti-Terrorism Laws.
(a)    No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary or Affiliate thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the "Anti-Terrorism Laws"), including the United States Executive Order No. 13224 on Terrorist Financing (the "Anti-Terrorism Order") and the Patriot Act.
(b)    No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary or Affiliate thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports "terrorism" as defined in the Anti-Terrorism Order or (iv) is named as a "specially designated national and blocked person" in the most current list published by OFAC.
(c)    No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
Section 9.33    [Reserved].
Section 9.34    Holdings Representations. None of the Holding Companies have (a) entered into any agreement (including any agreement for the incurrence or assumption of Debt, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than the Senior Credit Facility Documents to which it is a party, the Loan Documents to which it is a party, the definitive documentation evidencing the Permitted Investor Debt to which it is a party, and its governing documents (collectively, the "Holdings Documents"), (b) engaged in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than the making of Investments in a Borrower existing on the Closing Date (as set forth on Schedule 11.9), (ii)  the performance of its obligations under the Holdings Documents in accordance with the terms thereof, (iii) the performance of ministerial activities and the payment of taxes and administrative fees, and (iv) in the case of Ultimate Holdings, actions in connection with the issuance and sale of its common stock and other customary activities taken by Ultimate Holdings to the extent arising from its status as an issuer of securities that are publicly registered, or (c) consolidated or merged with or into any other Person.
Section 9.35    Subordinated Debt. The subordination provisions of the documents evidencing or relating to Subordinated Debt and each Subordination Agreement are enforceable against the holders of the Subordinated Debt and the other third parties to such Subordination Agreements by Administrative Agent and the Lenders. Subject to the Reference Subordination Agreement, all Obligations constitute senior Debt entitled to the benefits of the subordination provisions contained in the documents evidencing or relating to Subordinated Debt and each Subordination Agreement. No Loan Party or Subsidiary thereof has any Subordinated Debt other than its obligations hereunder and under the Master Intercompany Note. Each Loan Party and Subsidiary thereof acknowledges that Administrative Agent and each Lender are entering into this Agreement and are extending the Commitments and making the Loans in reliance upon the subordination provisions of the documents evidencing or relating to Subordinated Debt, each Subordination Agreement and this Section 9.35.
Section 9.36    Legal Form.
(a)    Each of the Loan Documents to which any Loan Party is a party is (or upon its coming into effect will be) in proper legal form under the governing law of the jurisdiction of such Loan Party for the enforcement thereof against such Loan Party under such laws.
(b)    Each Tranche A-1 Note, when duly completed in the form of Exhibit D and executed by the duly authorized attorneys-in-fact of the Mexican Loan Parties party thereto, for value received, shall qualify as a non-negotiable credit instrument (título de crédito no negociable, in the terms provided in Exhibit D) under Mexican law and should entitle the legal holder thereof to commence a commercial executory proceeding (acción ejecutiva mercantil) pursuant to Mexican applicable law against each Mexican Loan Party party thereto before the Mexican competent courts.
(c)    Each Tranche A-2 Note, when duly completed in the form of Exhibit H and executed by the duly authorized attorneys-in-fact of the Mexican Loan Parties party thereto, for value received, shall qualify as a non-negotiable credit instrument (título de crédito no negociable, in the terms provided in Exhibit H) under Mexican law and should entitle the legal holder thereof to commence a commercial executory proceeding (acción ejecutiva mercantil) pursuant to Mexican applicable law against each Mexican Loan Party party thereto before the Mexican competent courts.
Section 9.37    Exchange Controls. Under current laws and regulations of Mexico and each political subdivision thereof, all interest, principal, premium, if any, and other payments due or to be made on any Loans or otherwise pursuant to the Loan Documents, may be freely transferred out of Mexico and may be paid in, or freely converted into, Dollars.

Section 9.38    Governing Law and Enforcement. In any proceedings in Mexico to enforce this Agreement or any other Loan Document expressed to be governed by New York law, the choice of New York law as the governing law under this Agreement and under such other Loan Document should be recognized by the competent courts of Mexico. The irrevocable and express submission of Loan Parties to the exclusive jurisdiction of any the State of New York and of the United States District Court of the Southern District of New York pursuant to paragraph (a) of Section 15.19, and the appointment by each Mexican Loan Party of the Process Agent pursuant to paragraph (a) of Section 15.19 is legal, valid, binding and enforceable in accordance with its terms. A final judgment rendered by the courts of the State of New York or of the United States District Court of the Southern District of New York, United States of America, pursuant to a legal action instituted against any of the Mexican Loan Parties before any such court in connection with the obligations of the relevant the Mexican Loan Parties hereunder, would be enforceable against such Mexican Loan Parties in Mexico by the competent courts of Mexico, pursuant to Article 1347-A of the Mexican Commerce Code (Código de Comercio), which provides, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:
(a)    such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement;
(b)    such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;
(c)    the judge or court rendering the judgment was competent to hear and issue a judgment on the subject matter of the case in accordance with accepted principles of international law that are compatible with Mexican law;
(d)    service of process is made personally on the defendant or on its duly appointed process agent;
(e)    such judgment does not contravene Mexican law, Mexican public policy, international treaties or agreements binding upon Mexico or generally accepted principles of international law;
(f)    the formalities set forth in treaties to which Mexico is a party and the applicable procedural requirements under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;
(g)    the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court;
(h)    such judgment is final in the jurisdiction where obtained;
(i)    the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and
(j)    in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents (other than the Mexican Collateral Agreements that are executed in the Spanish language) required in such proceedings prepared by a court-

approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.
Section 9.39    [Reserved].
Section 9.40    Permitted Existing Earn-out Obligations. The Entrepids and Extend Solutions Earn-out Obligations constitute Permitted Existing Earn-out Obligations.
Section 9.41    PPP Loans. Each PPP Borrower is eligible under the CARES Act to incur the applicable PPP Loans. All applications, documents and other information submitted to any Governmental Authority with respect to the PPP Loans shall be true and correct in all respects. None of Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates is deemed an "affiliate" of any Loan Party or any of its Subsidiaries for any purpose related to the PPP Loans, including the eligibility criteria with respect thereto. Each Loan Party acknowledges and agrees that (a) it has consulted its own legal and financial advisors with respect to all matters related to the PPP Loans (including eligibility criteria) and the CARES Act, (b) it is responsible for making its own independent judgment with respect to the PPP Loans and the process leading thereto, and (c) it has not relied on Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates with respect to any of such matters.
ARTICLE X

AFFIRMATIVE COVENANTS
Until Payment in Full, each Loan Party agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it shall, and shall cause each Subsidiary thereof to:
Section 10.1    Reports, Certificates and Other Information. Furnish or cause Borrower Representative to furnish to Administrative Agent and each Lender:
10.1.1    Annual Report. Promptly when available and in any event within 120 days after the close of each Fiscal Year (a) a copy of the annual audit report of the Consolidated Group for such Fiscal Year, including consolidated balance sheets and statements of earnings and cash flows of the Consolidated Group as at the end of such Fiscal Year certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by Borrowers and reasonably acceptable to Administrative Agent, and (b) a balance sheet of the Consolidated Group as of the end of that Fiscal Year and statement of earnings and cash flows for the Consolidated Group for that Fiscal Year, certified by a Senior Officer of Borrower Representative.
10.1.2    Interim Reports. Promptly when available and in any event within 30 days after the end of each month, the consolidated balance sheets of the Consolidated Group as of the end of such month, together with (a) consolidated statements of earnings and a consolidated statement of cash flows for that month and for the period beginning with the first day of that Fiscal Year and ending on the last day of that month, (b) a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for that period of the current Fiscal Year, (c) a management discussion and analysis, in the cases of clauses (a) through (c) all certified by a Senior Officer of Borrower Representative, and (d) a calculation, in form and substance reasonably satisfactory to the Administrative Agent, of the number of people employed on a full-time basis by the members of the Consolidated Group as of the end of such month.

10.1.3    Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit A, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Borrower Representative, containing (a) a computation of each of the financial ratios and restrictions set forth in Section 11.12, (b) a certification to the effect that that Senior Officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and a certification to the effect that that Senior Officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it, and (c) a written statement of the management of the Consolidated Group setting forth a discussion of the financial condition, changes in financial condition, and results of operations of the Consolidated Group.
10.1.4    Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic, or special reports of any Loan Party or Subsidiary thereof filed with the SEC; copies of all registration statements of any Loan Party or Subsidiary thereof filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders of any Loan Party or Subsidiary thereof generally; in each case other than such documents filed with the SEC's Electronic Data Gathering, Analysis and Retrieval system.
10.1.5    Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by each Loan Party or the Subsidiary affected thereby with respect thereto:
(a)    the occurrence of a Default or an Event of Default;
(b)    the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or Subsidiary thereof or their respective property (i) in which the amount of damages claimed is U.S.$500,000 (or its equivalent in another currency or currencies) or more in the aggregate for all such litigations or proceedings, (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document, or (iii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(c)    (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if that failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan; (iii) the taking of any action with respect to a Pension Plan that could result in the requirement that any Loan Party or Subsidiary thereof furnish a bond or other security to the PBGC or that Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan that could result in the incurrence by any member of the Controlled Group of any material liability, fine, or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (v) any material increase in the contingent liability of any Borrower with respect to any post-retirement welfare benefit plan or other employee benefit plan of any Loan Party or Subsidiary thereof; or (vi) any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d)    any cancellation or material change in any insurance maintained (or required to be maintained) by any Loan Party or Subsidiary thereof;
(e)    any violation of, or non-compliance with, any material requirement of law by any Loan Party or Subsidiary thereof; or
(f)    any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which would reasonably be expected to have a Material Adverse Effect.
10.1.6    Real Estate. Promptly upon any Loan Party or Subsidiary thereof acquiring or leasing any real property after the Closing Date, an updated version of Schedule 9.17 showing information as of the date of delivery.

10.1.7    Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to each Loan Party or Subsidiary thereof by independent auditors in connection with each annual or interim audit made by such auditors of the books of such Loan Party or Subsidiary.
10.1.8    Projections. [Reserved].
10.1.9    Subordinated Debt And Related Transaction Notices. Promptly following receipt, copies of any material notices (including notices of default or acceleration) received (a) from any holder or trustee of, under or with respect to any Subordinated Debt, or (b) any Material Contract.
10.1.10    New Subsidiaries. Within fifteen (15) Business Days following the occurrence thereof, notice of the formation or acquisition of any Subsidiary, including, without limitation, any Foreign Subsidiary (whether or not constituting an Excluded Foreign Subsidiary).
10.1.11    Other Information. Promptly from time to time, such other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning any of the Loan Parties and their Subsidiaries or their respective properties or businesses as any Lender or Administrative Agent may reasonably request.
Section 10.2    Books, Records and Inspections; Electronic Reporting System; Field Examinations and Appraisals. (a) Keep, and cause each other Loan Party and Subsidiary thereof to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP, (b) permit, and cause each and Loan Party and Subsidiary thereof to permit, any Lender or Administrative Agent or any representative, agent, or advisor thereof to inspect the properties and operations of the Loan Parties and their Subsidiaries, (c) permit, and cause each Loan Party and Subsidiary thereof to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or Administrative Agent or any representative, agent, or advisor thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Loan Party and Subsidiary thereof hereby authorizes all such independent auditors to discuss those financial matters with any Lender or Administrative Agent or any representative, agent, or advisor thereof) and to examine (and photocopy extracts from) any of its books or other records, and (d) permit, and cause each Loan Party and Subsidiary thereof to permit, Administrative Agent and its representatives, agents, and advisors to inspect the inventory and other tangible assets of the Loan Parties and their Subsidiaries, to perform appraisals of the equipment of the Loan Parties and their Subsidiaries, and to inspect, audit, conduct physical counts and perform valuations thereof, and to audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts, and any other Collateral (each such visit, discussion, examination, inspection, valuation, appraisal and audit referred to in clauses (b) through (d), collectively, an "Examination"). All such Examinations by Administrative Agent and its representatives, agents, and advisors will be at Borrowers' expense, except that so long as no Default or Event of Default has occurred and is continuing, Borrowers will not be required to reimburse Administrative Agent for more than one such Examination each Fiscal Year.
Section 10.3    Maintenance of Property; Insurance.
(a)    Keep, and cause each Loan Party and Subsidiary thereof to keep, all property used and necessary in the business of the Loan Parties and their Subsidiaries in good working order and condition, ordinary wear and tear excepted.
(b)    Maintain, and cause each Loan Party and Subsidiary thereof to maintain, with responsible insurance companies, all insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it, general liability insurance (and, subject to Section 10.13, business interruption insurance) in such amounts and duration, and with such deductibles, as are customary for companies of similar size and in similarly industries as the Loan Parties and consistent with past practices of the Loan Parties and their Subsidiaries, and all other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which must insure against all risks and liabilities of the type identified on Schedule 9.16; and, upon request of Administrative Agent or any Lender, furnish to Administrative Agent or that Lender original or electronic copies of policies evidencing that insurance and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and their Subsidiaries. Subject to the Reference Subordination Agreement, Borrowers shall cause each issuer of an insurance policy in respect of any Loan Party to provide Administrative Agent with an endorsement (i) showing Administrative Agent as lender's loss payee with respect to each policy of property or casualty insurance and naming Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to that policy, and (iii) reasonably acceptable in all other respects to Administrative Agent. Subject to the Reference Subordination Agreement, each Loan Party and Subsidiary thereof shall, subject to Section 10.13, execute and deliver to Administrative Agent a collateral assignment, in form and substance satisfactory to Administrative Agent, of each business interruption insurance policy maintained by that Loan Party.
Section 10.4    Compliance with Laws; Payment of Taxes and Liabilities.
(a)    Comply, and cause each of the Loan Parties and their Subsidiaries to comply, in all respects with all applicable Requirements of Law and Permits of any Governmental Authority having jurisdiction over it, its business, or its properties, except where failure to comply would not reasonably be expected to have a Material Adverse Effect.
(b)    Without limiting Section 10.4(a), ensure, and cause each of the Loan Parties and their Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls any of the Loan Parties and their Subsidiaries is (i) listed on the SDN List maintained by OFAC and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order, or regulation; or (ii) a Person designated under Section 1(b), (c), or (d) of the Anti-Terrorism Order, any related enabling legislation, or any other similar Executive Orders.
(c)    Without limiting Section 10.4(a), comply, and cause each of the Loan Parties and their Subsidiaries to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.
(d)    Pay, and cause each of the Loan Parties and their Subsidiaries to pay, prior to delinquency, all material taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, but none of the Loan Parties and their Subsidiaries will be required under this Section 10.4(d) to pay any such tax or charge so long as that Loan Party or that Subsidiary is contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and, in the case of a claim that could become a Lien on any Collateral, those contest proceedings stay the foreclosure of that Lien or the sale of any portion of the Collateral to satisfy that claim.
(e)    Within thirty (30) days of any owner of Intermediate Holdings filing a final U.S. federal income tax return for a taxable year (to the extent required to do so), certify as to the Permitted Tax Distributions made by Intermediate Holdings to such owner during such taxable year.
Section 10.5    Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.4) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes that qualification necessary (other than any such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).
Section 10.6    Use of Proceeds. Use the proceeds of the Loans to (a) prepay loans outstanding under the Senior Credit Facility in an aggregate principal amount not less than U.S.$20,000,000 and (b) any remaining proceeds of the Loans after applying the proceeds of the Loans pursuant to clause (a) above, for other general corporate purposes of the Loan Parties. Not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock. Not use or permit any proceeds of any Loan to be used, either directly or indirectly, or lend, contribute or otherwise make available such Loan or the proceeds of any Loan to any Person to fund any activities of or business with any Person, or in a Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Agent or otherwise) of Sanctions.
Section 10.7    Employee Benefit Plans.
(a)    In the event any Loan Party or a member of its Controlled Group sponsors, maintains, or has any liability with respect to a Pension Plan, maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.
(b)    In the event any Loan Party or a member of its Controlled Group has any liability with respect to a Multiemployer Pension Plan, make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.
(c)    In the event any Loan Party or a member of its Controlled Group sponsors, maintains, or has any liability with respect to a Pension Plan or a Multiemployer Pension Plan, not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably likely be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.
Section 10.8    Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances occurs or has occurred on any real property or any other assets of any Loan Party or Subsidiary thereof, cause (and cause each other Loan Party and Subsidiary to cause) the prompt containment and removal of those Hazardous Substances and the remediation of that real property or other assets as necessary to comply with all applicable Environmental Laws and to preserve in all material respects the value of that real property or other assets. Without limiting the generality of the foregoing, comply (and cause each other Loan Party and Subsidiary thereof to comply) with any applicable federal or state judicial or administrative order requiring the performance at any real property of any of the Loan Parties or their Subsidiaries of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, dispose (and cause each other Loan Party and Subsidiary thereof to dispose) of all Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.
Section 10.9    Further Assurances. Take, and cause each of its Subsidiaries (other than Excluded Foreign Subsidiaries) to take, all actions as are necessary or as Administrative Agent or the Required Lenders reasonably request from time to time to ensure that the Obligations of each Loan Party and its Subsidiaries under the Loan Documents are, subject to the Reference Subordination Agreement, (a) secured by a first priority perfected Lien in favor of, with respect to assets located in the United States, Collateral Agent for the benefit of Agents and the Lenders or, with respect to assets located in the Mexico, the Lenders, (subject only to Permitted Liens) on substantially all of the assets of each Loan Party and Subsidiary thereof (other than Excluded Foreign Subsidiaries), including any Subsidiary acquired or created after the Closing Date (and, in the case of all Loan Parties and their Subsidiaries organized under the laws of, or with assets located in, Mexico, subject to the relevant Mexican Collateral Agreements); and (b) guaranteed by each Loan Party and Subsidiary thereof (other than Excluded Foreign Subsidiaries), including any Subsidiary acquired or created after the Closing Date, in each case as the Required Lenders may determine in their discretion, including (i) the execution of a joinder in the form of Exhibit B, (ii) the execution and delivery of guaranties, security agreements, pledge agreements, Mortgages, deeds of trust, financing statements, opinions of counsel and other documents (including, without limitation, any documents in connection with depositing any assets of each Loan Party and Subsidiary (other than Excluded Foreign Subsidiaries) with assets located in Mexico (including all accounts receivable), into the Mexican Security Trust or the Mexican Administration Trust, in accordance with their respective terms), in each case in form and substance satisfactory to the Required Lenders in their discretion, and the filing or recording of any of the foregoing; provided that with respect to all account receivables of account debtors of the Mexican Subsidiaries that were not account debtors on the Closing Date, the Loan Parties and their Subsidiaries shall take best efforts to make such account receivables subject to the Mexican Administration Trust, (iii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession, and (iv) with respect to any fee owned real property acquired by any Borrower or any Subsidiary (other than Excluded Foreign Subsidiaries) after the Closing Date having a fair market value in excess of $1,000,000, the delivery (to the extent requested by the Required Lenders) within 30 days after the date that real property was acquired (or such longer period the Required Lenders may provide in their sole discretion) of a duly executed Mortgage with respect to that real property providing for a fully perfected Lien, in favor of Collateral Agent or the Lenders, in all right, title and interest of the applicable Loan Party in that real property, together with all Mortgage-Related Documents and a legal opinion of special counsel for the applicable Loan Party for the state or jurisdiction in which that real property is located in form and substance acceptable to Collateral Agent or the Lenders, as applicable, in their discretion after the Closing Date, the delivery within 30 days after the date such real property was acquired (or such longer period as the Required Lenders may provide in their discretion) of a Mortgage, the Mortgage-Related Documents, and a legal opinion of special counsel for the applicable Loan Party for the state or jurisdiction in which that real property is located in form and substance acceptable to the Required Lenders in their discretion.
Section 10.10    Deposit Accounts. Subject to the Reference Subordination Agreement, on and after the 60th day after the Closing Date, unless Administrative Agent otherwise consents in writing, the Borrowers will use best efforts to maintain, and cause each other Loan Party to maintain, all of their deposit accounts and securities accounts located in the United States, other than Excluded Deposit Accounts, with an institution that has entered into one or more Control Agreements with Collateral Agent and the applicable Loan Party granting "control" (as defined in the UCC) of each applicable account to Collateral Agent.
Section 10.11    Excluded Foreign Subsidiaries. Not create, form, or acquire, or hold any Equity Interests of any Excluded Foreign Subsidiary other than the Excluded Foreign Subsidiaries in existence on the Closing Date or make any other Investment in any Excluded Foreign Subsidiary on or after the Closing Date other than as permitted under Section 11.9(i).
Section 10.12    Repatriation. Within five (5) Business Days following the last day of each Fiscal Quarter (a) cause all Foreign Subsidiaries to repatriate cash to a Deposit Account located in the United States and in the name of any Domestic Borrower over which the Administrative Agent, subject to the Reference Subordination Agreement, has a first priority perfected Lien by virtue of "control" (as defined in the UCC) of such Deposit Account in the amount equal to the sum of (i) the aggregate amount of cash on the consolidated balance sheet for all of the Foreign Subsidiaries on such day minus (ii) U.S.$3,000,000; and (b) provide (i) evidence of the amount of such repatriation to such Deposit Account and (y) Borrower Representative's calculation of the amount of such repatriation for the applicable Fiscal Quarter, together with supporting documentation, to Administrative Agent, all in form and substance acceptable to the Required Lenders.
Section 10.13    Post-Closing Matters. Execute and deliver the documents and comply with the requirements set forth on Schedule 10.13, in each case within the time limits specified on such schedule.
Section 10.14    PPP Loans.
(a)    (i) Maintain all records required to be submitted in connection with the forgiveness of any PPP Loans and (ii) timely (and, in any event, not later than thirty (30) days (or such longer period as may be agreed by Administrative Agent at the written direction of the Required Lenders) after the seven-week anniversary of the initial incurrence thereof) submit all applications and required documentation necessary or desirable for the lender of the PPP Loans and/or the SBA to make a determination regarding the amount of the PPP Loans that is eligible to be forgiven; provided that, notwithstanding any term in any Loan Document to the contrary, no such submission for forgiveness of the PPP Loans shall be required if the Borrowers reasonably determine that such submission would not be in the best interest of the Loan Parties.
(b)    Provide to Administrative Agent and the Lenders copies of any amendments, modifications, waivers, supplements or consents executed and delivered with respect to the PPP Loans promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Loan Party with respect to the PPP Loans.
(c)    To the extent not included in the foregoing clauses (a) and (b), promptly (and in any event within three (3) Business Days) upon receipt or filing thereof, as applicable, provide to Administrative Agent copies of all material documents, applications and correspondence with the applicable lender or any Governmental Authority relating to the PPP Loans, including with respect to loan forgiveness.
(d)    (i) Apply the proceeds of the PPP Loans to CARES Act Permitted Purposes prior to using any other cash on hand to pay such costs and expenses; (ii) use commercially reasonable efforts to conduct their business in a manner that will maximize the amount of PPP Loans forgiven; (iii) deposit all proceeds from the PPP Loans into a Deposit Account (the "PPP Loan Account") that is either a segregated payroll account or otherwise specially and exclusively used to hold proceeds of the PPP Loans and that is not subject to the cash dominion of Administrative Agent or any other secured party, (iv) not commingle their funds that are not proceeds of the PPP Loans with the proceeds of PPP Loans (other than with respect to any funds held in segregated payroll accounts which constitute Excluded Deposit Accounts) and (v) ensure that the proceeds of the PPP Loans are not used to repay other Debt.
(e)    On or prior to the date that is five (5) Business Days after the date that the Loan Parties obtain a final determination by the lender of the PPP Loans (and, to the extent required, the SBA) (or such longer period as may be approved in writing by Administrative Agent acting at the direction of the Required Lenders) regarding the amount of PPP Loans, if any, that will be forgiven pursuant to the provisions of the CARES Act, deliver to Administrative Agent a certificate of a Senior Officer of the Borrower Representative certifying as to the amount of the PPP Loans that will be forgiven pursuant to the provisions of the CARES Act, together with reasonably detailed description thereof, all in form satisfactory to the Lenders.
(f)    Not make any claim that the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates have rendered advisory services of any nature or respect in connection with any PPP Loan, the CARES Act or the process leading thereto.
ARTICLE XI

NEGATIVE COVENANTS
Until Payment in Full, each Loan Party agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it shall:
Section 11.1    Debt. Not, and not permit any Loan Party or Subsidiary thereof to, create, incur, assume or suffer to exist any Debt, except:
(a)    Obligations under this Agreement and the other Loan Documents;
(b)    the New Senior Credit Facility;

(c)    [Intentionally Omitted];
(d)    (i) Purchase Money Debt incurred (for avoidance of doubt, other than pursuant to an Acquisition) by a Loan Party or Subsidiary thereof with respect to Equipment that is being acquired (by, and will be used in the ordinary course of business of, such Loan Party or Subsidiary (and any extension, renewal, or refinancing thereof), and (ii) Capitalized Lease Obligations incurred (for avoidance of doubt, other than pursuant to an Acquisition) by a Loan Party or Subsidiary thereof with respect to Equipment that is being acquired by, and will be used in the ordinary course of business of, such Loan Party or Subsidiary (and any extension, renewal, or refinancing thereof), in the cases of clauses (i) and (ii), in an aggregate principal outstanding amount for all Loan Parties and their Subsidiaries under this Section 11.1(d) not to exceed the product of (x) U.S.$1,500 multiplied by (y) the number of people (x) employed on a full-time basis by members of the Consolidated Group, and (y) employed by others, but who are working on a full-time equivalent basis on projects for the Consolidated Group, in each case as of the last day of the most recently ended Computation Period for which financial statements have been delivered (or were required to be delivered) to Administrative Agent under and in accordance with Section 10.1.2;
(e)    (i) Permitted Earn-out Obligations, and (ii) Subordinated Debt (for avoidance of doubt, other than the Permitted Earn-out Obligations, but including all Permitted Investor Debt and Permitted Exitus Debt) incurred after the Closing Date in an aggregate outstanding amount for all Loan Parties and their Subsidiaries not to exceed $11,700,000 at any time, so long as such Subordinated Debt is subject to a Subordination Agreement;
(f)    unsecured Debt of any Loan Party (other than Intermediate Holdings) to any other Loan Party (other than Intermediate Holdings), as long as (i) such Debt is evidenced by the Master Intercompany Note and pledged and delivered to Administrative Agent pursuant to the Loan Documents as additional collateral security for the Obligations and (ii) the obligations under the Master Intercompany Note are subordinated to the Obligations of Borrowers hereunder on terms and in a manner satisfactory to the Required Lenders, in their discretion (but which terms shall in any event permit payments to be made to any Loan Party so long as no Event of Default of the type described in Sections 13.1.1 or 13.1.4 shall be continuing);
(g)    unsecured Debt in respect of netting services and overdraft protections in connection with Deposit Accounts, in an aggregate outstanding amount for all Loan Parties and their Subsidiaries under this Section 11.1(g) not to exceed U.S.$100,000 at any time;
(h)    loans or advances to employees, officers or directors of any Loan Party or any of its Subsidiaries, in an aggregate outstanding amount for all Loan Parties and their Subsidiaries not to exceed U.S.$250,000 in any Fiscal Year, made in the ordinary course of business for travel and related expenses;
(i)    Contingent Liabilities of a Loan Party consisting of guarantees of trade accounts payable of another Loan Party;
(j)    unsecured Debt owed to any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Loan Parties and their Subsidiaries incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement obligations to such Person;
(k)    unsecured Hedging Obligations incurred for bona fide hedging purposes and not for speculation with respect to risks arising in the ordinary course of Borrowers'

business, in an aggregate outstanding amount for all Loan Parties and their Subsidiaries under this Section 11.1(k) not to exceed U.S.$1,000,000 at any time;
(l)    unsecured Debt in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case) Debt incurred through the borrowing of money or Contingent Liabilities in respect thereof;
(m)    unsecured, non-recourse Debt incurred by any Loan Party or Subsidiary thereof to finance the payment of insurance premiums of such Person, in an aggregate outstanding amount for all Loan Parties and their Subsidiaries under this Section 11.1(m) not to exceed U.S.$250,000 at any time;
(n)    Debt described on Schedule 11.1, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
(o)    Debt of any Excluded Foreign Subsidiary to any Loan Party in an aggregate amount not to exceed U.S.$1,000,000 in the aggregate at any time outstanding as long as (i) such Debt is evidenced by the Master Intercompany Note and pledged and delivered to Collateral Agent pursuant to the Loan Documents as additional collateral security for the Obligations and (ii) the obligations under the Master Intercompany Note are subordinated to the Obligations of Borrowers hereunder on terms and in a manner satisfactory to the Required Lenders, in their discretion (but which terms shall in any event permit payments to be made to any Loan Party so long as no Event of Default of the type described in Sections 13.1.1 or 13.1.4 shall be continuing);
(p)    Debt consisting of the PPP Loans; and
(q)    other unsecured Debt owed to any Person that is not an Affiliate of any Loan Party or Subsidiary thereof, in an aggregate outstanding amount for all Loan Parties and their Subsidiaries not to exceed U.S.$250,000 at any time.
Section 11.2    Liens. Not, and not permit any Loan Party or Subsidiary thereof to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a)    Liens in favor of Collateral Agent or the Lenders, as applicable, granted pursuant to the Loan Documents;
(b)    Liens securing the New Senior Credit Facility;
(c)    [Reserved];
(d)    Liens securing Purchase Money Debt or Capitalized Lease Obligations, in all cases solely to the extent permitted under Section 11.1(d), provided that any such Lien (i) attaches to the specific property at the time of (or within 20 days following) the original acquisition thereof, (ii) does not extend to cover any property other than such specific property and any after-acquired property that is affixed thereto, (iii) does not extend to any Equity Interests in any Person, and (iv) is limited to such specific property and is not a "blanket" or "all asset" Lien;
(e)    Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;
(f)    Liens arising in the ordinary course of business of the Loan Parties and consisting of (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations, in the case of clauses (i) and (ii), (x) for sums not overdue for a period of more than sixty (60) days or which are being diligently contested in good faith by appropriate proceedings, (y) not involving any advances or borrowed money or the deferred purchase price of property or services, and (z) for which the Loan Parties and their Subsidiaries maintain adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;
(g)    easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, and other similar real estate charges or encumbrances, minor defects or irregularities in title, and other similar real estate Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any Subsidiary thereof;
(h)    leases, subleases, licenses, or sublicenses of the assets or properties of any Loan Party or Subsidiary thereof, in each case entered into in the ordinary course of business and not interfering in any material respect with the business of any Loan Party or Subsidiary thereof;
(i)    customary set-off rights against depository accounts permitted under this Agreement in favor of banks at which any Loan Party or Subsidiary thereof maintains any such depository accounts, so long as those set-off rights secure only the obligations of such Loan Party or Subsidiary to pay ordinary course fees and bank charges;
(j)    Liens consisting of precautionary filings of UCC financing statements filed with respect to Operating Leases permitted under this Agreement and any interest of title of a lessor under any Operating Lease permitted under this Agreement;
(k)    attachments, appeal bonds, judgments, and other similar Liens arising in connection with court proceedings, so long as (i) the aggregate outstanding amount of all such attachments, appeal bonds, judgments, and other similar Liens of all Loan Parties and their Subsidiaries does not exceed the amount set forth in Section 13.1.8 at any time, and (ii) the execution or other enforcement of such attachments, appeal bonds, judgments, and other similar Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
(l)    as long as the Loan Parties and their Subsidiaries have complied with Section 10.10 with respect to such Deposit Account, normal and customary rights of setoff upon deposits of cash in a Deposit Account in favor of banks or other depository institutions at which such Deposit Account is maintained, which setoff rights (i) only secure the obligations of such Loan Party to pay ordinary course fees and bank charges, or (ii) are otherwise permitted by any control agreement in favor of Collateral Agent with respect to such Deposit Account;
(m)    Liens described on Schedule 11.2 as of the Closing Date, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased; and

(n)    other Liens granted to any Person that is not an Affiliate of any Loan Party or Subsidiary thereof in the ordinary course of business, so long as such Liens secure only Permitted Debt in an aggregate outstanding amount, for all Loan Parties and their Subsidiaries, that does not exceed U.S.$100,000 at any time.
Section 11.3    Restricted Payments. Not, and not permit any Loan Party or Subsidiary thereof to, (a) make any cash or non-cash dividend, distribution, or payment to any holders of its Equity Interests, (b) purchase or redeem any of its Equity Interests, (c) pay any management fees, transaction-based fees, or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt or earn-outs or similar payments, (e) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of the PPP Loans, in each case, other than (x) regularly scheduled payments of principal and interest following the deferral period provided in the CARES Act, and (y) any other payment to the extent funded solely with proceeds from the PPP Loans in the PPP Loan Account (or such other funds approved in writing by Administrative Agent (acting at the written instructions of the Lenders)), or (f) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Loan Party may pay dividends or make distributions to a Borrower or any other Domestic Subsidiary that is a Loan Party (in each case, other than to Ultimate Holdings), (ii) any Subsidiary of a Loan Party may pay dividends or make other distributions to any Loan Party (other than to Intermediate Holdings or Ultimate Holdings) or any Subsidiary of a Loan Party; provided that the aggregate amount of Restricted Payments made to a Foreign Subsidiary that are not immediately distributed to a Borrower or a Domestic Subsidiary that is a Loan Party shall not exceed U.S.$1,000,000 in the aggregate during any trailing twelve consecutive month period, (iii) any Loan Party or Subsidiary thereof may make Permitted Tax Distributions, (iv) so long as no Event of Default has occurred or would result from the making thereof, any Loan Party or Subsidiary thereof may make payments, in an aggregate amount for all Loan Parties and Subsidiaries not to exceed U.S.$250,000 per Fiscal Year, to purchase or redeem Equity Interests of Ultimate Holdings from officers, directors, and employees of such Loan Party or Subsidiary; (v) any Loan Party or Subsidiary thereof may make Permitted Earn-out Payments, (vi) any Loan Party may make payments with respect to Subordinated Debt to the extent expressly permitted under the applicable Subordination Agreement; and (vi) any Loan Party may, with respect to the Permitted Investor Debt and the Permitted Exitus Debt (as defined under the Senior Credit Facility), make payments thereof to the extent expressly permitted under the applicable Subordination Agreement.
Section 11.4    Mergers, Consolidations, Sales. Not, and not permit any Loan Party or Subsidiary thereof to, (a) be a party to any merger or consolidation, (b) sell, transfer, dispose of, convey or lease any of its assets or Equity Interests (including the sale of Equity Interests of any Subsidiary), (c) sell or assign with or without recourse any Accounts, or (d) purchase or otherwise acquire all or substantially all of the assets or any Equity Interests, or any partnership or joint venture interest in, any other Person or make any Acquisition, in all cases other than: (i) any such merger, consolidation, sale, transfer, acquisition, conveyance, lease, or assignment of or by any Borrower or Subsidiary with and into any Borrower or any Subsidiary so long as (t) no other provision of this Agreement would be violated thereby, (u) in the case of any such transactions with a Borrower, a Borrower shall be the surviving Person, (v) in the case of any such transactions with a Domestic Subsidiary, a Domestic Subsidiary shall be the surviving Person, (w) in the case of any such transactions with a Loan Party, a Loan Party shall be the surviving Person, (x) Borrower Representative gives Administrative Agent at least 15 days' prior written notice of such merger or consolidation, (y) no Default or Event of Default has occurred and is continuing either before or after giving effect to that transaction, and (z) the Lenders' rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by that merger or consolidation, (ii) Permitted Acquisitions, and (iii) Permitted Asset Dispositions.
Section 11.5    Modification of Organizational Documents and PPP Loans. Not, and not permit any Loan Party or Subsidiary thereof, to allow the charter, by-laws or other organizational documents of any Loan Party or Subsidiary thereof to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders (it being understood that any amendment, modification, or waiver increasing or expanding the payment obligations of any Loan Party will be deemed to be materially adverse to the interests of Lenders). Not change, or allow any Loan Party or Subsidiary thereof to change, its state of formation or its organizational form. Not agree to, and not permit any Loan Party or Subsidiary thereof to agree to, any amendment, restatement, supplement, waiver or other modification of the PPP Loans if the effect of such amendment, restatement, supplement, waiver or other modification would be materially adverse to the Loan Parties or the Lenders.
Section 11.6    Transactions with Affiliates. Not, and not permit any Loan Party or Subsidiary thereof to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any Affiliate, other than the Investor Debt Promissory Note, and, (a) those set forth on Schedule 11.6, (b) those permitted by Sections 11.3 and 11.9, to the extent so permitted, and (c) such other transactions, arrangements and contracts that are on terms which are no less favorable to the Loan Parties than are obtainable from any Person which is not an Affiliate.
Section 11.7    Inconsistent Agreements. Not, and not permit any Loan Party or Subsidiary thereof to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by any Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Agents and the Lenders, a Lien on any of its assets, or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to any Borrower or any other Subsidiary, or pay any Debt owed to any Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than, in all cases, (x) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (y) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (z) customary provisions in leases and other contracts restricting the assignment thereof.
Section 11.8    Business Activities; Issuance of Equity. Not, and not permit any Loan Party or Subsidiary thereof to, engage in any line of business, other than the businesses engaged in on the Closing Date and businesses reasonably related thereto, or any line of business that is reasonably related thereto. Not, and not permit any other Subsidiary to, issue any Equity Interests; provided that (x) Ultimate Holdings may issue the Monroe Supporting Shares (as defined under the Senior Credit Facility) and the Monroe Warrants (as defined under the Senior Credit Facility) (y) Ultimate Holdings may issue Equity Interests therein so long as no Change of Control or other Default or Event of Default occurs as a result thereof and (z) Ultimate Holdings may issue Equity Interests from time to time so long as its complies with its obligations under Section 6.2.2(b)(ii) with respect to such issuance.~~.~~
Section 11.9    Investments. Not, and not permit any Loan Party or Subsidiary thereof to, make or permit to exist any Investment in any other Person, except the following:

(a)    contributions by any Borrower or any Subsidiary thereof to the capital of any Borrower;
(b)    Investments (including, without limitation, any Contingent Liabilities) constituting Permitted Debt;
(c)    Cash Equivalent Investments (provided that the Cash Equivalent Investments of Loan Parties and their Subsidiaries that are not issued or guaranteed by the United States Government may not, at any time, exceed $3,000,000 in the aggregate);
(d)    subject to Section 10.10, bank deposits in the ordinary course of business;
(e)    Investments received in the ordinary course of business pursuant to a Permitted Asset Disposition (i) in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors, or (ii) in notes received in full or partial satisfaction of Accounts owing from financially troubled Account Debtors;
(f)    Investments constituting Acquisitions consented to by the Required Lenders, in their sole discretion;
(g)    Investments in Domestic Subsidiaries of Loan Parties that are themselves Loan Parties on the Closing Date;
(h)    Investments listed on Schedule 11.9 as of the Closing Date;
(i)    Investments by any Loan Party in the Excluded Foreign Subsidiaries, in an aggregate amount not to exceed U.S.$1,000,000;
(j)    Investments by the Borrowers or any Loan Party that is a Domestic Subsidiary in Loan Parties that are Foreign Subsidiaries, (x) permitted pursuant to Section 11.9(f) or (y) in an aggregate amount not to exceed U.S.$3,000,000;
(k)    Investments constituting Permitted Acquisitions; and
(l)    other Investments in any Person that an Affiliate of any Loan Party or Subsidiary thereof, in an aggregate amount for all Loan Parties and their Subsidiaries not to exceed U.S.$250,000 at any one time.
Section 11.10    Restriction of Amendments to Certain Documents. Not, and not permit any Loan Party or Subsidiary thereof to, amend or otherwise modify, or waive any rights under any provision of any document governing any Subordinated Debt, except to the extent permitted under the related Subordination Agreement).
Section 11.11    Fiscal Year. Not, and not permit any Loan Party or Subsidiary thereof to, change its Fiscal Year.
Section 11.12    Financial Covenants. Not, and not allow any Loan Party or Subsidiary thereof to:
11.12.1    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Consolidated Group for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Fixed Charge Coverage Ratio
December 31, 2021	0.20:1.00
March 31, 2022	~~0.20:1.00Not tested~~
June 30, 2022	0.20:1.00
September 30, 2022	0.20:1.00
December 31, 2022 and each Computation Period ending thereafter	~~0.201.00:1.00~~
11.12.2    Total Leverage Ratio. Permit the Total Leverage Ratio of the Consolidated Group for any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Total Leverage Ratio
December 31, 2021	22.00:1.00
March 31, 2022	~~18.0019.15:1.00~~
June 30, 2022 and each Computation Period ending thereafter	10.00:1.00
Section 11.13    Compliance with Laws. Not, and not permit any Loan Party or Subsidiary thereof to, fail to comply with the laws, regulations and executive orders referred to in Sections 9.30, 9.31 and 9.32.
Section 11.14    Holdings Companies Covenants. The Holdings Companies shall not, directly or indirectly, (a) enter into any agreement (including any agreement for the incurrence or assumption of Debt, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than the Holdings Documents, (b) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than (i) the making of Investments existing on the Closing Date (as set forth on Schedule 11.9), (ii) the performance of its obligations under the Holdings Documents in accordance with the terms thereof, (iii) the performance of ministerial activities and the payment of taxes and administrative fees, (iv) entering into and performing its obligations hereunder and under the Loan Documents, (v) in the case of Ultimate Holdings, incurring Contingent Liabilities permitted by Section 11.1(i), and (vi) in the case of Ultimate Holdings, actions in connection with the issuance and sale of its common stock and other customary activities taken by Ultimate Holdings to the extent arising from its status as an issuer of securities that are publicly registered, or (c) consolidate or merge with or into any other Person. Each Holdings Company shall preserve, renew and keep in full force and effect its existence.
Section 11.15    No Excluded Foreign Subsidiaries. Absent the consent of the Required Lenders, no Loan Party or Subsidiary thereof will create, form, or acquire, or hold any Equity Interests in any Excluded Foreign Subsidiary (other than Excluded Foreign Subsidiaries in existence on the Closings Date) or make any other Investment in any Excluded Foreign Subsidiary on or after the Closing Date other than as permitted under Section 11.9(i).

Section 11.16    Claims Related to PPP Loans. Not, and not permit Subsidiary to assert any demands, actions, causes of action, suits, controversies, claims, counterclaims, or defenses whatsoever (including, without limitation, that the Administrative Agent, the Collateral Agent or any Lender provided advisory services with respect thereto) against the Administrative Agent, the Collateral Agent or any Lender in connection with any PPP Loan, the CARES Act, or any process related thereto.
ARTICLE XII

EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
The effectiveness of this Agreement and the obligation of each Lender to make its Loans is subject to the satisfaction of the following conditions precedent by no later than 5:00 p.m. (Mexico City Time) on November 29, 2021:
Section 12.1    Credit Extension. The effectiveness of this Agreement, and the obligation of the Lenders to make the Loans, are, in addition to the conditions precedent specified in Section 12.2 subject to satisfaction of the following conditions precedent, it being agreed that the request by Borrower Representative for the making of the Loans on the Closing Date will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in this Section 12.1 will be satisfied at the time of the making of those Loans (unless waived in writing by the Required Lenders):
12.1.1    Agreement, Notes and other Loan Documents. Administrative Agent has received the following, each duly executed and effective as of the Closing Date (or any earlier date satisfactory to the Required Lenders), in form and substance satisfactory to the Required Lenders in their discretion (a) this Agreement, and (b)  the Notes made payable to each applicable Lender.
12.1.2    Authorization Documents. For each Loan Party, Administrative Agent has received the following, each in form and substance satisfactory to the Required Lenders in their discretion (a) that Person's charter (or similar formation document), certified by the appropriate Governmental Authority, (b) good standing certificates in that Person's state of incorporation (or formation) and in each other state in which that Person is qualified to do business if reasonably requested by the Required Lenders, (c) that Person's bylaws (or similar governing document), (d) except for each Mexican Loan Party, resolutions of its board of directors (or similar governing body) approving and authorizing that Person's execution, delivery, and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (e) signature and incumbency certificates of that Person's officers and/or managers executing any of the Loan Documents (which certificates Administrative Agent and each Lender may conclusively rely on until formally advised by a like certificate of any changes in any such certificate), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.
12.1.3    Consents, etc. Administrative Agent has received certified copies of all documents evidencing any necessary company action, consents and governmental approvals (if any) required for the execution, delivery, and performance by the Loan Parties of the documents referred to in this Section 12, each in form and substance satisfactory to the Required Lenders.
12.1.4    Letter of Direction. Administrative Agent has received a Funds Flow Memorandum containing funds flow information with respect to the proceeds of the Loans on the Closing Date, duly executed and dated on or prior the Closing Date.

12.1.5    Opinions of Counsel. Administrative Agent has received opinions of New York and Mexican counsel for each Loan Party, each duly executed and dated as of the Closing Date, in form and substance satisfactory to Administrative Agent and the Lenders.
12.1.6    Payment of Fees. Administrative Agent has received evidence of payment by Borrowers of all accrued and unpaid fees, costs, and expenses to the extent then due and payable on the Closing Date (including, without limitation, fees under the Agents Fee Letter), together with all Attorney Costs of Administrative Agent and the Lenders to the extent invoiced prior to the Closing Date, plus all additional amounts of Attorney Costs that constitute Administrative Agent's and Lender's reasonable estimate of Attorney Costs incurred or to be incurred by Administrative Agent and the Lenders through the closing proceedings (but no such estimate will preclude a final settling of accounts between Borrowers and Administrative Agent and between Borrowers and the Lenders in respect of those Attorney Costs).
12.1.7    Solvency Certificate. Administrative Agent has received a solvency certificate, in form and substance satisfactory to the Required Lenders in their discretion, executed by a Senior Officer of the Borrower Representative.
12.1.8    Search Results; Lien Terminations. Administrative Agent has received certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party organized under the laws of any state of the United States (under their present names and any previous names) as debtors, together with copies of all such financing statements.
12.1.9    Closing Certificate. Administrative Agent has received a certificate, in form and substance satisfactory to the Required Lenders in their discretion executed by a Senior Officer of Borrower Representative on behalf of Borrowers certifying the matters set forth in Sections 12.1 and 12.2 as of the Closing Date.
12.1.10    No Material Adverse Change. There has not occurred since December 31, 2020 any developments or events that, individually or in the aggregate with any other circumstances, has had or could reasonably be expected to have a Material Adverse Effect.
12.1.11    Process Agent. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Lenders, that: (i) each Mexican Loan Party has irrevocably appointed the Process Agent for a period ending one year after the Maturity Date, (ii) the Process Agent has accepted such appointment, and (iii) all fees in connection therewith have been paid for the entire term of the appointment.
12.1.12    Other. The Lenders have received all other documents identified on that certain closing checklist prepared by counsel to the Lenders for the transactions contemplated hereby and all other documents reasonably requested by the Lenders.
The parties hereto hereby agree and acknowledge that the Closing Date has not occurred as of the date of this Agreement. Notwithstanding anything to the contrary set forth herein, Section 13.1.10, Section 14, and Sections 15.5, 15.8, 15.17, 15.18 and 15.19 shall be deemed effective as of the date of this Agreement, upon receipt by the Administrative Agent of duly executed counterparts by the parties hereto.
Section 12.2    Conditions Precedent to all Loans . The obligation of each Lender to make each of the Loans, is subject to the following further conditions precedent that:

12.2.1    Compliance with Warranties/No Default. Both before and after giving effect to any borrowing of the Loans the following shall be true and correct:
(a)    the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is by its terms qualified by concepts of materiality, in which that representation or warranty is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respects or in all respects, as applicable, as of that earlier date); and
(b)    no Default or Event of Default shall have then occurred and be continuing or would result from such borrowing.
12.2.2    Confirmatory Certificate. If requested by any Agent or any Lender, Administrative Agent has received (in sufficient counterparts to provide one to Administrative Agent and each Lender) a certificate dated the Closing Date and signed by a duly authorized representative of Borrower Representative as to the matters set out in Section 12.2.1 (it being understood that each request by Borrower Representative for the making of a Loan will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of that Loan), together with such other documents as any Agent or any Lender may reasonably request in support thereof.
12.2.3    Ratification and Authorization Documents. Process Agent Power of Attorney. For each Mexican Loan Party, Administrative Agent has received the following, each in form and substance satisfactory to the Required Lenders in their discretion (a)  resolutions adopted by its partners or shareholders' and/or of its board of directors (or similar governing body), approving, authorizing and further ratifying that Person's execution, delivery, and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (b) the public deed evidencing that such Mexican Loan Party has granted a Mexican law irrevocable special power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) before a Mexican notary public in favor of the Process Agent.
ARTICLE XIII

EVENTS OF DEFAULT AND THEIR EFFECT
Section 13.1    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:
13.1.1    Non-Payment of the Loans, etc. (a) Default in the payment when due of the principal of any Loan, or (b) default, and continuance thereof for five (5) or more days, in the payment when due of any interest, fee reimbursement obligation with respect to any Letter of Credit, or other amount payable by Borrowers under this Agreement or under any other Loan Document.
13.1.2    Non-Payment of Other Debt. (a) Any event of default shall occur under the terms applicable to any Subordinated Debt, or (b) any default or event of default shall occur under the terms applicable to any other Debt of any Loan Party (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) in an aggregate amount exceeding U.S.$500,000, and, and such default (i) consists of the failure to pay that Debt when due, whether by acceleration or otherwise, or (ii) accelerates the maturity of that Debt or permits the holder or holders thereof, or any trustee or agent for any such holder or holders, to cause that Debt to become due and payable (or require any Loan Party to purchase or redeem that Debt or post cash collateral in respect thereof) prior to its expressed maturity.
13.1.3    Other Material Obligations. Default in the payment when due, or in the performance or observance of, any Material Contract.
13.1.4    Bankruptcy, Insolvency, etc. Any of the following occurs: (a) any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due, (b) any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for that Loan Party or any property thereof, or makes a general assignment for the benefit of creditors, (c) in the absence of any such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within days, (d) any Insolvency Proceeding, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and that Insolvency Proceeding or proceeding (i) is not commenced by that Loan Party, (ii) is consented to or acquiesced in by that Loan Party, or (iii) remains for 45 days undismissed, or (e) any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.
13.1.5    Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.1, 10.1.2, 10.1.3, 10.1.4, 10.1.5, 10.2, 10.3(b), 10.5, 10.6, 10.8, 10.10, 10.11, 10.12, or 10.13, or Section 11, or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 or more days after the earlier of (i) the date any Loan Party knows or reasonably should have known of such failure or (ii) the date of receipt by Borrower Representative (or any Borrower) of notice from the Required Lenders of such failure.
13.1.6    Representations; Warranties. Any representation or warranty made by any Loan Party in this Agreement or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to any Agent or any Lender in connection with this Agreement is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.
13.1.7    Pension Plans. Any of the following occurs: (a) any Person institutes steps to terminate a Pension Plan if as a result of that termination any Loan Party or Subsidiary thereof could be required to make a contribution to that Pension Plan, or could incur a liability or obligation to that Pension Plan, in excess of U.S.$500,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA with respect to any Borrower or any Subsidiary; (c) the Unfunded Liability of all Pension Plans sponsored and maintained by any Loan Party or Subsidiary thereof exceeds 20% of the Total Plan Liability for those plans; or (d) there occurs any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of that withdrawal (including any outstanding withdrawal liability that any Borrower or any member of the Controlled Group have incurred on the date of that withdrawal) to which any Loan Party or Subsidiary thereof is reasonably expected to incur exceeds U.S.$500,000.
13.1.8    Judgments. One or more final judgments which exceed an aggregate of U.S.$500,000 are rendered against any Loan Party (not covered by insurance as to which the insurance company has acknowledged coverage, so long as that insurance is paid to Borrowers within 30 days of the rendering of those judgments) and have not been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of those judgments.
13.1.9    Invalidity of Documents, etc. Any Loan Document ceases to be in full force and effect, or any Loan Party (or any Person by, through, or on behalf of any Loan Party) contests in any manner the validity, binding nature, or enforceability of any Loan Document.
13.1.10    Change of Control. A Change of Control shall occur.
13.1.11    Default with respect to Conversion Payment Shares. Ultimate Holdings fails to comply with Section 18.8, Ultimate Holdings fails to deliver Conversion Payment Shares (as defined in Article XVIII) pursuant to Section 18.7 or an Event of Default occurs under any Registration Rights Agreement then in effect.
13.1.12    Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing the Master Intercompany Note, or any Subordinated Debt, or any subordination provision in any subordination agreement that relates to the Master Intercompany Note, or any Subordinated Debt (including, without limitation, each Subordination Agreement), or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party shall contest in any manner the validity, binding nature or enforceability of any such provision.
13.1.13    Non-Compliance with PPP Loan Terms; CARES Act. (a) The occurrence of any event of default under the terms of any PPP Loan, (b) any failure by any Loan Party or any Subsidiary to comply with or to perform any covenants set forth in Section 10.14 or (c) any failure by any Loan Party or any Subsidiary to comply in all material respects with the applicable provisions of the CARES Act.
Section 13.2    Effect of Event of Default. If any Event of Default described in Section 13.1.4 occurs in respect of any Borrower, then the Commitments will immediately terminate and the Loans and all other Obligations under this Agreement will become immediately due and payable, all without presentment, demand, protest, or notice of any kind. If any other Event of Default occurs and is continuing, then Administrative Agent may (and, upon the written request of the Required Lenders shall) declare, in a written notice to Borrower Representative, the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations under this Agreement to be due and payable, whereupon the Commitments will immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations under this Agreement will become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest, or notice of any kind (other than as expressly provided for above in this sentence). Administrative Agent shall promptly advise Borrower Representative of any such declaration, but failure to do so will not impair the effect of any such declaration.
Section 13.3    Credit Bidding. Subject to the Reference Subordination Agreement, the Loan Parties hereby irrevocably authorize the Lenders, and the Loan Parties and the Lenders hereby irrevocably authorize Collateral Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Collateral Agent or the Lenders, as applicable, in accordance with applicable law, based upon the instruction of the Required Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent, or other Person pursuant or under any insolvency laws, in each case subject to the following limitations: (a) the Required Lenders may not direct Collateral Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of any Credit Bid, (b) the acquisition documents must be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights, (c) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws), and (d) reasonable efforts must be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). For purposes of this Section 13.3, the term "Credit Bid" means an offer submitted by Collateral Agent (on behalf of the Agents and the Lenders) or the Lenders, as applicable, based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Collateral Agent (on behalf of the Agents and the Lenders), based upon the instruction of the Required Lenders, or the Lenders, as applicable) of the claims and Obligations under this Agreement and other Loan Documents.
ARTICLE XIV

AGENCY
Section 14.1    Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates, and authorizes each Agent to take any action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise any powers and perform any duties as are expressly delegated to it, as applicable, by the terms of this Agreement or any other Loan Document, together with all powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agents will have any duty or responsibility except those expressly set forth in this Agreement, nor will any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities are to be read into this Agreement or any other Loan Document or otherwise exist against such Agent, as applicable. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement and in other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, that term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 14.2    [Reserved].
Section 14.3    Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and is entitled to advice of counsel and other consultants or experts concerning all matters pertaining to those duties. No Agent will be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
Section 14.4    Exculpation of Agents. None of the Agents and their respective directors, officers, employees, and agents (a) will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth in this Agreement as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (b) will be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of any Borrower, or any

officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document (or the creation, perfection, or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations under this Agreement or under any other Loan Documents. None of the Agents is or will be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books, or records of any of the Loan Parties and their Subsidiaries and Affiliates.
The duties of each of the Administrative Agent and the Collateral Agent under the Loan Documents are solely mechanical and administrative in nature. The Administrative Agent and the Collateral Agent shall be entitled to request written instructions, or clarification of any instruction, from the Required Lenders (or, if the relevant Loan Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Administrative Agent and the Collateral Agent may refrain from acting unless and until it receives those written instructions or that clarification. In the absence of written instructions, the Administrative Agent or the Collateral Agent, as applicable, may act (or refrain from acting) as it considers to be in the best interests of the Lenders.
The Agents are not obliged to expend or risk their own funds or otherwise incur any financial liability in the performance of their respective duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if they have grounds for believing the repayment of such funds or indemnity satisfactory to such Agent against, or security for, such risk or liability is not reasonably assured to such Agent. The Agents shall not be responsible in any manner for the validity, enforceability or sufficiency of this Agreement or the Loan Documents or any Collateral delivered, or for the value or collectability of any obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Agent. The Agents shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the grantors to all or any of the assets whether such defect or failure was known to the Agents or might have been discovered upon examination or inquiry and whether capable of remedy or not.

The Agents shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other security documents pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter.

The Agents shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own gross negligence or willful misconduct.

In no event shall any Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Agents shall be entitled to seek written directions from the Required Lenders prior to taking any action under this Agreement, any Collateral instrument or any of the Loan Documents.

Except with respect to its own gross negligence or willful misconduct, no Agent shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any security document or any other instrument or document furnished pursuant thereto.

No Agent shall have responsibility for or liability with respect to monitoring compliance of any other party to the Loan Documents or any other document related hereto or thereto. The Agents have no duty to monitor the value or rating of any Collateral on an ongoing basis.

Whenever in the administration of the Loan Documents any Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, may conclusively rely upon instructions from the Required Lenders.

Any Agent may request that the Required Lenders or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Loan Documents.

Money held by any Agent in trust hereunder need not be segregated from other funds except to the extent required by law. No Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing.

Beyond the exercise of reasonable care in the custody thereof, no Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and no Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

No Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of such Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. No Agent shall have any duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Loan Documents by any other Person.

In the event that, following a foreclosure in respect of any Mortgaged property, the Agent acquires title to any portion of such property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Agent's sole discretion may cause such Agent to be considered an "owner or operator" under the provisions of CERCLA or otherwise cause such Agent to incur liability under CERCLA or any other Federal, state or local law, such Agent reserves the right, instead of taking such action, to either resign as Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

Each Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Agents reserve the right to forebear from foreclosing in their own name if to do so may expose them to undue risk.

In no event shall any Agent be responsible or liable for any failure (e) or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

For the avoidance of doubt and notwithstanding anything contrary in any Loan Document, in the event of inconsistency between the terms of this Agreement and any other Loan Document, the terms in this Agreement shall prevail.

Notwithstanding anything in the Loan Documents to the contrary, the Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

Section 14.5    Reliance by Agents. Each Agent may rely, and will be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants, and other experts selected by such Agent. Each Agent will be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent first receives all advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify such Agent against any and all liability and expense which might be incurred by such Agent by reason of taking or continuing to take any such action. Each Agent will in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and each such request and any action taken or failure to act pursuant thereto will be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement will be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless any Agent has received written notice from that Lender prior to the proposed Closing Date specifying its objection thereto.
Section 14.6    Notice of Default. None of the Agents will be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to such Agent for the account of the Lenders, unless such Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing that Event of Default or Default and stating that that notice is a "notice of default." Each Agent shall promptly notify the Lenders of its receipt of any such notice. Each Agent shall take all such actions with respect to each such Event of Default or Default as requested by the Required Lenders in accordance with Section 13, but unless and until such Agent has received any such request, such Agent may (but will not be required to) take any action, or refrain from taking any action, with respect to any Event of Default or Default as such Agent deems advisable or in the best interest of the Lenders.
Section 14.7    Credit Decision. Each Lender acknowledges that none of the Agents has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, will be deemed to constitute any representation or warranty by such Agent to any Lender as to any matter, including whether such Agent has disclosed material information in its possession. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent and based on documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrowers under this Agreement. Each Lender also represents to each Agent that it will, independently and without reliance upon such Agent and based on documents and information as it deems appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make all investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers. Except for notices, reports and other documents expressly required in this Agreement to be furnished to the Lenders by any Agent, such Agent will not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Borrower which may come into the possession of such Agent.
Section 14.8    Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, each Lender shall indemnify upon demand each Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities, except that no Lender will be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person's own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders will be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.8. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to in this Agreement, to the extent that such Agent is not reimbursed for any such expenses by or on behalf of Borrowers. The undertaking in this Section 14.8 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, expiration or termination of the Letters of Credit, termination of this Agreement and the resignation or replacement of any Agent.
Section 14.9    Agents in their Individual Capacity. Each of the Persons serving as Collateral Agent and Administrative Agent and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though such Person were not an Agent under this Agreement and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to those activities, the Person serving as an Agent or its Affiliates might receive information regarding Borrowers or their Affiliates (including information that is subject to confidentiality obligations in favor of any Borrower or any such Affiliate) and acknowledges that none of the Agents will be under any obligation to provide any such information to them. With respect to their Loans (if any), each of the Persons serving as Collateral Agent and Administrative Agent and their respective Affiliates have the same rights and powers under this Agreement as any other Lender and may exercise the same as though such Person were not an Agent, and the terms "Lender" and "Lenders" include such Person and its Affiliates, to the extent applicable, in their individual capacities.
Section 14.10    Successor Agents. Any may resign as such upon 30 days' notice to the Lenders. If any Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower Representative (which may not be unreasonably withheld or delayed), appoint from among the Lenders a successor Agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint, after consulting with the Lenders and Borrower Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent under this Agreement, that successor agent will succeed to all the rights, powers, and duties of the retiring Agent and the term "Administrative Agent" or "Collateral Agent," as applicable, will mean that successor agent, and the retiring Agent's appointment, powers and duties as Agent will be terminated. After any retiring Agent's resignation under this Agreement as an Agent, the provisions of this Section 14.10 and Sections 15.5 and 15.17 will inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as successor agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation will nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the retiring Agent under this Agreement until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
Section 14.11    Collateral Matters. Each Lender authorizes and directs Collateral Agent to enter into the Collateral Documents (other than the Mexican Collateral Agreements or the Mexican Collateral Amendment and Reaffirmation Agreements) for the benefit of the Agents and the Lenders. Each Lender hereby agrees that, except as otherwise set forth in this Agreement, any action taken by any Agent or Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by such Agent or Required Lenders of the powers set forth in this Agreement or therein, together with all other powers as are reasonably incidental thereto, will be authorized by, and binding upon, all Lenders. Collateral Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral (other than Collateral located in Mexico) or Loan Documents (other than the Mexican Collateral Agreements or the Mexican Collateral Amendment and Reaffirmation Agreements) which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the such other Loan Documents. The Lenders irrevocably authorize Collateral Agent, at its option and in its discretion, to do any and all of the following: (a) to release any Lien granted to or held by Collateral Agent under any Collateral Document (other than the Mexican Collateral Agreements) (i) upon Payment in Full; (ii) upon property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement (including the release of any Guarantor in connection with any such disposition); or (iii) subject to Section 15.1 if approved in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral (other than Collateral located in Mexico) to any holder of a Lien on that Collateral which is permitted by Section 11.2(d) (it being understood that Collateral Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Debt secured by any such Lien is permitted by Section 11.1(d)). Upon request by Collateral Agent at any time, the Lenders will confirm in writing Administrative Agent's authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11.
Section 14.12    Restriction on Actions by Lenders. Each Lender shall not, without the express written consent of each Agent, and shall, upon the written request of any Agent (to the extent it is lawfully entitled to do so), set-off against the Obligations, any amounts owing by that Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with that Lender. Each Lender shall not, unless specifically requested to do so in writing by each Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents (other than the Mexican Collateral Agreements or the Mexican Collateral Amendment and Reaffirmation Agreements) against the Loan Parties or any third party with respect to the Obligations or the Collateral may be taken by only Administrative Agent or Collateral Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by their respective agents at the direction of such Agent.
Section 14.13    Administrative Agent May File Proofs of Claim.
14.13.1    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to any Loan Party (including any Insolvency Proceeding), Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as expressed in this Agreement or by declaration or otherwise and irrespective of whether Administrative Agent has made any demand on Borrowers) may, by intervention in any such proceeding or otherwise, do any and all of the following:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and its respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
14.13.2    Any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such proceeding is hereby authorized by each Lender to make all payments to Administrative Agent and, in the event that Administrative Agent consents to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 5, 15.5, and 15.17.
14.13.3    Nothing contained in this Agreement will be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 14.14    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger," if any, has any right, power, obligation, liability, responsibility, or duty under this Agreement other than, in the case of any Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified has or is deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action under this Agreement.
Section 14.15    [Reserved]
.
Section 14.16    Mexican Powers of Attorney. The Administrative Agent agrees that it will not exercise any rights under any power of attorney granted under or in connection with the Mexican Loan Documents unless an Event of Default has occurred and is continuing.
ARTICLE XV

GENERAL
Section 15.1    Waiver; Amendments.
(a)    No amendment, modification, or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents will be effective unless it is in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated in this Agreement with respect thereto or, in the absence of any such designation as to any provision of this Agreement, by the Required Lenders. Any amendment, modification, waiver, or consent will be effective only in the specific instance and for the specific purpose for which given.
(b)    The Agents Fee Letter may be amended, waived, consented to, or modified by the parties thereto.
(c)    No amendment, modification, waiver, or consent may extend or increase the Commitment of any Lender without the written consent of that Lender.
(d)    No amendment, modification, waiver, or consent may extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable under this Agreement without the written consent of each Lender directly affected thereby.
(e)    No amendment, modification, waiver, or consent may reduce the principal amount of any Loan, the rate of interest thereon, or any fees payable under this Agreement without the consent of each Lender directly affected thereby.
(f)    No amendment, modification, waiver, or consent may do any of the following without the written consent of each Lender (i) release any Borrower or any Guarantor from its obligations, other than as part of or in connection with any disposition permitted under this Agreement, (ii) release all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.11), (iii) change the definitions of Pro Rata Share or Required Lenders, any provision of this Section 15.1, any provision of Section 13.3, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver, or consent.
(g)    No provision of Sections 6.2.2, 6.3, or 7.2.2(b) with respect to the timing or application of mandatory prepayments of the Loans may be amended, modified, or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Loans affected thereby.
(h)    No provision of Section 14 or other provision of this Agreement affecting any Agent in its capacity as such may be amended, modified, or waived without the consent of such Agent.
(i)    [Reserved]
(j)    [Reserved]
(k)    If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained is referred to as a "Non-Consenting Lender"), then, so long as Administrative Agent is not a Non-Consenting Lender, Administrative Agent and/or one or more Persons reasonably acceptable to Administrative Agent may (but will not be required to) purchase from that Non-Consenting Lender, and that Non-Consenting Lenders shall, upon Administrative Agent's request, sell and assign to Administrative Agent and/or any such Person, all of the Loans and Commitments of that Non-Consenting Lender for an amount equal to the principal balance of all such Loans and Commitments held by that Non-Consenting Lender and all accrued interest, fees, expenses, and other amounts then due with respect thereto through the date of sale, which purchase and sale will be consummated pursuant to an executed Assignment Agreement.
Section 15.2    Confirmations. Each Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under that Note.
Section 15.3    Notices.
15.3.1    Generally. Except as otherwise provided in Section 2.2, all notices under this Agreement must be in writing (including facsimile transmission) and must be sent to the applicable party at its address shown on Annex B or at any other address as the receiving party designates, by written notice received by the other parties, as its address for that purpose. Notices sent by facsimile transmission will be deemed to have been given when sent; notices sent by mail will be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service will be deemed to have been given when received. For purposes of Sections 2.2 and 2.2.2, Administrative Agent will be entitled to rely on written instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of Borrower Representative, and Borrowers shall hold Administrative Agent and each other Lender harmless from any loss, cost, or expense resulting from any such reliance.

15.3.2    Electronic Communications.
(a)    Notices and other communications to any Lender under this Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, but the foregoing does not apply to notices to any Lender pursuant to Section 2.2 if that Lender has notified Administrative Agent and Borrower Representative that it is incapable of receiving notices under Section 2.2 by electronic communication. Administrative Agent or any Loan Party may, in its respective sole discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it, and approval of any such procedures may be limited to particular notices or communications.
(b)    Unless otherwise agreed by the sender and the intended recipient, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail, or other written acknowledgement), (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that the notice or communication is available and identifying the website address therefor; and (iii) for both clauses (i) and (ii) of this Section 15.3.2(b), any notice, e-mail or other communication that is not sent during the normal business hours of the intended recipient will be deemed to have been sent at the opening of business on the next Business Day for the intended recipient.
Section 15.4    Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, that determination or calculation will, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied, but if Borrower Representative notifies Administrative Agent that Borrowers wish to amend any covenant in Sections 10 or 11.12 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of that covenant (or if Administrative Agent notifies Borrower Representative that the Required Lenders wish to amend Sections 10 or 11.12 (or any related definition) for that purpose), then Borrowers' compliance with that covenant will be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either the applicable notice under this Section 15.4 is withdrawn or the applicable covenant (or related definition) is amended in a manner satisfactory to Borrowers and the Required Lenders.
Section 15.5    Costs, Expenses and Taxes. Each Loan Party, jointly and severally, shall pay on demand all reasonable out-of-pocket costs and expenses of each Agent (including Attorney Costs and Taxes) in connection with the preparation, execution, primary syndication, delivery and administration (including perfection and protection of any Collateral and the costs of IntraLinks (or other similar service), if applicable) of this Agreement, the other Loan Documents, and all other documents provided for in this Agreement or delivered or to be delivered under or in connection with this Agreement (including any amendment, supplement, or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation, all documented out-of-pocket costs and expenses incurred pursuant to Section 10.2, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by any Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring, or negotiations in respect thereof; provided however, that the Loan Parties shall not be liable for any stamp, documentary, recording, filing or similar Taxes that are Other

Connection Taxes imposed with respect to an assignment of the Loans and Commitments (other than an assignment at the request of a Loan Party). In addition, each Loan Party shall pay, and shall save and hold harmless each Agent and the Lenders from all liability for, any fees of Loan Parties' auditors in connection with any reasonable exercise by such Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 will survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.
Section 15.6    Assignments; Participations.
15.6.1    Assignments.
(a)    Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of that Lender's Loans and Commitments, with the prior written consent of Administrative Agent and, other than for any assignment to an Eligible Assignee and so long as no Event of Default exists, Borrower Representative (which consent of Borrower Representative may not be unreasonably withheld or delayed). Except as Administrative Agent otherwise agrees, any such assignment must be in a minimum aggregate amount equal to U.S.$1,000,000 (which minimum will be U.S.$500,000 if the assignment is to an Affiliate of the assigning Lender) or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrowers and Administrative Agent will be entitled to continue to deal solely and directly with the assigning Lender in connection with the interests so assigned to an Assignee until Administrative Agent has received and accepted an effective assignment agreement in substantially the form of Exhibit J (an "Assignment Agreement") executed, delivered, and fully completed by the applicable parties thereto and a processing fee of U.S.$3,500. For so long as no Default or Event of Default shall have occurred and is continuing at the time of such assignment, the Borrowers shall not be required to pay to any assignee Lender amounts pursuant to Section 7.6 in excess of the amounts that the Borrowers would have been obligated to pay to the assigning Lender if the assigning Lender had not assigned such Loan to such assignee, unless the circumstances giving rise to such excess payment result from a Change in Law after the date of such assignment. Any attempted assignment not made in accordance with this Section 15.6.1 will be treated as the sale of a participation under Section 15.6.2.
(b)    From and after the date on which the conditions described above have been met, (i) the Assignee will be deemed automatically to have become a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to that Assignee pursuant to the Assignment Agreement, will have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to that Assignment Agreement, will be released from its rights (other than its indemnification rights) and obligations under this Agreement. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrowers shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) one or more Notes in accordance with Section 3.1 to reflect the amounts assigned to that Assignee and the amounts, if any, retained by the assigning Lender. Each such Note will be dated the effective date of the applicable assignment. Upon receipt by Administrative Agent of any such Note, the assigning Lender shall return to Borrower Representative any applicable prior Note held by it.
(c)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of that Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.6.1 will not apply to any such pledge or assignment of a security interest. No such pledge or assignment of a security interest will release a Lender from any of its obligations under this

Agreement or substitute any such pledgee or assignee for that Lender as a party to this Agreement
15.6.2    Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests under this Agreement (any such Person, a "Participant"), but solely to the extent that such Participant is not a Loan Party or an Affiliate of a Loan Party. In the event of a sale by a Lender of a participating interest to a Participant (a) that Lender's obligations under this Agreement will remain unchanged for all purposes, (b) Borrowers and Administrative Agent shall continue to deal solely and directly with that Lender in connection with that Lender's rights and obligations under this Agreement, and (c) all amounts payable by Borrowers will be determined as if that Lender had not sold that participation and will be paid directly to that Lender. No Participant will have any direct or indirect voting rights under this Agreement except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which that Lender enters into with any Participant. Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant will be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, but that right of set-off is subject to the obligation of each Participant to share with the Lenders, and the Lenders shall share with each Participant, as provided in Section 7.5. Participant shall be entitled to the benefits of Section 7.6 or 8 to the same extent as if it were a Lender (but no Participant will be entitled to any greater compensation pursuant to Section 7.6 and 8 than would have been paid to the participating Lender on the date of participation if no participation had been sold), and each Participant must comply with Section 7.6.4 as if it were an Assignee.
Section 15.7    Register. (a) Administrative Agent shall maintain, and deliver a copy to Borrower Representative upon written request, a copy of each Assignment Agreement delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Lender from time to time and whether that Lender is the original Lender or the Assignee. No assignment will be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register will be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Administrative Agent will not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. It is the parties' intention that the Loans and Commitments be treated as registered obligations and in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and that the right, title, and interest of the Lenders in and to those Loans and Commitments be transferable only in accordance with the terms of this Agreement.
(b)    Each Lender that sells a participation to a Participant shall, acting solely for this purpose as an agent of each Borrower, maintain at one of its offices a register for the recordation of the names and addresses of each such Participant, and the Commitments of, and principal amount of (and stated interest on) the Loans owing to, such Participant (the "Participant Register"), but no Lender will be required to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Loans, Commitments, or its other obligations under any Loan Document) to any Person except to the extent that disclosure is required to establish that such a participation is in registered form (as described above). The entries in the Participant Register will be conclusive absent manifest error, and the applicable Lender shall treat each Person whose name is recorded in the Participant Register as the owner of that participation for all purposes of this Agreement notwithstanding any notice to the contrary.
Section 15.8    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 15.9    Confidentiality. As required by federal law and Administrative Agent's policies and practices, Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Administrative Agent and each Lender shall use commercially reasonable efforts (equivalent to the efforts Administrative Agent or that Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party hereunder and designated as confidential, except that Administrative Agent and each Lender may disclose any information as follows: (a) to Persons employed or engaged by Administrative Agent or that Lender or that Lender's Affiliates or Approved Funds in evaluating, approving, structuring, or administering the Loans and the Commitments, (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose any such information to Persons employed or engaged by them as described in clause (a) of this Section 15.9, (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Administrative Agent or that Lender to be compelled by any court decree, subpoena, or legal or administrative order or process, but Administrative Agent or that Lender, as applicable, shall (i) use reasonable efforts to give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by that requirement, request, court decree, subpoena, or legal or administrative order or process, and (ii) disclose only that portion of the confidential information as Administrative Agent or that Lender reasonably believes, or as counsel for Administrative Agent or that Lender, as applicable, advises Administrative Agent or that Lender, that it must disclose pursuant to that requirement, (d) as Administrative Agent or that Lender reasonably believes, or on the advice of Administrative Agent's or that Lender's counsel, is required by law, (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or that Lender is a party, (f) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to that Lender, (g) to that Lender's independent auditors and other professional advisors as to which that information has been identified as confidential, or (h) if that information ceases to be confidential through no fault of Administrative Agent or any Lender. Notwithstanding the foregoing, Borrowers consent to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement, or other similar agreement between any Borrower and any Lender conflicts with or contradicts this Section 15.9 with respect to the treatment of confidential information, then this Section 15.9 will supersede all such prior or contemporaneous agreements and understandings between the parties.
Section 15.10    Severability. Whenever possible each provision of this Agreement is to be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, that provision will be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of the

Agents and the Lenders, in each case, expressed in this Agreement or in any other Loan Document are in addition to, and not in limitation of, those provided by applicable law.
Section 15.11    Nature of Remedies. All Obligations of the Loan Parties and rights of Agents and the Lenders expressed in this Agreement or in any other Loan Document are in addition to and not in limitation of those provided by applicable law. No failure to exercise, and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power, or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any right, remedy, power, or privilege under this Agreement will preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
Section 15.12    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties to this Agreement and supersedes all prior or contemporaneous agreements and understandings of all such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.1) and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs, or expenses payable to or incurred (or to be incurred) by or on behalf of the Agents or the Lenders.
Section 15.13    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission will constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders will be deemed to be originals.
Section 15.14    Successors and Assigns. This Agreement binds the Loan Parties, the Lenders, the Agents, and their respective successors and assigns and will inure to the benefit of the Loan Parties, the Lenders, and the Agents and the successors and assigns of the Lenders and the Agents. No other Person is or is intended to be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of each Agent and each Lender.
Section 15.15    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
Section 15.16    Customer Identification – USA Patriot Act Notice. Each Lender (each for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow that Lender to identify the Loan Parties in accordance with the Patriot Act.
Section 15.17    INDEMNIFICATION BY LOAN PARTIES. In consideration of the execution and delivery of this Agreement by the Agents and the Lenders and the agreement to extend the Commitments provided under this Agreement, each Borrower hereby agrees to indemnify, exonerate, and hold harmless each Agent, each Lender and each of the officers, directors, employees, Affiliates, agents, and Approved Funds of each Agent and each Lender (each, a "Lender Party" or "Indemnitee") from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (a) any tender offer, merger, purchase of Equity Interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans; (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by any Loan Party; (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Loan Party or the operations conducted thereon; (d) the investigation, cleanup or remediation of offsite locations at which any Loan Party or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (e) the execution, delivery, performance, or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, in each case except for any such Indemnified Liabilities arising on account of the applicable Lender Party's gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction. If and to the extent that the foregoing undertaking is unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 15.17 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release, or discharge of, any or all of the Collateral Documents and termination of this Agreement. This Section 15.17 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.
Section 15.18    Nonliability of Lenders. The relationship between Borrowers on the one hand and the Lenders and the Agents on the other hand is solely that of borrower and lender. Neither any Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither any Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations. Each Loan Party agrees, on behalf of itself and each other Loan Party, that neither any Agent nor any Lender has any liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission, or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that those losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. No Lender Party will be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. No Lender Party will have any liability with respect to, and each Loan Party, on behalf of itself and each other Loan Party, hereby waives, releases, and agrees not to sue for, any special, punitive, exemplary, indirect, or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.
Section 15.19    FORUM SELECTION AND CONSENT TO JURISDICTION.
(a)    Any litigation based hereon, or arising out of, under, or in connection with this Agreement or any other Loan Document (except for the Mexican Loan Documents, which shall be governed under their own terms), will be brought and maintained exclusively in the courts of the State of New York or in the United States District Court of the Southern District of

New York. Each party hereto hereby expressly and irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States District Court of the Southern District of New York for the purpose of any such litigation as set forth above and waives any right to any other jurisdiction to which each such party may be entitled to by reason of their present or future domicile or otherwise.
(b)    Each Mexican Loan Party hereby irrevocably designated and appoints (i) IT Global Holding LLC (the "Process Agent"), with an office on the date hereof at 222 Urban Towers, Suite 1650 E, Irving, TX 75039 as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in any court referred to in clause (a); and (ii) as its conventional address the address of the Process Agent referred above or any other address notified in writing in the future by the Process Agent to such Loan Party, to receive on its behalf service of all process in any proceedings brought pursuant to the Loan Documents in any court, such service being hereby acknowledged by such Loan Party to be effective and binding service in every respect, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon. Each Mexican Loan Party shall maintain such appointment until the satisfaction in full of all Obligations, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then each Mexican Loan Party shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval of the Administrative Agent. Each Mexican Loan Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such.
(c)    Each Loan Party further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. Each Loan Party hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection that it now has or hereafter might have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.
Section 15.20    WAIVER OF JURY TRIAL. EACH LOAN PARTY, EACH AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, AND ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MIGHT IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 15.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority

to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in that EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE XVI

JOINT AND SEVERAL LIABILITY
Section 16.1    Joint and Several Liability
16.1.1    Each Loan Party and each Person comprising a Loan Party hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements, and other terms contained in this Agreement are applicable to and binding upon each Person comprising a Loan Party unless expressly otherwise stated in this Agreement.
16.1.2    Each Loan Party is jointly and severally liable for all of the Obligations of each other Loan Party, regardless of which Loan Party actually receives the proceeds or other benefits of the Loans or other extensions of credit under this Agreement or the manner in which Loan Parties, any Agent, or any Lender accounts therefor in their respective books and records.
16.1.3    Each Loan Party acknowledges that it shall enjoy significant benefits from the business conducted by each other Loan Party because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Loans and other credit extensions under this Agreement and the other Loan Documents which would not have been available to any Loan Party acting alone. Each Loan Party has determined that it is in its best interest to procure the credit facilities contemplated under this Agreement, with the credit support of each other Loan Party as contemplated by this Agreement and the other Loan Documents.
16.1.4    Each of the Agents and the Lenders have advised each Loan Party that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby or thereby to any Loan Party unless each Loan Party agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Loan Party. Each Loan Party has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection with this Agreement (a) because of the desirability to each Loan Party of the credit facilities under this Agreement and the interest rates and the modes of borrowing available under this Agreement and under those other documents; (b) because each Loan Party might engage in transactions jointly with other Loan Parties; and (c) because each Loan Party might require, from time to time, access to funds under this Agreement for the purposes set forth in this Agreement. Each Loan Party, individually, expressly understands, agrees, and acknowledges that the credit facilities contemplated under this Agreement would not be made available on the terms of this Agreement in the absence of the collective credit of all the Loan Parties, and the joint and several liability of all the Loan Parties. Accordingly, each Loan Party acknowledges that the benefit of the accommodations made under this Agreement to the Loan Parties, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Loan Party.
16.1.5    To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Loan Party under this Agreement and under the other Loan Documents invalid or unenforceable, such Person's obligations under this Agreement and under the other Loan Documents shall be limited to the maximum amount that does not result in any such invalidity or unenforceability, but each Loan Party's obligations under this Agreement and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 16 were not a part of this Agreement.
16.1.6    To the extent that any Loan Party makes a payment under this Section 16 of all or any of the Obligations (a "Joint Liability Payment") that, taking into account all other Joint Liability Payments then previously or concurrently made by any other Loan Party, exceeds the amount that Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by those Joint Liability Payments in the same proportion that such Person's Allocable Amount (as determined immediately prior to those Joint Liability Payments) bore to the aggregate Allocable Amounts of each Loan Party as determined immediately prior to the making of those Joint Liability Payments, then, following payment in full in cash of the Obligations (other than contingent indemnification Obligations not then asserted) and the termination of the Commitments, that Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of that excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to the applicable Joint Liability Payments. As of any date of determination, the "Allocable Amount" of any Loan Party is equal to the maximum amount of the claim that could then be recovered from that Loan Party under this Section 16 without rendering that claim voidable or avoidable under § 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law.
16.1.7    Each Loan Party assumes responsibility for keeping itself informed of the financial condition of each other Loan Party, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of each other Loan Party's Obligations, and of all other circumstances bearing upon the risk of nonpayment by each other Loan Party of its Obligations, and each Loan Party agrees that neither any Agent nor any Lender has or shall have any duty to advise that Loan Party of information known to any Agent or any Lender regarding any such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If any Agent or any Lender, in its discretion, undertakes at any time or from time to time to provide any such information to a Loan Party, neither any Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to that Loan Party or any other Person on any subsequent occasion.
16.1.8    Subject to Section 15.1, Administrative Agent upon written direction from the Required Lenders is hereby authorized to, at any time and from time to time, to do any and all of the following: (a) in accordance with the terms of this Agreement, renew, extend, accelerate, or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Loan Party, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Loan Party and delivered to Administrative Agent or any Lender; (b) accept partial payments on an Obligation incurred by any Loan Party; (c) take and hold security or collateral for the payment of an Obligation incurred by any Loan Party under this Agreement or for the payment of any guaranties of an Obligation incurred by any Loan Party or other liabilities of any Loan Party and exchange, enforce, waive, and release any such security or collateral; (d) in accordance with the terms of the Loan Documents, apply any such security or collateral and direct the order or manner of sale thereof; and (e) with the prior consent of the Lenders, settle, release, compromise, collect, or otherwise liquidate an Obligation incurred by any Loan Party and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Loan Party. In accordance with the terms of this Agreement, Administrative Agent has the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and any such determination shall be binding on each Loan Party. In accordance with the terms of this Agreement, all such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of an Obligation incurred by any Loan Party as Administrative Agent determines in its discretion without affecting the validity or enforceability of the Obligations of any other Loan Party. Nothing in this Section 16.1.8 modifies any right of any Loan Party or any Lender to consent to any amendment or modification of this Agreement or the other Loan Documents in accordance with the terms hereof or thereof.
16.1.9    Each Loan Party hereby agrees that, except as otherwise expressly provided in this Agreement, its obligations under this Agreement are and shall be unconditional, irrespective of (a) the absence of any attempt to collect an Obligation incurred by any Loan Party from any Loan Party or any guarantor or other action to enforce the same; (b) failure by Collateral Agent or Lenders, as applicable, to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Loan Party; (c) any Insolvency Proceeding by or against any Loan Party, or any Agent's or any Lender's election in any such proceeding of the application of § 1111(b)(2) of the Bankruptcy Code; (d) any borrowing or grant of a security interest by any Loan Party as debtor-in-possession under § 364 of the Bankruptcy Code; (e) the disallowance, under § 502 of the Bankruptcy Code, of all or any portion of any Agent's or any Lender's claim(s) for repayment of any of an Obligation incurred by any Loan Party; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor unless that legal or equitable discharge or defense is that of a Loan Party in its capacity as a Loan Party.
16.1.10    Any notice given by Borrower Representative under this Agreement shall constitute and be deemed to be notice given by all Loan Parties, jointly and severally. Notice given by any Agent or any Lender to Borrower Representative under this Agreement or pursuant to any other Loan Documents in accordance with the terms of this Agreement or of any applicable other Loan Document shall constitute notice to each Loan Party. The knowledge of any Loan Party shall be imputed to all Loan Parties and any consent by Borrower Representative or any Loan Party shall constitute the consent of, and shall bind, all Loan Parties.
16.1.11    This Section 16 is intended only to define the relative rights of Loan Parties and nothing set forth in this Section 16 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section 16 limits the liability of any Loan Party to pay the credit facilities made directly or indirectly to that Loan Party and accrued interest, fees, and expenses with respect thereto for which that Loan Party is primarily liable.
16.1.12    The parties to this Agreement acknowledge that the rights of contribution and indemnification under this Section 16 constitute assets of each Loan Party to which any such contribution and indemnification is owing. The rights of any indemnifying Loan

Party against the other Loan Parties under this Section 16 shall be exercisable upon the full and payment of the Obligations, and the termination of the Commitments.
16.1.13    No payment made by or for the account of a Loan Party, including, without limitation, (a) a payment made by that Loan Party on behalf of an Obligation of another Loan Party, or (b) a payment made by any other Person under any guaranty, shall entitle that Loan Party, by subrogation or otherwise, to any payment from that other Loan Party or from or out of property of that other Loan Party and that Loan Party shall not exercise any right or remedy against that other Loan Party or any property of that other Loan Party by reason of any performance of that Loan Party of its joint and several obligations hereunder, until, in each case, the termination of the Commitments, the expiration, termination, or Cash Collateralization of all Letters of Credit, and Payment in Full of all Obligations (other than contingent indemnification Obligations not then asserted).
ARTICLE XVII
APPOINTMENT OF BORROWER REPRESENTATIVE
17.1.1    Each Loan Party hereby irrevocably (until Payment in Full or a change pursuant to Section 17.1.4) appoints and constitutes Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of that Loan Party pursuant to this Agreement and the other Loan Documents) from the Lenders in the name or on behalf of that Loan Party. Administrative Agent may disburse those proceeds to the bank account of Borrower Representative (or any other Borrower) without notice to any other Borrower or any other Loan Party.
17.1.2    Each Loan Party hereby irrevocably (until Payment in Full or a change pursuant to Section 17.1.4) appoints and constitutes the Borrower Representative as its agent to (a) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, (b) execute and deliver Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Loan Party under this Agreement or the other Loan Documents; and (c) otherwise act on behalf of that Loan Party pursuant to this Agreement and the other Loan Documents.
17.1.3    The authorizations contained in this Section 17 are coupled with an interest and are irrevocable until Payment in Full or a change pursuant to Section 17, and Administrative Agent may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by that Borrower or Loan Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Loan Parties to join in the execution of any writing in connection with this Agreement will not relieve any Borrower or other Loan Party from obligations in respect of that writing.
17.1.4    No purported termination of or change in the appointment of Borrower Representative as agent will be effective without the prior written consent of Administrative Agent.

ARTICLE XVIII
CONVERSION RIGHTS
Section 18.1    Conversion on the Maturity Date. Subject to Section 18.3, each Lender shall have a right to convert all or any portion of the Outstanding Obligations due to such Lender into Conversion Payment Shares on any date beginning on December 15, 2022 (a "Maturity Conversion Date"). In order to exercise its conversion rights under this Section 18.1, a Lender must provide written notice (a "Maturity Conversion Notice"), which shall be irrevocable, to Ultimate Holdings on or prior to the second Business Day immediately preceding the Maturity Conversion Date specifying the percentage of the Outstanding Obligations due to such Lender that the Lender is electing to convert into Conversion Payment Shares pursuant to this Section 18.1.
Section 18.2    Early Conversion.
18.2.1    Subject to Section 18.3, each Lender shall have a right to convert all or any portion of the Outstanding Obligations due to such Lender into Conversion Payment Shares immediately after the closing time of the Applicable Follow-On Offering (the "Offering Conversion Date"). The Company shall provide written notice to the Lenders of the Offering Conversion Date on or prior to the second Business Day immediately preceding such date. In order to exercise its conversion rights under this Section 18.2, a Lender must provide written notice (an "Offering Conversion Notice"), which shall be irrevocable, to Ultimate Holdings on or prior to the second Business Day immediately preceding the applicable Offering Conversion Date specifying the percentage of the Outstanding Obligations due to such Lender that the Lender is electing to convert into Conversion Payment Shares pursuant to this Section 18.2.
18.2.2    Subject to Section 18.3, each Lender shall have a right to convert all or any portion of the Outstanding Obligations due to such Lender into Conversion Payment Shares on any date Ultimate Holdings specifies as an Optional Conversion Date with respect to all Lenders. In order to exercise its conversion rights under this Section 18.2, a Lender must provide written notice (an "Optional Conversion Notice"), which shall be irrevocable, to Ultimate Holdings on or prior to the second Business Day immediately preceding the applicable Optional Conversion Date specifying the percentage of the Outstanding Obligations due to such Lender that the Lender is electing to convert into Conversion Payment Shares pursuant to this Section 18.2.
Section 18.3    Limitation on Delivery of Conversion Payment Shares. Notwithstanding anything contained herein to the contrary, (a) the aggregate number of Conversion Payment Shares issued pursuant to Section 18.1 and 18.2 shall be limited to the Conversion Cap, with a pro rata portion (based on the portion of the aggregate Outstanding Obligations due to such Lender) of such Conversion Cap being applicable to each converting Lender on a Maturity Conversion Date, for purposes of Section 18.1, the Offering Conversion Date, for purposes of Section 18.2.1, or the Optional Conversion Date, for purposes of Section 18.2.2, and any portion of the Conversion Cap not utilized on the Applicable Conversion Date by non-converting Lenders shall be re-allocated pro rata among the converting Lenders, (b) no Conversion Payment Shares shall be issued to any officer, director (including any director that is an Affiliate of a Lender), employee or consultant if such issuance would constitute a discounted issuance of Common Stock pursuant to Rule 5635(c) of the Nasdaq Stock Market and (c) no Conversion Payment Shares shall be issued to any Lender to the extent such issuance would constitute a change of control pursuant to Rule 5635(b) of the Nasdaq Stock Market (or such similar rules of the Applicable Exchange), and, in each case, the portion of the Outstanding Obligations with respect to which Conversion Payment Shares cannot be delivered shall be deemed to not have been converted; provided, that the foregoing limitations in clauses (a), (b) and (c) shall not apply to the extent that Ultimate Holdings receives the Requisite Shareholder Approval.
Section 18.4    Conversions Generally. Upon a Converting Lender's receipt of the Conversion Payment Shares required to be delivered to such Converting Lender under Section 18.1 or Section 18.2, the Outstanding Obligations owed to such Converting Lender that have been converted shall be deemed to have Paid in Full.
Section 18.5    Mergers. Notwithstanding anything to the contrary herein, Ultimate Holdings may not consummate any (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination or similar transaction involving Ultimate Holdings, (iii) any sale, lease or other transfer to a third party of the consolidated assets of Ultimate Holdings and Ultimate Holdings' Subsidiaries substantially as an entirety, or (iv) any statutory share exchange (any such event, a "Merger Event") unless the resulting, surviving or transferee Person (the "Successor Company"), if not Ultimate Holdings, shall expressly assume all of the obligations of Ultimate Holdings under this Article XVIII; provided, however, that nothing in this Section 18.5 shall be construed to permit any event or transaction otherwise prohibited under this Agreement.
Section 18.6    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
18.6.1    In the case of: any Merger Event as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), at and after the effective time of such Merger Event, (a) the right to convert Outstanding Obligations in Conversion Payment Shares shall be changed into a right to convert such Outstanding Obligations into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that holders of shares of Common Stock are entitled to receive (the "Reference Property," with each "unit of Reference Property" meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and (b) unless context requires otherwise, all references to "Common Stock" hereunder shall be deemed references to the Reference Property. At and after the effective time of any such Merger Event, any shares of Common Stock that Ultimate Holdings would have been required to deliver upon conversion of the Outstanding Obligations under Article XVIII shall instead be deliverable in Reference Property.
18.6.2    If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Outstanding Obligations will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.
18.6.3    If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets of a Person other than Ultimate Holdings or the successor or purchasing corporation (excluding, for the avoidance of doubt, cash paid by such surviving company, successor or purchaser corporation, as the case may be, in such Merger Event), then such other Person shall execute such documentation with respect to the conversion of Outstanding Obligations as the Lenders and Ultimate Holdings in good faith determine to be commercially reasonable. The definitive agreement with respect to any Merger Event shall include such additional provisions as are reasonably necessary to protect the conversion rights of the Lenders under this Article XVIII.
18.6.4    If the Successor Issuer (if not Ultimate Holdings) following a Merger Event is a Public Issuer, such Successor Issuer shall grant to each Lender registration rights (to be effective upon such Lender becoming a Converting Lender) that are no less favorable to such Lender than any registration rights granted to any other Person in connection with such Merger Event. If the Successor Issuer (if not Ultimate Holdings) following a Merger Event is not a Public Issuer, such Successor Issuer shall grant each Lender registration rights (to be effective upon such Lender becoming a Converting Lender) that are no less favorable to such Lender than any registration rights granted in connection with such Merger Event to any other holder of the shares; provided that in no event shall such registration rights be less favorable to any Lender than the registration rights set forth in any Registration Rights Agreement then in effect. Following the consummation of any Merger Event in which Ultimate Holdings is not the Successor Issuer, all references in this Article XVIII to Ultimate Holdings shall be deemed replaced with references to the Successor Issuer.
18.6.5    Ultimate Holdings shall provide written notice of any Merger Event to the Lenders as promptly as practicable after the public announcement thereof.
18.6.6    Ultimate Holdings shall not become a party to any Merger Event unless its terms are consistent with this Section 18.6 and this Section 18.6 shall similarly apply to successive Merger Events.
Section 18.7    Delivery of Conversion Payment Shares. Ultimate Holdings shall deliver any Conversion Payment Shares required to be delivered to a Lender under this Article XVIII no later than the second Business Day immediately following the Applicable Conversion Date. The Conversion Payment Shares will be issued in book-entry form and issued and delivered to the transfer agent for Ultimate Holdings and identified by restricted legends identifying the Conversion Payment Shares as restricted securities. A Converting Lender shall be deemed to be the holder of record of such Conversion Payment Shares as of 5:00 p.m. (New York City time) on the date the Conversion Payment Shares are issued and delivered to the Converting Lender.
Section 18.8    Reservation of Shares; Listing. Ultimate Holdings shall, as of the applicable Closing Date, authorize and reserve 2,098,545 shares of Common Stock for issuance upon conversion of Outstanding Obligations as Conversion Payment Shares and shall at all times keep reserved a sufficient number of shares of Common Stock to satisfy the conversion of all Outstanding Obligations (after taking into account the Conversion Cap, to the extent then applicable) based on an Applicable Price determined as if the last calendar day of the preceding calendar quarter was an Applicable Conversion Date. No later than the Business Day immediately following any Applicable Conversion Date, Ultimate Holdings shall take all action necessary, including amending its governing documents, to authorize and reserve sufficient Conversion Payment Shares such that (a) all Conversion Payment Shares required to be delivered by Ultimate Holdings in connection with such Applicable Conversion Date (1) shall be duly and validly authorized, reserved and available for issuance on or prior to the date such Conversion Payment Shares are delivered to any Converting Lender in accordance with Section 18.4 and (2) shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable securities laws and (b) the issuance of such Conversion Payment Shares shall not be subject to any preemptive or similar rights. On or prior to the applicable Closing Date, Ultimate Holdings shall provide notice to the Nasdaq Capital Market with respect to the listing of a number of shares of Common Stock to satisfy the conversion of all Outstanding Obligations (after taking into account the Conversion

Cap, to the extent then applicable). Ultimate Holdings shall use its best efforts to effect and maintain the listing on a Permitted Exchange of its Common Stock.
Section 18.9    Calculations. Ultimate Holdings and any Converting Lenders shall, acting in good faith and in a commercially reasonable manner, jointly determine the number of Conversion Payment Shares with respect to any Conversion; provided that if Ultimate Holdings and such Converting Lenders cannot promptly agree on the number of Conversion Payment Shares with respect to such Conversion then they shall use their good faith efforts to jointly appoint a Calculation Agent to determine such number with respect to such Conversion; provided, further, that any failure to agree or related delay in the calculation of the number of Conversion Payment Shares shall extend the time provided for delivery of the any disputed number of Conversion Payment Shares (but, for the avoidance of doubt, not the number of Conversion Payment Shares not in dispute) until the second Business Day following the determination of the calculation as provided in this Section 18.9, and such extension or delay in payment with respect to the disputed portion of Conversion Payment Shares shall not be deemed a breach of any provision of this Agreement. If Ultimate Holdings and any Converting Lenders are not able to promptly agree on a Calculation Agent with respect to a Conversion, then Ultimate Holdings shall appoint one Calculation Agent and the Converting Lenders shall appoint a second Calculation Agent and such appointed Calculation Agents shall each promptly determine the number of Conversion Payment Shares for such Conversion and the Conversion Payment Shares for such Conversion shall be deemed to be the average of the amounts determined by such Calculation Agents or, if only one Calculation Agent provides a determination of the Conversion Payment Shares prior to the date Conversion Payment Shares are required to be delivered in connection with the relevant Conversion, the number of Conversion Payment Shares determined by such Calculation Agent. Any determination of the Conversion Payment Shares pursuant to the terms of this Section 18.9 shall be final absent manifest error. All calculations under this Article XVIII shall be rounded to the nearest 1/10,000th, with 0.00005 rounded up to 0.0001; provided that the number of Conversion Payment Shares to be delivered to any Converting Lender shall be rounded up the nearest whole number.
Section 18.10    Conversion Information. Ultimate Holdings shall use commercially reasonable efforts to promptly provide any information to any Lender, or any Calculation Agent for purposes of Section 18.9, that such Lender or Calculation Agent determines in good faith to be reasonably necessary to make any calculations under this Article XVIII.
Section 18.11    Taxes. Ultimate Holdings shall pay any and all transfer, stamp and similar Taxes imposed by, or levied by or on behalf of, any governmental authority or agency having the power to tax that may be payable with respect to the issuance and delivery of the Conversion Payment Shares to any Converting Lender in connection with any Conversion. For the avoidance of doubt, Ultimate Holdings shall not be responsible for any such transfer, stamp and similar Taxes that may be payable with respect to the issuance and delivery of the Conversion Payment Shares to any Person that is not the Converting Lender, including any nominee, assignee or transferee of the Converting Lender, if such Taxes would not have been imposed or be payable had the Conversion Payment Shares been issued in the name of the Converting Lender.
Section 18.12    Peso Loans. Conversions of Outstanding Obligations hereunder shall be made by reference to the Dollar amount thereof. In the case of any Outstanding Obligations denominated in Pesos, the Dollar amount thereof shall be determined by reference to the Conversion Rate as of the relevant Applicable Conversion Date.
Section 18.13    Additional Definitions. When used in this Article XVIII, the following terms shall have the following meanings:

"Applicable Conversion Date" means, (a) with respect to a conversion by a Lender under Section 18.1, the date such Lender delivered a Maturity Conversion Notice to Ultimate Holdings, (b) with respect to a conversion by a Lender under Section 18.2.1, if the Lender delivered an Offering Conversion Notice to Ultimate Holdings, then the Offering Conversion Date and (c) with respect to a conversion by a Lender under Section 18.2.2, if the Lender delivered an Optional Conversion Notice to Ultimate Holdings, then the applicable Optional Conversion Date.
"Applicable Exchange" means, at any time, the principal United States exchange on which the Common Stock is then listed.
"Applicable Follow-On Offering" means the first underwritten public offering of Common Stock following the initial Closing Date.
"Applicable Follow-On Price" means the price per share of Common Stock paid by the purchasers in the Applicable Follow-On Offering.
"Applicable Price" means, with respect to an Applicable Conversion Date, the Market Value; provided, however, that if the Outstanding Obligations are being converted under Section 18.2.1, then the "Applicable Price" with respect to a Conversion under Section 18.2.1 shall be the "Applicable Follow-On Price," provided that Ultimate Holdings has received from the Applicable Exchange an interpretation of the applicable listing standards of the Applicable Exchange indicating that conversion at the Applicable Follow-On Price would not require shareholder approval (and Ultimate Holdings shall seek such interpretation as promptly as is commercially reasonable after the initial Closing Date); and provided further that notwithstanding anything to the contrary, a Converting Lender and Ultimate Holdings may agree in writing to use any Applicable Price with respect to any Conversion by such Converting Lender, subject to compliance with any Requirement of Law, including the rules and regulations of the Applicable Exchange. Following any Merger Event pursuant to which the Outstanding Obligations become convertible into Reference Property, the Applicable Price will be with respect to one unit of Reference Property.
"Calculation Agent" means a leading international financial institution that is not an Affiliate of Ultimate Holdings or any Lender.
"Common Stock" means Class A Common Stock, $0.0001 par value per share, of Ultimate Holdings.
"Conversion" means the exercise of a conversion right under Section 18.1 or Section 18.2 by any Lender.
"Conversion Cap" means 2,098,545 shares of Common Stock.
"Conversion Payment Shares" means, with respect to any Conversion by a Lender, a number of shares of Common Stock equal to the portion of such Lender's Outstanding Obligations being converted divided by the Applicable Price with respect to the relevant Applicable Conversion Date. Following any Merger Event pursuant to which the Outstanding Obligations become convertible into Reference Property, each Conversion Payment Share will be deemed replaced with one unit of Reference Property.
"Converting Lender" means, with respect to any conversion of Outstanding Obligations, the Lender that has elected to convert under Section 18.1 or Section 18.2.

"Market Disruption Event" means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on any U.S. exchange relating to the Common Stock.
"Market Value" means the consolidated closing bid price of one share of Common Stock as of 4:00 p.m., New York City time, on the Trading Day immediately preceding the Applicable Conversion Date, as provided by the Nasdaq representative for Ultimate Holdings at the Nasdaq Market Intelligence Desk (or such similar definition of the Applicable Exchange).
"Optional Conversion Date" means, with respect to a Lender, the date specified as such for purposes of Section 18.2 by Ultimate Holdings in a written notice to such Lender.
"Outstanding Obligations" means the then-outstanding aggregate principal amounts of the Loans (including any interest previously capitalized and added to principal), together with any accrued interest to, but excluding, the Applicable Conversion Date.
"Permitted Exchange" means the New York Stock Exchange, NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors).
"Public Issuer" means a Successor Issuer in a Merger Event a class of whose common stock or equivalent Equity Interests is listed or admitted for trading on a Permitted Exchange.
"Requisite Shareholder Approval" means advance shareholder approval with respect to the issuance of Conversion Payment Shares upon conversion of the Outstanding Obligations (a) in excess of the limitations imposed by the Conversion Cap, (b) to any officer, director (including any director that is an Affiliate of a Lender), employee or consultant for issuances that would constitute a discounted issuance of Common Stock pursuant to Rule 5635(c) of the Nasdaq Stock Market or (c) to any Lender to the extent such issuance would constitute a change of control pursuant to Rule 5635(b) of the Nasdaq Stock Market (or such similar rules of the Applicable Exchange); provided, however, that the applicable Requisite Shareholder Approval will be deemed to be obtained if, due to (A) any amendment or binding change in the interpretation of the applicable listing standards of the Applicable Exchange or (B) the receipt by Ultimate Holdings from the Applicable Exchange of an interpretation of the applicable listing standards of the Applicable Exchange, which states that such shareholder approval is not required for Ultimate Holdings to issue Conversion Payment Shares upon conversion of all Outstanding Obligations.
"Scheduled Trading Day" means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then "Scheduled Trading Day" means a Business Day.
"Successor Issuer" means a Person who is a successor of Ultimate Holdings or a Person who issues common stock or equivalent Equity Interests in any Merger Event in which the shares of the Common Stock are converted into or exchanged for, in whole or in part, common stock or equivalent Equity Interests of such Person.
"Trading Day" means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then "Trading Day" means a Business Day.
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